UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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CISCO SYSTEMS, INC.
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Message from our Chair and Chief Executive Officer

Dear Cisco Stockholders:
On behalf of the Board of Directors, I would like to thank you for your investment and trust in Cisco as we focus on making strategic investments in innovation, executing with urgency to capture the opportunities ahead, and driving durable, profitable growth.
Fiscal 2025 represented a defining moment in Cisco’s history. Against the backdrop of a complex environment, we delivered strong financial results and completed the successful integration of Splunk, while delivering world-class innovation at unprecedented speed. Our teams executed with precision, further deepening relationships with customers and partners, while positioning Cisco at the heart of the most significant technology transition of our lifetime – Artificial Intelligence.
Having refreshed almost our entire product portfolio with industry-leading networking systems powered by Cisco Silicon One, AI-native security solutions, and software operating systems, I am incredibly proud of our accomplishments and more confident than ever in our ability to provide the critical infrastructure needed for the AI era.
We delivered $56.7 billion in revenue in fiscal 2025, up 5% year-over-year, and, with subscriptions making up more than half of our revenue and helping to fuel our profitability, we also delivered strong margins and earnings per share. The profitable growth of our business continues to produce strong cash flows, enabling us to return significant value to you. In fiscal 2025, we returned a total of $12.4 billion through dividends and share repurchases, representing 94% of our free cash flow(1). We also delivered solid growth in annualized recurring revenue and remaining performance obligations in fiscal 2025, providing a strong foundation for our future performance.
I invite you to read more about our financial performance in our 2025 Annual Report and to learn more about how we continue to pursue our Purpose—to Power an Inclusive Future for All—by visiting our Purpose Reporting Hub(2) on our website. We remain committed to engaging with our stockholders to gain valuable input on our strategy, compensation, sustainability, and governance practices. In fiscal 2025, we engaged with stockholders representing approximately 61% of Cisco’s shares outstanding at the end of fiscal year.
It is a tremendous honor to lead this company and serve as Chair of the Board. I look forward to your participation in our 2025 Annual Meeting of Stockholders and encourage you to vote your shares by proxy and submit your questions ahead of this meeting.
Sincerely,
Chuck Robbins
Chair and Chief Executive Officer
October 28, 2025

You are cordially invited to participate in the Annual Meeting of Stockholders of Cisco Systems, Inc., which will be held online on Tuesday, December 16, 2025 at 8:00 a.m. Pacific Time.

Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Stockholders and the Proxy Statement. You will find a Proxy Summary starting on the first page of the Proxy Statement.

(1)    See the Appendix for a definition of this non-GAAP measure and a reconciliation to its most directly comparable GAAP financial measure.
(2)    The content of the Purpose Report, our Purpose Reporting Hub, and related supplemental information are not incorporated by reference into this proxy statement or in any other report or document we file with the SEC.

Notice of Annual Meeting of Stockholders

Date & Time December 16, 2025 8:00 a.m. Pacific Time Record Date October 17, 2025	Virtual Attendance Instructions Attend the annual meeting online, including to vote and submit questions, at: www.virtualshareholdermeeting.com/CSCO2025

Electronic Delivery
If you would like to help reduce the costs incurred by our company in mailing proxy materials, please consent for electronic delivery of our proxy materials by signing up at www.proxyvote.com or scan the QR code.

Items of Business

●To elect to Cisco’s Board of Directors the following nine nominees presented by the Board: Michael D. Capellas, Mark Garrett, John D. Harris II, Dr. Kristina M. Johnson, Sarah Rae Murphy, Charles H. Robbins, Daniel H. Schulman, Marianna Tessel, and Kevin Weil

●To approve the amendment and restatement of the Cisco Systems, Inc. 2005 Stock Incentive Plan

●To vote on a non-binding advisory resolution to approve executive compensation

●To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2026

●To vote upon a proposal submitted by a stockholder, if properly presented at the annual meeting

●To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements

Virtual Annual Meeting
●We are pleased to provide stockholders with the opportunity to participate in the annual meeting online to facilitate stockholder attendance and to provide a consistent experience to all stockholders regardless of location.
●To participate in the virtual-only annual meeting, including to vote or submit questions, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CSCO2025, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website.
●If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.virtualshareholdermeeting.com/CSCO2025 website and it does not include a 16‑digit control number, you should contact your bank, broker, or other nominee to obtain a “legal proxy” in order to be able to attend, participate in, and vote at the annual meeting.
●Additional information regarding the virtual annual meeting can be found in the “Other Important Information About the Meeting” section on page 92.
Proxy Voting
Whether or not you participate in the annual meeting, it is important that your shares be part of the voting process. Please refer to the section entitled “Other Important Information About the Meeting” on page 92 of the Proxy Statement for a detailed description of how to vote in advance of the meeting.
Mailing Address of Corporate Headquarters
170 West Tasman Drive, San Jose, California 95134
By Order of the Board of Directors

Evan Sloves
Secretary
October 28, 2025

i	Cisco 2025 Proxy Statement

Proxy Summary

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a Delaware corporation, for the Annual Meeting of Stockholders to be held on December 16, 2025, and at any adjournments or postponements of such meeting. These proxy materials were first sent on or about October 28, 2025 to stockholders entitled to vote at the annual meeting.
This summary highlights selected information about the items to be voted on at the annual meeting and information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider in deciding how to vote, and you should read the entire Proxy Statement carefully before voting. For more complete information about these topics, please review our Annual Report on Form 10-K and the entire Proxy Statement. The information contained on cisco.com or any other website referred to in this Proxy Statement is provided for reference only and is not incorporated by reference into this Proxy Statement.
Participating in the Annual Meeting

Date and Time Tuesday, December 16, 2025 8:00 a.m. Pacific Time	Record Date October 17, 2025

Place
Attend the annual meeting online at www.virtualshareholdermeeting.com/CSCO2025 using the 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form. We encourage you to join 15 minutes before the start time.

Voting
Vote online before the annual meeting at www.proxyvote.com or attend the meeting virtually and follow the instructions on the website. For additional information regarding voting, see the section entitled “Other Important Information About the Meeting” on page 92 of this Proxy Statement.

Question and Answer Session Submit questions before the annual meeting at www.proxyvote.com after logging in with your Control Number or you can submit questions during the meeting.
Technical Difficulties
If you have difficulty accessing the annual meeting, please call the technical support telephone numbers referenced on the login page of www.virtualshareholdermeeting.com/CSCO2025.

Proxy Summary	1

Annual Meeting Proposals

Election of Directors

The Board recommends a vote FOR each director nominee	See page 17

Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan

The Board recommends a vote FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan	See page 28

Advisory Vote to Approve Executive Compensation

The Board recommends a vote FOR the non-binding advisory resolution to approve executive compensation	See page 38

Ratification of Independent Registered Public Accounting Firm

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the first year ending July 25, 2026	See page 86

Stockholder Proposal

The Board recommends a vote AGAINST the proposal submitted by a stockholder	See page 90
Business Overview
Cisco designs and sells a broad range of technologies that help to power, secure, and draw insights from the Internet. We are incorporating artificial intelligence (AI) into our product portfolios across networking, security, collaboration and observability as well as integrating our products more tightly together. We are simplifying how our technology is delivered, managed and optimized and helping customers maximize the business value of their technology investments.
In today's digital-first world, businesses and organizations globally are deploying technology to pursue their strategic objectives, from accelerating growth to enhancing operational efficiency and fostering innovation. Our strategy is to securely connect everything to make those desired outcomes possible. Our customers have three key priorities in this dynamic environment: (i) to build modern infrastructure; (ii) to protect against the cyber threats of today and tomorrow; and (iii) to harness the power of AI and data. Cisco is at the forefront of this evolution, developing innovative solutions that leverage advanced AI to deliver more valuable outcomes for our customers.

2	Cisco 2025 Proxy Statement

Governance and Board Highlights
Cisco’s Board is composed of skilled and diverse directors. The Board has established robust corporate governance practices and policies. In particular, the Board believes strongly in the value of an independent board of directors. Cisco has established a Lead Independent Director role with broad authority and responsibility, which is currently held by Mr. Capellas. See the “Governance and Board Matters” section in this Proxy Statement for more information, including:
    Our corporate governance policies, guidelines, and practices and where you can find key information regarding our corporate governance initiatives;
    Our balanced Board leadership structure and qualifications, including a robust Lead Independent Director role;
    Our initiatives related to Cisco’s Purpose to Power an Inclusive Future for All; and
    Our fiscal 2025 stockholder engagement program, where we engaged with stockholders representing approximately 61% of shares outstanding at the end of the fiscal year, including 30% of our top 30 stockholders.
Board Skills and Attributes
The below chart summarizes key qualifications, skills and attributes for our director nominees.

Proxy Summary	3

Board of Directors Overview

				Committees
	Age	Director Since	Independent	Audit	Comp & Mgmt Dev	Nom & Gov	Public Policy

Wesley G. Bush* Former Chair and Chief Executive Officer, Northrop Grumman Corporation	64	2019

Michael D. Capellas LEAD INDEPENDENT DIRECTOR Founder and Chief Executive Officer, Capellas Strategic Partners	71	2006

Mark Garrett Former Chief Financial Officer, Adobe Systems Incorporated	67	2018

John D. Harris II Former Vice President of Business Development, Raytheon Company	64	2021

Dr. Kristina M. Johnson Former President, The Ohio State University	68	2012

Sarah Rae Murphy Former Chief Procurement Officer and Senior Vice President of Global Sourcing, United Airlines Holdings, Inc.	42	2022

Charles H. Robbins CHAIR Chief Executive Officer, Cisco	59	2015

Daniel H. Schulman Chief Executive Officer, Verizon Communications Inc.	67	2023

Marianna Tessel Executive Vice President and General Manager, Small Business Group, Intuit Inc.	57	2021

Kevin Weil Vice President, OpenAI for Science, OpenAI	42	2025

Key to Abbreviated Committees	Comp & Mgmt Dev	Compensation and Management Development Committee	Member
	Nom & Gov	Nomination and Governance Committee	Chair
*    In October 2025, Mr. Bush notified the Board of his decision to not stand for re-election at the 2025 Annual Meeting. Mr. Bush intends to serve on the Board until the 2025 Annual Meeting.

4	Cisco 2025 Proxy Statement

Executive Compensation Highlights
Our pay practices align with our pay-for-performance philosophy and underscore our commitment to sound compensation and governance practices.
    Compensation philosophy designed to attract and retain, motivate performance, and reward achievement
    Performance measures aligned with stockholder interests
    Majority of annual total direct compensation (“TDC”) is performance-based
    No dividends paid or dividend equivalents settled on unvested awards

    Independent compensation committee
    Independent compensation consultant
    Comprehensive annual compensation program risk assessment
    Annual compensation peer group review
    Caps on incentive compensation
    Performance on specific initiatives considered in the variable cash incentive program for executive officers
    None of our executive officers have employment, severance or change in control agreements
    Stock ownership guidelines and holding requirements
    Recoupment (“Clawback”) policy
    Limited perquisites
    No single-trigger vesting of equity award grants
    No stock option repricing or cash-out of underwater equity awards
    No supplemental executive retirement plan or executive defined benefit pension plan
    No golden parachute tax gross-ups
    Broad anti-pledging and anti-hedging policies

Proxy Summary	5

Governance and Board Matters

Corporate Governance
Policies, Guidelines, and Practices
Cisco is committed to stockholder-friendly corporate governance. The Board of Directors has adopted clear corporate policies that promote excellence in corporate governance. We have adopted policies, guidelines, and practices that are consistent with our commitment to transparency and best-in-class practices, as well as to ensure compliance with the rules and regulations of the Securities and Exchange Commission (“SEC”), the listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”), and applicable corporate governance requirements. Key information regarding our corporate governance initiatives can be found in the Governance section of our Investor Relations website at investor.cisco.com which also includes our corporate governance guidelines, our Code of Business Conduct (“COBC”), and the charter for each Board committee.
Key Corporate Governance Policies, Guidelines, and Practices
    Annual elections of directors since our initial public offering
    Majority voting for uncontested elections of directors
    Majority of our Board is independent of Cisco
    A robust Lead Independent Director role with broad authority and responsibility
    Independent members of the Board meet regularly without the presence of management
    Stockholders may recommend a director nominee to our Nomination and Governance Committee
    Stockholders that meet eligibility requirements may submit director candidates for election in our proxy statement through our proxy access bylaw provision
    Stockholders have the right to take action by written consent
    Stockholders owning 10% of the outstanding shares of our common stock have the right to call a special meeting
    No poison pill
    All members of key committees of our Board – the Audit Committee, the Compensation and Management Development Committee (the “Compensation Committee”), and the Nomination and Governance Committee – are independent
    Charters of each Board committee clearly establish the committees’ respective roles and responsibilities
    We have a clear COBC that is monitored by our ethics office and is annually affirmed by our employees
    Our ethics office has a hotline available to all employees
    Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters
    We have adopted a code of ethics that applies to our principal executive officer and all members of our finance department, including the principal financial officer and principal accounting officer
    Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to our Audit Committee
    A compensation recoupment (“clawback”) policy that applies to our executive officers
    Stock ownership guidelines and holding requirements for our non-employee directors and executive officers

6	Cisco 2025 Proxy Statement

Insider Trading Arrangements and Policies
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an Insider Trading Policy governing transactions in our securities by our directors, employees, contractors, consultants and other personnel providing services to Cisco, as well as by Cisco itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended July 26, 2025.
Public Policy Engagements
Information about our public policy engagement approach, including our policy priorities, our limitations relating to public policy-related activities, and the manner in which we disclose our public policy efforts (including annual payments to trade associations and political action committee contributions), is disclosed on our public website at https://www.cisco.com/c/en/us/about/government-affairs.html. In part as a result of proactive engagement with our stockholders, we regularly review and update this web page.
Stockholder Engagement
At Cisco, we recognize the importance of regular and transparent communication with our stockholders. Each year, we continually engage with a significant portion of stockholders that include our top institutional investors. In fiscal 2025, Cisco engaged in outreach with investors representing approximately 61% of shares outstanding at the end of the fiscal year, and of those investors, either our Chair and Chief Executive Officer (“CEO”), the chair of our Compensation Committee, Secretary, and/or our Investor Relations team held meetings, conference calls and/or corresponded with investors representing approximately 28% of our outstanding shares at the end of the fiscal year, including 30% of our 30 largest stockholders. We engaged with these stockholders on a variety of topics, including our business and long-term strategy, corporate governance and risk management practices, board leadership, corporate responsibility initiatives, our executive compensation program, and other matters of stockholder interest.
Board of Directors
Our Board is committed to strong corporate governance structures and practices that help Cisco build long-term stockholder value. Our Board believes strongly in the value of an independent board of directors and has established a Lead Independent Director role with broad authority and responsibility, as described further below. Additionally, our Board is composed of skilled and diverse directors.
Board Leadership Structure
Board Independence
Our Board believes strongly in the value of an independent board of directors. Other than Mr. Robbins, our CEO, all members of our Board are independent. Independent Board members have consistently comprised over 75% of the members of our Board. Additionally, all members of our Board committees, including the Audit Committee, the Compensation Committee and the Nomination and Governance Committee, are independent. The independent members of the Board also meet regularly during executive sessions of the Board without management present, and the Lead Independent Director chairs those sessions. Mr. Capellas currently serves as Lead Independent Director, and Mr. Robbins currently serves as Board Chair and CEO.
Board Chair
The Board believes it should maintain flexibility to determine the Board leadership structure from time to time. Our policies do not preclude our CEO from also serving as Board Chair. For instance, Mr. Robbins, our CEO, currently serves as Board Chair. The Board believes our current leadership structure, which includes a strong Lead Independent Director, provides appropriate balance and currently is in the best interest of Cisco and our stockholders. The broad authority and oversight given to the Lead Independent Director role, as described in detail below, helps ensure a strong independent and active Board. Additionally, Mr. Robbins’ demonstrated leadership during his tenure at Cisco, and his ability to speak as both Board Chair and CEO, provides a strong unified leadership for Cisco.

Governance and Board Matters	7

Lead Independent Director
The Lead Independent Director is elected by and from the independent directors. Each term of service for the Lead Independent Director position is one year, and the Lead Independent Director has the following responsibilities:
●Authority to call meetings of the independent directors
●Presides at all meetings of the Board at which the Board Chair is not present, including executive sessions of the independent directors (during which Cisco’s strategy is reviewed and other topics are discussed)
●Serves as principal liaison between the independent directors and the Chair and CEO
●Communicates from time to time with the Chair and CEO and disseminates information to the rest of the Board as appropriate
●Provides leadership to the Board if circumstances arise in which the role of the Board Chair may be, or may be perceived to be, in conflict
●Reviews and approves agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items, and information provided to the Board (including the quality, quantity, and timeliness of such information)
●Being available, as appropriate, for consultation and direct communication with major stockholders and other stakeholders
●Presides over the annual performance evaluation of the Board, including the performance evaluation of each Board committee and individual Board members
●Facilitates the Board’s performance evaluation of the CEO in conjunction with the Compensation Committee
In connection with Mr. Capellas’ appointment as Lead Independent Director, the Board considered his demonstrated leadership during his tenure as a member of the Board, and also his leadership during his tenure as chair of the Nomination and Governance Committee, and as chair of former standing committees, including the Acquisition Committee and the Finance Committee, and believes his ability to act as a strong Lead Independent Director provides balance in Cisco’s leadership structure and is in the best interest of Cisco and its stockholders.
Board Committees and Meetings
Cisco currently has four standing committees: the Audit Committee, the Compensation Committee, the Nomination and Governance Committee, and the Public Policy Committee. Each of the standing committees has a written charter approved by the Board. A copy of each charter can be found on the “Committees” web page, which is located in the Corporate Governance section of our Investor Relations website at investor.cisco.com.
During fiscal 2025, the Board held six meetings. During this period, all of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the committees of the Board on which each such director served, during the period for which such director served. Cisco’s directors are strongly encouraged to attend the annual meeting. Nine of Cisco’s directors who were then serving on the Board attended last year’s annual meeting.

8	Cisco 2025 Proxy Statement

Audit Committee 12 Meetings

	Mark Garrett (Chair)	John D. Harris II	Sarah Rae Murphy
Responsibilities and Duties Include:
●Directly responsible for the appointment, determination of the compensation for, retention, and oversight of the performance of the independent registered public accounting firm
●Reviews the financial information which will be provided to stockholders and others, including the quarterly and year-end financial results
●Reviews the system of internal controls which management and the Board have established
●Reviews the financial and risk management policies (including cybersecurity and data protection, insurance, currency, interest rate and equity risk management policies and programs)
●Reviews policies and programs for addressing cybersecurity and data protection
●Oversees accounting and financial reporting processes and the audits of Cisco's financial statements
●Pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm
●Reviews the hiring policies for any employees or former employees of the independent registered public accounting firm
●Oversees and reviews related party transactions
●Establishes procedures for the receipt, retention, and treatment of complaints received by Cisco regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters
●Reviews annually the responsibilities and activities for the prior and upcoming fiscal year of each of our internal audit and compliance functions, including the internal audit charter, risk-based internal audit plan, and the audit functions’ budget and staffing
●Reviews activities related to coordinating, developing, and maintaining our enterprise risk management program
●Meets separately in periodic executive sessions with each of management, the head of our internal audit function, and the independent registered public accounting firm
●Reviews and approves the global investment policy
●Reviews Cisco's capital structure and capital allocation strategy, including dividends and the stock repurchase program
●Reports to the Board on a regular basis on the major events covered by the Audit Committee and makes recommendations to the Board and management concerning these matters
Composition of the Committee
●Each member of this committee has been determined by the Board to be an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act")
●Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable Nasdaq listing standards
The members of the Audit Committee during fiscal 2025 were: Mark Garrett (Chair), John D. Harris II, and Sarah Rae Murphy for all of fiscal 2025; and Ekta-Singh Bushell, a former Board member, until December 2024.

Governance and Board Matters	9

Compensation and Management Development Committee 5 Meetings

	Daniel H. Schulman (Chair)	Dr. Kristina M. Johnson	Marianna Tessel

Responsibilities and Duties Include:
●Reviews, annually, and approves corporate goals and objectives relevant to executive compensation and evaluates performance in light of those goals
●Reviews and approves our compensation to executive officers
●Approves any perquisites, cash payments and other compensation and benefit arrangements to executive officers
●Reviews matters related to management performance, compensation and succession planning, including review and approval of CEO succession planning
●Reviews and oversees the development and implementation of our practices, strategies, and policies used for recruiting, managing, and developing employees (i.e., human capital management)
●Reviews annually and approves our compensation strategy to help ensure that it promotes stockholder interests and supports our strategic and tactical objectives and that it provides appropriate rewards and incentives for management and employees, including review of compensation-related risk management
Composition of the Committee
●Each member of this committee is an independent director under applicable Nasdaq listing standards, including the additional independence requirements specific to compensation committee membership
●Each member of this committee is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act
The members of the Compensation Committee during fiscal 2025 were: Wesley G. Bush, John D. Harris II, Dr. Kristina M. Johnson, and Daniel H. Schulman (Chair). In August 2025, Mr. Bush and Mr. Harris left the Compensation Committee and Ms. Tessel joined the Compensation Committee.
Executive Compensation
For fiscal 2025, the Compensation Committee performed the above oversight responsibilities and duties by, among other things, conducting an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. For additional information regarding the Compensation Committee’s risk management review, see the “Executive Compensation Governance Components” section of the Compensation Discussion and Analysis (“CD&A”).
The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers. During fiscal 2025, the Compensation Committee retained Exequity LLP (“Exequity”) as its independent compensation consultant to help the Compensation Committee establish and implement its compensation philosophy, to evaluate compensation proposals recommended by management, and to provide advice and recommendations on competitive market practices and specific compensation decisions for executive officers. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO and the People and Communities organization present compensation and benefit proposals to the Compensation Committee. Exequity worked directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and did not undertake projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. During fiscal 2025, Exequity performed no other consulting or other services for Cisco management and did not undertake any projects for management. For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Committee Matters – Executive Compensation – CD&A” section in this Proxy Statement.

10	Cisco 2025 Proxy Statement

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was, at any time during fiscal 2025 or at any other time, an officer or employee of Cisco, and no member had any relationship with Cisco requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of Cisco has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal 2025.

Nomination and Governance Committee 7 Meetings

	Michael D. Capellas (Chair)	Mark Garrett	Daniel H. Schulman
Responsibilities and Duties Include:
●Oversees, reviews, and makes periodic recommendations concerning our corporate governance policies
●Reviews and assesses director independence
●Makes recommendations regarding the size, structure and composition of the Board and its committees
●Oversees the annual Board performance evaluation process
●Recommends candidates for election to the Board
●Reviews and recommends compensation for non-employee members of the Board
●Reviews acquisition strategies with management and approve acquisitions or investments up to $2 billion per transaction in cash, stock, or a combination thereof
Composition of the Committee
●Each member of this committee is an independent director under applicable Nasdaq listing standards
The members of the Nomination and Governance Committee during fiscal 2025 were: Michael D. Capellas (Chair), Mark Garrett, and Daniel H. Schulman.
Director Compensation
Cisco’s director compensation program is designed to attract and retain highly qualified non-employee directors and to address the time, effort, expertise, and accountability required of active board membership. In connection with reviewing and recommending compensation for non-employee directors, the Nomination and Governance Committee retained Exequity as its independent compensation consultant during fiscal 2025. The Nomination and Governance Committee makes recommendations to the Board regarding compensation for non-employee directors using a process similar to the one used by the Compensation Committee for determining compensation for Cisco’s executive officers. Generally, the Nomination and Governance Committee annually reviews the market practice for non-employee director compensation for companies in Cisco’s peer group (as set forth in the CD&A) in consultation with its independent compensation consultant and assesses whether the total compensation of our non-employee directors and each element of our non-employee director compensation program continues to be competitive with the market for qualified directors, incorporates best practices and aligns the interests of our non-employee directors with the long-term interests of our stockholders.

Governance and Board Matters	11

Director Nominations
Stockholders may recommend a director nominee to Cisco’s Nomination and Governance Committee. In recommending candidates for election to the Board, the Nomination and Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Nomination and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. The Nomination and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. Upon selection of a qualified candidate, the Nomination and Governance Committee recommends the candidate for consideration by the full Board.
For more detailed information on how to recommend a prospective nominee for the Nomination and Governance Committee’s consideration or to submit a nominee for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, see the “Other Important Information About the Meeting – Stockholder Proposals and Nominations for 2026 Annual Meeting of Stockholders” section.

Public Policy Committee 4 Meetings

	Wesley G. Bush (Chair)	Michael D. Capellas	Kevin Weil

Responsibilities and Duties Include:
●Reviews and discusses with management, and brings to the attention of the Board, as appropriate, the initiatives, policies, programs, and strategies relating to public policy matters, including, but not limited to, trade and supply chain policy, legislative and government policy, and AI governance and policy
●Reviews and discusses with management and brings to the attention of the Board, as appropriate, external legislative, regulatory, and public policy developments and trends that could affect our business activities, performance, and reputation
●Reviews, as appropriate, the annual Purpose Report and related matters
●Reviews the outcomes of the Cisco Foundation and Cisco’s charitable giving, and reviews the policies and guidelines for Cisco’s charitable programs
Composition of the Committee
The members of the Public Policy Committee during fiscal 2025 were: Wesley G. Bush (Chair), Michael D. Capellas, and Dr. Kristina M. Johnson for all of fiscal 2025; and Ekta-Singh Bushell, a former Board member, until December 2024. In August 2025, Dr. Johnson left the Public Policy Committee and Mr. Weil joined the Public Policy Committee.
Board’s Role in Strategy
One of the Board’s key responsibilities is overseeing management’s formulation and execution of Cisco’s strategy. Throughout the year, our CEO, the executive leadership team, and other leaders from across the organization provide detailed business and strategy updates to the Board. During these updates, the Board engages with the executive leadership team and other business leaders regarding various topics, including business strategy and initiatives, capital allocation, portfolio updates, the competitive landscape, talent and culture, other matters affecting our long-term strategy (including our environmental impact and human rights implications of Cisco product development and sales), and regulatory developments. Additionally, on an annual basis, the Board reviews and approves Cisco’s financial plan. The Lead Independent Director chairs regularly scheduled executive sessions of the independent directors, without Cisco management present, during which Cisco’s business strategy is reviewed and other topics are discussed.

12	Cisco 2025 Proxy Statement

Board’s Role in Risk Oversight
We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities. Our management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of our risk management. With the oversight of the Board, our management team has implemented practices, processes and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value.
Our management team has implemented an enterprise risk management (“ERM”) program designed to work across the organization to identify, evaluate, govern and manage risks, as well as our response to those risks. This risk assessment process considers the time horizons of identified risks, such that the management of significant risks can be prioritized, in part, based on the timeframe of such risks. Our internal audit function manages the enterprise ERM program and performs an annual risk assessment which is utilized by the ERM program, which is informed by industry trends, benchmarking and third-party professionals. The structure of the ERM program includes both an ERM operating committee consisting of members of senior management, including our Chief Compliance Officer, who reports directly to our Chief Legal Officer, that focuses on risk management-related topics, and an ERM executive committee consisting of members of our executive leadership team.
Our Board directly and through its Audit Committee oversees our financial and risk management policies, including risk management policies and programs related to cybersecurity and data protection, currency, interest rate, equity, and insurance risk, receives regular reports on ERM from the chair of the ERM operating committee. Additionally, the Audit Committee receives regular reports on cybersecurity risks, priorities, and focus areas from our Chief Security and Trust Officer at least four times per year and receives a live presentation from our Chief Security and Trust Officer two or more times per year. As part of its responsibilities and duties, the Audit Committee reviews our policies and programs for addressing data protection, including both privacy and security, including with respect to (a) our products and services, (b) the servers, data centers, networks, systems, and cloud-based services operated or enabled by Cisco, or by third parties upon which Cisco relies, on or through which Cisco’s and third-party data are stored, processed, or can be accessed. Our Board also receives updates from the Audit Committee on its oversight activities and, on occasion, receives updates directly from our Chief Security and Trust Officer. Additionally, the Chief Security and Trust Officer provides more frequent updates to the Board and Audit Committee if necessary due to a cybersecurity threat, incident, or other development. For more information on our oversight of cybersecurity risk, please see Item 1C. “Cybersecurity” in Cisco’s Annual Report on Form 10-K for fiscal 2025, which accompanies this Proxy Statement. The Audit Committee also oversees Cisco’s investment policy and certain other activities of our treasury function.
As part of the overall risk oversight framework, other committees of the Board also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Compensation Committee oversees compensation-related risk management, as discussed in the “Governance and Board Matters – Corporate Governance – Board of Directors – Board Committees and Meetings – Compensation and Management Development Committee” and “Compensation Committee Matters – Executive Compensation – CD&A” sections in this Proxy Statement. Each committee reports regularly to the full Board on its activities. In addition, the Board participates in regular discussions with our executive management on many core subjects, including strategy, operations, information systems, finance, legal and public policy matters, in which risk oversight is an inherent element. The Board believes the leadership structure described in the “Governance and Board Matters – Corporate Governance – Board of Directors – Board Leadership Structure” section facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and working through its committees, including the independent Audit Committee, to proactively participate in the oversight of management’s actions.

Governance and Board Matters	13

Director Nominee Qualifications, Skills and Attributes
The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate our director candidates to serve on the Board. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography in “Governance and Board Matters – Proposal No. 1 – Election of Directors” below describes each nominee’s qualifications and relevant experience in more detail.

	Capellas	Garrett	Harris	Johnson	Murphy	Robbins	Schulman	Tessel	Weil

Leadership

Technology

Financial Experience

Global Business

Sales and Marketing

Academia

Public Company Board Experience

Demographic Background

Gender	M	M	M	F	F	M	M	F	M

Ethnicity	White	White	Black or African American Native American	White	White	White	White	White	White

Board Performance Evaluation Process
The Board recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness. As such, the Board conducts an annual performance evaluation that is intended to determine whether the Board, each of its committees, and individual Board members are functioning effectively, and to provide them with an opportunity to reflect upon and improve processes and effectiveness. This annual performance evaluation is designed to identify any themes or issues that have emerged. The Nomination and Governance Committee oversees this process, which is led by the Lead Independent Director. As part of this process, the Lead Independent Director conducts discussions with Board members to obtain their assessment of the effectiveness and performance of the Board and Board members. The Board considers the results and ways in which its processes and effectiveness may be enhanced.

14	Cisco 2025 Proxy Statement

Board Refreshment
We regularly evaluate the need for Board refreshment. The Nomination and Governance Committee and the Board are focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the shaping of Cisco’s business strategy. In May 2025, the Board appointed Kevin Weil as a director upon the recommendation of the Nomination and Governance Committee. For more information on the skills and experience of Mr. Weil, see “Governance and Board Matters — Proposal No. 1 — Election of Directors.”
As part of its consideration of director succession, the Nomination and Governance Committee from time-to-time reviews, including when considering potential candidates, the appropriate skills and characteristics required of Board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board at that time. Additionally, due to the global and complex nature of our business, the Board believes it is important to include individuals with diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences, and those factors are considered in evaluating board candidates in order to provide practical insights and diverse perspectives.
Cisco’s corporate governance guidelines provide that any non-employee director who has served for a total of 20 years of service will not be re-nominated for election at the next annual meeting of stockholders, absent special circumstances. Further, the corporate governance guidelines provide that the Board will take into consideration the age of any current or prospective Board member whose age would be 72 or older when elected, re-elected, or appointed to the Board and, before nominating or appointing such Board member, the Board will make an affirmative determination that it is in the best interests of Cisco and its stockholders for that individual to serve on the Board. The average tenure of the director nominees is approximately 6.9 years.
The Nomination and Governance Committee and the Board will regularly evaluate the key qualifications, skills and attributes required in order to effectively refresh the Board with engaged and dynamic leaders with a proven business track record who will bring fresh perspectives to the Board while maintaining the productive working dynamics and collegiality of the Board. The brief biographical description of each nominee set forth in the “Governance and Board Matters – Proposal No. 1 – Election of Directors – Business Experience and Qualifications of Nominees” section and the matrix set forth in “Governance and Board Matters – Corporate Governance – Board of Directors – Director Nominee Qualifications, Skills and Attributes” section above include the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board at this time.
Five of our independent director nominees have joined our Board since 2021, representing 63% of our independent Board member nominees.

Governance and Board Matters	15

Stockholder Communications with the Board
Stockholders may communicate with our Board through Cisco’s Secretary by sending an email to bod@cisco.com, or by writing to the following address:
Board of Directors
c/o Evan Sloves, Secretary
Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California 95134
Stockholders also may communicate with the Board’s Compensation Committee through Cisco’s Secretary by sending an email to compensationcommittee@cisco.com, or by writing to the following address:
Compensation and Management Development Committee
c/o Evan Sloves, Secretary
Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California 95134
Cisco’s Secretary will forward all correspondence to the Board or the Compensation Committee, except for spam, junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Cisco’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within Cisco for review and possible response.

16	Cisco 2025 Proxy Statement

Election of Directors

The names of persons who are nominees for director and their current positions and offices with Cisco are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. Each of the current directors, other than Wesley G. Bush, has been nominated for election by the Board upon recommendation by the Nomination and Governance Committee and has decided to stand for election.
In October 2025, Wesley G. Bush notified the Board of his decision to not stand for re-election at the 2025 Annual Meeting. Mr. Bush intends to serve on the Board until the 2025 Annual Meeting. The authorized number of directors is presently ten, and in connection with the election of the directors at the 2025 Annual Meeting, the authorized number of directors is being reduced to nine.
The Board appointed Kevin Weil to the Board in May 2025 upon recommendation of the Nomination and Governance Committee. Mr. Weil was brought to the attention of the Nomination and Governance Committee as a potential candidate by one of Cisco’s independent, non-management directors.

Director Nominees	Positions and Offices Held with Cisco	Age	Director Since	Other Public Company Boards

Michael D. Capellas	Lead Independent Director	71	2006	1

Mark Garrett	Director	67	2018	2

John D. Harris II	Director	64	2021	3

Dr. Kristina M. Johnson	Director	68	2012	2

Sarah Rae Murphy	Director	42	2022	0

Charles H. Robbins	Chair and CEO	59	2015	1

Daniel H. Schulman	Director	67	2023	2

Marianna Tessel	Director	57	2021	0

Kevin Weil	Director	42	2025	0

Governance and Board Matters	17

Business Experience and Qualifications of Nominees

Michael D. Capellas		LEAD INDEPENDENT DIRECTOR

Age: 71 Director Since: 2006 Nomination and Governance (Chair), Public Policy	Other public company directorships ●Cellebrite DI Ltd.	Former public company directorships in the past 5 years ●The Beauty Health Company (ended in 2025) ●Flex Ltd. (ended in 2024) ●Elliott Opportunity II Corp. (ended in 2023)

Business Experience
Mr. Capellas has served as founder and Chief Executive Officer of Capellas Strategic Partners since November 2012. He served as Chair of the Board of VCE Company, LLC (“VCE”) from January 2011 until November 2012 and as Chief Executive Officer of VCE from May 2010 to September 2011. Mr. Capellas was the Chair and Chief Executive Officer of First Data Corporation from September 2007 to March 2010. From November 2002 to January 2006, he served as Chief Executive Officer of MCI, Inc. (“MCI”), previously WorldCom. From November 2002 to March 2004, he was also Chair of the Board of WorldCom, and he continued to serve as a member of the board of directors of MCI until January 2006. Mr. Capellas left MCI as planned in early January 2006 upon its acquisition by Verizon Communications Inc. Previously, Mr. Capellas was President of Hewlett-Packard Company (“Hewlett-Packard”) from May 2002 to November 2002. Before the merger of Hewlett-Packard and Compaq Computer Corporation (“Compaq”) in May 2002, Mr. Capellas was President and Chief Executive Officer of Compaq, a position he had held since July 1999, and Chair of the Board of Compaq, a position he had held since September 2000. Mr. Capellas held earlier positions as Chief Information Officer and Chief Operating Officer of Compaq.
Qualifications
Mr. Capellas brings to the Board experience in executive roles and a background of leading global organizations in the technology industry. Through this experience, he has developed expertise in several valued areas including strategic product development, business development, sales, marketing, and finance. Mr. Capellas also has experience serving as a public company outside director.

18	Cisco 2025 Proxy Statement

Mark Garrett		INDEPENDENT DIRECTOR

Age: 67 Director Since: 2018 Committee Memberships: Audit (Chair), Nomination and Governance	Other public company directorships ●GoDaddy Inc. ●Snowflake Inc.	Former public company directorships in the past 5 years ●NightDragon Acquisition Corp. (ended in 2022) ●Pure Storage, Inc. (ended in 2021)

Business Experience
Mr. Garrett has served as a Senior Advisor at Permira since June 2021. Mr. Garrett served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated from February 2007 to April 2018. From January 2004 to February 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation (“EMC”). From August 2002 to January 2004 and from 1997 to 1999, Mr. Garrett served as Executive Vice President and Chief Financial Officer of Documentum, Inc., including through its acquisition by EMC in December 2003.
Qualifications
Mr. Garrett brings to the Board extensive history of leadership in finance and accounting in the technology industry, including experience in product and business model transition and transformation to the cloud. Mr. Garrett also has experience serving as a public company outside director.

John D. Harris II		INDEPENDENT DIRECTOR

Age: 64 Director Since: 2021 Committee Memberships: Audit	Other public company directorships ●Exxon Mobil Corporation ●Flex Ltd. ●Kyndryl Holdings, Inc.	Former public company directorships in the past 5 years None

Business Experience
Mr. Harris served as Vice President of Business Development of Raytheon Company (“Raytheon”) and Chief Executive Officer of Raytheon International, Inc. from September 2013 to April 2020. Mr. Harris joined Raytheon in 1983 and throughout his career at Raytheon, he held various leadership positions, including serving as General Manager of Raytheon’s Intelligence, Information and Services business, President of Raytheon Technical Services Company, Vice President of Operations and Contracts for Raytheon’s former Electronic Systems business, Vice President of Contracts for Raytheon’s government and defense businesses, and Vice President of Contracts and Supply Chain for Raytheon Company. In 2010, Mr. Harris was honored with the prestigious Black Engineer of the Year Award.
Qualifications
Mr. Harris brings to the Board an extensive history of leadership in sales and marketing, supply chain management, international business and government relations operations functions, including expertise in both technology and manufacturing industries. Mr. Harris also has experience serving as a public company outside director.

Governance and Board Matters	19

Dr. Kristina M. Johnson		INDEPENDENT DIRECTOR

Age: 68 Director Since: 2012 Committee Memberships: Compensation	Other public company directorships ●DuPont de Nemours, Inc. ●Minerals Technologies, Inc.	Former public company directorships in the past 5 years None

Business Experience
Dr. Kristina M. Johnson has held leadership positions in academia, industry and government, including service as Managing Partner of Catalyzer Ventures since May 2025 and as CEO of Johnson Energy Holdings, LLC since May 2024; President of The Ohio State University from September 2020 to May 2023; chancellor of the State University of New York from September 2017 to August 2020; co-founder and CEO of hydropower companies, Enduring Hydro, LLC and Cube Hydro Partners, LLC from 2011 to 2017; Undersecretary of Energy at the U.S. Department of Energy from May 2009 to October 2010; senior vice president and provost at The Johns Hopkins University from 2007 to 2009; and dean of engineering at Duke University from 1999 to 2007. Dr. Johnson’s pioneering work in liquid-crystal on silicon micro-displays, polarization optics and imaging at the University of Colorado Boulder was spun off into several companies, including ColorLink, Inc., which helped create modern 3D movies such as Avatar and hundreds of others. Dr. Johnson was inducted into the National Inventors Hall of Fame, is a member of the National Academy of Engineering and the National Academy of Inventors, has received the John Fritz Medal, widely regarded as the highest award given by the engineering societies, and is a 2025 recipient of the National Medal of Technology and Innovation. Dr. Johnson holds five honorary degrees, and earned her B.S., M.S. and Ph.D. degrees in electrical engineering at Stanford University.
Qualifications
Dr. Johnson brings to the Board an engineering background, as well as expertise in science, technology, business, education and government. In addition, she has leadership and management experience, both in an academic context as chancellor, provost and dean of nationally recognized academic institutions and in a corporate context as a board member of public companies.

Sarah Rae Murphy		INDEPENDENT DIRECTOR

Age: 42 Director Since: 2022 Committee Memberships: Audit	Other public company directorships None	Former public company directorships in the past 5 years None

Business Experience
Ms. Murphy served as Chief Procurement Officer and Senior Vice President, Global Sourcing of United Airlines Holdings, Inc. (“United Airlines”) from October 2021 to May 2022. She held other executive leadership roles at United Airlines including Senior Vice President, United Express from June 2019 to October 2021 and Vice President, Global Operations Strategy, Planning and Design from October 2016 to June 2019. At United Airlines, she previously also held various financial leadership positions including Vice President of Financial Planning and Analysis and leading investor relations. Prior to joining United Airlines in 2006, Ms. Murphy began her career at Merrill Lynch in its investment banking division.
Qualifications
Ms. Murphy brings to the Board broad executive leadership experience in finance, operations and commercial functions in a global business. Her enterprise experience in leading innovation and transformation to enhance customer experience adds a valuable perspective to the Board.

20	Cisco 2025 Proxy Statement

Charles H. Robbins		BOARD CHAIR

Age: 59 Director Since: 2015	Other public company directorships ●BlackRock, Inc.	Former public company directorships in the past 5 years None

Business Experience
Mr. Robbins has served as CEO since July 2015, as a member of the Board since May 2015 and as Chair of the Board since December 2017. He joined Cisco in December 1997, from which time until March 2002 he held a number of managerial positions within Cisco’s sales organization. Mr. Robbins was promoted to Vice President in March 2002, assuming leadership of Cisco’s U.S. channel sales organization. Additionally, in July 2005 he assumed leadership of Cisco’s Canada channel sales organization. In December 2007, Mr. Robbins was promoted to Senior Vice President, U.S. Commercial, and in August 2009 he was appointed Senior Vice President, U.S. Enterprise, Commercial and Canada. In July 2011, Mr. Robbins was named Senior Vice President, Americas. In October 2012, Mr. Robbins was promoted to Senior Vice President, Worldwide Field Operations, in which position he served until assuming the role of CEO.
Qualifications
Mr. Robbins brings to the Board extensive industry, company and operational experience acquired from having served as Cisco’s CEO since 2015, and prior to that from having led Cisco’s global sales and partner teams. He has a thorough knowledge of Cisco’s segments, technology areas, geographies and competition. He has a proven track record of driving results and played a key role in leading and executing many of Cisco’s investments and strategy shifts to meet its growth initiatives.

Daniel H. Schulman		INDEPENDENT DIRECTOR

Age: 67 Director Since: 2023 Committee Memberships: Compensation (Chair), Nomination and Governance	Other public company directorships ●Lazard, Inc. ●Verizon Communications Inc.	Former public company directorships in the past 5 years ●PayPal Holdings, Inc. (ended in 2023)

Business Experience
Mr. Schulman has served as Chief Executive Officer of Verizon Communications Inc. (“Verizon”), a global telecommunications company, since October 2025. Prior to joining Verizon, Mr. Schulman served as the President and Chief Executive Officer of PayPal Holdings, Inc. (“PayPal”) from July 2015 to September 2023 and as PayPal’s President and Chief Executive Officer-Designee from September 2014 to July 2015. He also served on PayPal’s Board from July 2015 to December 2023. Prior to PayPal, Mr. Schulman served as Group President, Enterprise Group of American Express Company from August 2010 to August 2014. Mr. Schulman was President, Prepaid Group of Sprint Nextel Corporation from November 2009 to August 2010, and also served in other executive leadership positions at Virgin Mobile USA, Inc., Priceline Group, Inc., and AT&T, Inc.
Qualifications
Mr. Schulman brings to the Board his strong leadership experience driving business transformation in the digital era as well as his deep experience in technology and strategic planning. Mr. Schulman also has experience serving as a public company outside director.

Governance and Board Matters	21

Marianna Tessel		INDEPENDENT DIRECTOR

Age: 57 Director Since: 2021 Committee Memberships: Compensation	Other public company directorships None	Former public company directorships in the past 5 years None

Business Experience
Ms. Tessel serves as Executive Vice President and General Manager, Small Business Group of Intuit Inc. (“Intuit”), a financial software company. She joined Intuit in 2017 and served as Intuit’s Executive Vice President and Chief Technology Officer from January 2019 to September 2023. Prior to joining Intuit, Ms. Tessel served as Senior Vice President of Engineering and Executive Vice President of Strategic Development for Docker Inc., a software containerization platform. Ms. Tessel also previously served as Vice President of Engineering with VMware Inc.
Qualifications
Ms. Tessel brings to the Board her deep expertise in enterprise software and a track record delivering software solutions that solve challenges for businesses. She is also a transformational leader in the software technology industry with a strong engineering background.

Kevin Weil		INDEPENDENT DIRECTOR

Age: 42 Director Since: 2025 Committee Memberships: Public Policy	Other public company directorships None	Former public company directorships in the past 5 years None

Business Experience
Mr. Weil serves as Vice President, OpenAI for Science of OpenAI, an AI research and deployment company. Mr. Weil previously served as OpenAI’s Chief Product Officer from June 2024 to October 2025. Prior to joining OpenAI, Mr. Weil served as President, Product & Business at Planet Labs PBC, a public benefit corporation that provides global, daily satellite imagery and geospatial solutions, from April 2021 to May 2024. Mr. Weil also previously served as Vice President of Product at Instagram Inc. (“Instagram”), and then subsequently as Vice President of Product, Novi at Meta Platforms, Inc. (“Meta”) upon Meta’s acquisition of Instagram, from March 2016 to April 2021. Prior to Meta, Mr. Weil was Senior Vice President of Product at Twitter, Inc.
Qualifications
Mr. Weil brings to the Board his deep expertise in AI and product innovation, which the Board believes will add a valuable perspective to help guide Cisco’s strategic initiatives.

22	Cisco 2025 Proxy Statement

Board Composition
Due to the global and complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives.
Below is an overview of our director nominee composition.

11%
Race/Ethnicity
Diversity
89%
African American or Black, and Native American
White

33%
56%
6.9 years
Average Tenure
11%
0-5 years
6-8 years
9+ years

Governance and Board Matters	23

Independent Directors
Upon recommendation of the Nomination and Governance Committee, the Board has affirmatively determined that each member of the Board, other than Mr. Robbins, is independent under the criteria established by Nasdaq for director independence. All members of our Audit, Compensation, and Nomination and Governance committees are independent directors. In addition, upon recommendation of the Nomination and Governance Committee, the Board has determined that the members of the Audit Committee and the members of the Compensation Committee meet the additional independence criteria required for membership on those committees under applicable Nasdaq listing standards.
The Nasdaq criteria include a subjective test and various objective standards, such as the director is not an employee of Cisco. Mr. Robbins is deemed not independent because he is a Cisco employee. The subjective test under Nasdaq criteria for director independence requires that each independent director not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board was made in the context of the objective standards referenced above. In making its independence determinations, the Board generally considers commercial, financial services, charitable, and other transactions, as well as other relationships between Cisco and each director and nominee and his or her family members and affiliated entities. For example, the Nomination and Governance Committee reviewed, for each independent director and nominee, transactions between Cisco and other organizations where such directors serve as executive officers or directors, none of which exceeded 1% of the recipient’s annual revenues during the relevant periods, except as described below.
For each of the independent directors, the Board determined based on the recommendation of the Nomination and Governance Committee that none of the transactions or other relationships exceeded Nasdaq objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board considered certain relationships that did not exceed Nasdaq objective standards but were identified by the Nomination and Governance Committee for further consideration under the subjective test. The Board determined that none of these relationships would interfere with the exercise of independent judgment by the director in carrying out their responsibilities as a director.
The following is a description of the relationships in which a director nominee serves, or served, as an outside board member of other companies and in which payments by or to Cisco exceeded 1% of the recipient’s annual revenues:
●Mr. Harris serves on the board of directors of Flex Ltd. (“Flex”), and Mr. Capellas previously served on the board of directors of Flex until August 2024. Cisco has ordinary course commercial relationships with Flex. Payments by Cisco to Flex exceeded 1% of the annual revenues of Flex in each of Cisco’s past three fiscal years.
Director Compensation
This section provides information regarding the compensation policies for non-employee directors and amounts paid and equity awards granted to these directors in fiscal 2025. Non-employee directors typically do not receive forms of remuneration or benefits other than those described below but are reimbursed for their expenses in attending meetings and other board-related activities. Cisco’s non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors.
Director Compensation Highlights
●Retainer fees for committee service differentiated based on workload
●Emphasis on equity in the overall compensation mix
●Full-value equity grants under a fixed-value annual grant policy with immediate vesting
●Robust stock ownership guidelines set at five times the annual cash retainer to support stockholder alignment
●Flexible deferral provisions to facilitate stock ownership

24	Cisco 2025 Proxy Statement

●Governance limit of $800,000 on the total value of cash and equity compensation that may be paid or granted to a non-employee director each fiscal year allows Cisco to stay within reasonable boundaries of what the market requires
●Each non-employee director is eligible to participate in Cisco’s charitable matching gifts program to the same extent as all Cisco employees. During fiscal 2025, the maximum match amount under this program was $25,000 each calendar year.
Fiscal 2025 Cash Compensation
Our non-employee director cash compensation during fiscal 2025 consisted of the following:
●Annual retainer of $105,000 for each non-employee director.
●Additional annual retainer fee of $75,000 for serving as Lead Independent Director.
●Additional annual retainer fee of $30,000 for serving as chair of the Audit Committee.
●Additional annual retainer fee of $20,000 for serving as chair of the Compensation Committee or as chair of the Nomination and Governance Committee.
●Additional annual retainer fee of $15,000 for serving as chair of the Acquisition Committee or as chair of the Public Policy Committee.
●Additional annual retainer fees for serving as a member of a Board committee:
●$32,000 for serving as a member of the Audit Committee;
●$16,000 for serving as a member of the Compensation Committee, the Acquisition Committee or the Public Policy Committee; and
●$12,000 for serving as a member of the Nomination and Governance Committee.
●These cash fees are paid in quarterly installments in arrears.
A non-employee director may, in lieu of any retainer paid in connection with service on the Board or any committee of the Board, or other cash fees, elect to receive fully vested shares of Cisco common stock, fully vested deferred stock units or a deferred cash payment under the Cisco Systems, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). Dividend equivalents accrue on fully vested deferred stock units and are subject to the same conditions and restrictions as the deferred stock units to which they attach and will settle in shares after the non-employee director leaves the Board. The annual retainers are pro-rated for non-employee directors who are appointed after an annual meeting. Retainers paid in quarterly installments are pro-rated for non-employee directors who join or leave the Board or a committee during the quarterly period based on the portion of the period for which they have served.
Fiscal 2025 Equity Compensation
Non-employee directors receive annual grants under the 2005 Stock Incentive Plan pursuant to an equity grant policy. The 2005 Stock Incentive Plan currently provides that grants to any non-employee director may not exceed 50,000 shares for any fiscal year.
The Board’s policy regarding equity grants for non-employee directors provides for the following:
●An initial equity grant for new non-employee directors consisting of fully vested shares of Cisco common stock with a fair value equal to a pro rata portion of $245,000 based on the portion of the year of the new non-employee director’s board service.
●An annual equity grant for elected non-employee directors consisting of fully vested shares of Cisco common stock with a fair value equal to $245,000.
A non-employee director may elect to receive his or her initial and annual grants in the form of fully vested deferred stock units that are settled in shares after the non-employee director leaves the Board. Dividend equivalents accrue on the fully vested deferred stock units and are subject to the same conditions and restrictions as the deferred stock units to which they attach and will settle in shares after the non-employee director leaves the Board.

Governance and Board Matters	25

Fiscal 2025 Total Director Compensation
The following table provides information as to compensation earned by our non-employee directors during fiscal 2025.
Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Wesley G. Bush	151,587	(3)	244,996	—	396,583
Michael D. Capellas	243,337		244,996	25,000	513,333
Mark Garrett	194,470		244,996	—	439,466
John D. Harris II	152,584		244,996	—	397,580
Dr. Kristina M. Johnson	136,628		244,996	30,750	412,374
Sarah Rae Murphy	152,584		244,996	—	397,580
Daniel H. Schulman	152,584		244,996	—	397,580
Ekta Singh-Bushell(4)	56,516		—	—	56,516
Marianna Tessel	135,630		244,996	—	380,626
Kevin Weil	21,399	(3)	143,568	—	164,967
(1)The amounts in the “Stock Awards” column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), of the shares issued pursuant to the 2005 Stock Incentive Plan.
Each non-employee director who had served as a non-employee director prior to the 2024 Annual Meeting and who was elected at the 2024 Annual Meeting received 4,156 fully vested shares on December 9, 2024. Mr. Bush elected to receive their annual equity award in the form of fully vested deferred stock units.
In connection with his appointment to the board on May 12, 2025, Mr. Weil received an initial pro-rated equity award of 2,328 fully vested shares in the form of deferred stock units.
None of the non-employee directors held any unvested stock awards as of July 26, 2025. No stock options were outstanding or awarded to non-employee directors in fiscal 2025.
(2)Represents the non-employee director’s match under Cisco’s charitable matching gifts program.
(3)Includes the value of fully vested shares of Cisco common stock received in lieu of the non-employee director’s regular cash retainer, additional retainer paid in connection with service on Board committees, or other cash fees, based on the fair market value of the shares on the date any such retainers or cash fees would otherwise have been paid. Based on their prior elections, Mr. Bush and Mr. Weil each received deferred stock units with a value of $151,478 and $21,357, respectively, based on the closing price of Cisco common stock on the date any such retainers or cash fees would otherwise have been paid.
(4)Ms. Singh-Bushell served on the Board of Directors until the 2024 Annual Meeting of Stockholders held on December 9, 2024.
Non-Employee Director Stock Ownership
Our corporate governance guidelines include stock ownership guidelines for non-employee directors. The stock ownership guidelines call for each non-employee director to own shares of Cisco’s common stock having a value equal to at least five times the non-employee director’s regular annual cash retainer, with a five-year period from the date of his or her appointment to attain that ownership level. To facilitate share ownership, in lieu of all or a specified portion of their regular annual cash retainer, any retainer paid in connection with service on any committee of the Board or other cash fees, non-employee directors may elect to receive fully vested shares of Cisco common stock or fully vested deferred stock units that would be settled in shares after the non-employee director leaves the Board, based on the fair market value of the shares on the date any such cash retainer or fee would otherwise be paid. Any shares (or shares subject to deferred stock units) received in lieu of any portion of a cash retainer or fee do not count against the limit on the total number of shares that may be granted to a non-employee director during any fiscal year. The shares issued are granted under the 2005 Stock Incentive Plan.
For information on non-employee director elections to receive fully vested shares (or shares subject to deferred stock units) in lieu of cash with respect to fiscal 2025 cash retainers or fees, please see the table above entitled “Director Compensation” and the accompanying footnotes.

26	Cisco 2025 Proxy Statement

Fiscal 2026 Director Compensation
Using the approach described above under “Board of Directors – Board Committees and Meetings – Director Compensation,” the Nomination and Governance Committee conducted its annual review of the non-employee director compensation program for fiscal 2025 in consultation with its independent compensation consultant, Exequity. In connection with this review, the Nomination and Governance Committee, having been advised by Exequity, recommended modifications to compensation for non-employee directors in order to better align compensation with Cisco’s peer group and maintain the competitive positioning of overall compensation relative to the market. In May 2025, upon the Nomination and Governance Committee’s recommendation, the Board approved the following changes to our non-employee director compensation program, effective on the date of the 2025 Annual Meeting:
●the annual equity grant for elected non-employee directors was increased from $245,000 to $270,000
●the additional annual retainer fee for serving as chair of the Audit Committee was increased from $30,000 to $45,000
●the additional annual retainer fee for serving as chair of the Compensation Committee or as chair of the Nomination and Governance Committee was increased from $20,000 to $35,000
●the additional annual retainer fee for serving as chair of the Public Policy Committee was increased from $15,000 to $30,000
There were no other significant changes to the terms of the compensation for non-employee directors for fiscal 2026, including no changes to vesting, proration, or deferral.
Vote Required
Cisco’s bylaws and corporate governance guidelines provide for a majority voting standard in uncontested elections of directors. The affirmative vote of the holders of a majority of the votes properly cast at the meeting at which a quorum is present is required to elect each of the nominees for director, meaning the number of shares cast “for” a nominee’s election exceeds the number of “against” votes cast against that nominee. The required quorum for a meeting of Cisco stockholders is a majority of the outstanding shares of common stock. Abstentions and broker non-votes are not counted as votes cast for or against such nominee, and stockholders may not cumulate votes in the election of directors.
In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our bylaws and corporate governance guidelines, an incumbent director who fails to receive the required majority vote to be re-elected in an uncontested election shall tender his or her resignation to the Board to be effective on the earlier of 90 days following the certification of the election results or the date on which the Board selects a person to fill the office held by that director.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed herein.

Governance and Board Matters	27

Compensation Committee Matters

Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan

Cisco is requesting that stockholders approve, in its entirety, the Cisco Systems, Inc. 2005 Stock Incentive Plan as amended and restated by the Board of Directors, subject to stockholder approval (the “Amended Stock Plan”). If our stockholders do not approve this proposal, then the Amended Stock Plan will not become effective. A summary of the Amended Stock Plan follows.
General
The Amended Stock Plan that is being submitted to our stockholders for approval increases the number of shares authorized for issuance under the 2005 Stock Incentive Plan by 57,490,000 shares to 928,040,000 shares. Except for this increase, the terms of the 2005 Stock Incentive Plan will remain unchanged. After the amendment and restatement, the Amended Stock Plan will continue to contain the following important corporate governance features:
●No Repricing or Buyout of Underwater Options or Stock Appreciation Rights. Prohibits stock option and stock appreciation right repricing or other exchanges for cash or equity compensation without stockholder consent.
●No Discounted Options and Stock Appreciation Rights. Requires stock options and stock appreciation rights to be granted with an exercise price equal to at least the fair market value of our common stock on the date the award is granted.
●No Evergreen Provision. Avoids the use of “evergreen” share reserve increases and instead requires stockholder approval to increase the share reserve.
●No Liberal Share Counting. Prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or SAR or to satisfy tax withholding requirements.
●No Single Trigger Change in Control. Awards do not accelerate upon a change in control unless the acquiring company does not assume or replace the award.
●Prohibition on Payment of Dividends and Dividend Equivalents on Unvested Awards. Prohibits the payment or settlement of dividends or dividend equivalents with respect to any award until the underlying shares or units vest.
●Limit on non-employee director awards. The aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board with respect to any fiscal year, including awards granted under the 2005 Stock Incentive Plan and cash fees paid by us to such non-employee director, will not exceed $800,000 in total value.
●No Automatic Grants. The 2005 Stock Incentive Plan does not provide for automatic grants to any participant.
●No Tax Gross-ups. The 2005 Stock Incentive Plan does not provide for any tax gross-ups.
●Maximum Term of Options/SARs. The maximum term for options and stock appreciation rights issued under the 2005 Stock Incentive Plan is ten years.
●No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless provided in the applicable award agreement.

28	Cisco 2025 Proxy Statement

Request for Additional Shares, Dilution and Overhang
While the use of long-term incentives in the form of equity awards is an important part of our compensation program, we recognize that stock awards dilute existing stockholders and are mindful of our responsibility to our stockholders to exercise judgment in the grant of equity awards. Our Compensation Committee regularly reviews our long-term incentive program to ensure we balance our employee compensation objectives with our stockholders’ interest in limiting dilution from stock awards.
In order to give Cisco the flexibility to responsibly address its future equity compensation needs, Cisco is requesting that stockholders approve the Amended Stock Plan, which increases the number of shares authorized for issuance under the plan by 57.490 million shares. As of July 26, 2025, there were approximately 100 million shares available for grant under the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan contains a fungible share reserve feature. Under this feature, a distinction is made between the number of shares in the reserve attributable to (i) stock options and stock appreciation rights and (ii) “full value” awards (i.e., stock grants and stock units). Currently, shares granted pursuant to full value awards are counted against authorized shares under the 2005 Stock Incentive Plan on a 1.5-to-1 ratio, the fungible share ratio.
The following table sets forth information regarding outstanding grants as of July 26, 2025 under Cisco’s equity compensation plans, which include the following: (i) equity awards granted under our 2005 Stock Incentive Plan; and (ii) assumed or substituted equity awards in connection with an acquisition. Excluding purchase rights accrued as of July 26, 2025 under the Cisco Systems, Inc. Employee Stock Purchase Plan, we do not have any grants outstanding under any other equity plan. As of July 26, 2025, we had 3.960 billion shares of common stock issued and outstanding. As of August 28, 2025, the fair market value (as defined in the Amended Stock Plan) of a share of Cisco common stock was $69.43.

Equity Plan	Stock Options (# of shares)	Weighted-Average Exercise Price Per Share ($)	Weighted-Average Remaining Contractual Term (in years)	Full Value Awards (# of shares)(1)	Shares Available for Future Grant (# of shares)
2005 Stock Incentive Plan	—	—	—	116,500,235	100,026,176
Assumed Awards(2)	28,684	6.31	2.42	1,068,033	—
Total	28,684	6.31	2.42	117,568,268	100,026,176
(1)Stock units and stock grants are referred to as “Full Value Awards.” The number of shares issuable pursuant to performance-based stock unit awards is based on an assumed target performance, unless performance is otherwise known.
(2)“Assumed Awards” refers to equity awards assumed or substituted for Cisco equity awards in connection with an acquisition.
The Compensation Committee also regularly reviews our historical equity award granting practices, including our share usage rate (commonly referred to as “burn rate”) and equity overhang activity. The following table provides detailed information regarding our burn rate and equity overhang activity (based on total potential award shares) for the last three fiscal years. The effects of our stock repurchase program are included in these calculations.

	Fiscal 2025	Fiscal 2024	Fiscal 2023
Gross Burn Rate(1)	1.77%	1.57%	1.77%
Net Burn Rate(2)	1.52%	1.32%	1.57%
Equity Overhang(3)	6.87%	6.87%	8.11%
(1)“Gross Burn Rate” is calculated as (a) the number of new stock awards granted under the 2005 Stock Incentive Plan (excluding stock awards assumed in acquisitions), divided by (b) the weighted average common shares outstanding of the Company for the fiscal year.
(2)“Net Burn Rate” is calculated as (a) the number of new stock awards granted under the 2005 Stock Incentive Plan (excluding stock awards assumed in acquisitions), net of stock awards cancelled and forfeited under the 2005 Stock Incentive Plan, divided by (b) the weighted average common shares outstanding of the Company for the fiscal year.
(3)“Equity Overhang” is calculated as (a) the number of shares subject to outstanding stock awards (including stock awards assumed in acquisitions) plus the number of shares available for grant under the 2005 Stock Incentive Plan, divided by (b) the number of shares subject to outstanding stock awards (including stock awards assumed in acquisitions), plus the number of shares available for grant under the 2005 Stock Incentive Plan, plus the weighted average common shares outstanding of the Company for the fiscal year.

Compensation Committee Matters	29

When considering the number of additional shares to add to the Amended Stock Plan, the Compensation Committee reviewed, among other things, the potential dilution to Cisco’s current stockholders as measured by burn rate and overhang, projected future share usage and estimated future award forfeitures. The projected future usage of shares for long-term incentive awards under the Amended Stock Plan was reviewed under scenarios based on a variety of assumptions. Based on these assumptions, the 57.490 million shares to be added to the Amended Stock Plan pursuant to this amendment and restatement, in combination with the remaining authorized shares and shares added back to the plan from forfeitures of awards granted under the Amended Stock Plan, is expected to satisfy Cisco’s equity compensation needs through at least the 2027 Annual Meeting. However, while this forecast is based on current assumptions, there can be no guarantee that future events, including changes in future business conditions and Cisco’s stock price, will not require Cisco to grant equity awards more rapidly or slowly than currently expected. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Amended Stock Plan while minimizing stockholder dilution.
The table below shows the number of options and full value awards granted under the 2005 Stock Incentive Plan in each of the last three years as well as the number of performance-based awards that were earned each year.

Fiscal Year	Option Awards Granted	Total Full-Value Awards Granted	Time-Based Full- Value Awards Granted	Performance Based Full-Value Awards Granted(1)	Performance Based Full-Value Awards Earned(2)
2025	—	69,486,006	65,260,550	4,225,456	1,842,980
2024	—	63,419,241	60,808,284	2,610,957	1,762,781
2023	—	72,587,426	70,348,256	2,239,170	1,662,027
(1)Performance-based full-value awards granted at target achievement levels.
(2)Earned performance-based full-value awards reflect the number of performance-based awards that were earned during the applicable year.

30	Cisco 2025 Proxy Statement

Material Features of the Amended Stock Plan
The following is a summary of the material features of the Amended Stock Plan. This summary does not purport to be a complete description of all of the provisions of the Amended Stock Plan and is qualified in its entirety by the Amended Stock Plan. A copy of the Amended Stock Plan has been filed with the SEC with this Proxy Statement and will be sent to stockholders free of charge upon written request to Cisco Systems, Inc., Attention: Investor Relations, 170 West Tasman Drive, San Jose, California 95134.
Purpose of the Amended Stock Plan
The purpose of the Amended Stock Plan is to promote the long-term success of Cisco and the creation of stockholder value by offering employees, consultants and Board members an opportunity to share in such long-term success by acquiring a proprietary interest in Cisco. The Amended Stock Plan seeks to achieve this purpose by providing for discretionary long-term incentive awards in the form of stock units, incentive stock options or nonstatutory stock options, stock grants, and stock appreciation rights (“SARs”).
Share Reserve
The shares issuable under the Amended Stock Plan are authorized but unissued shares of Cisco common stock. The aggregate number of shares reserved for awards under the Amended Stock Plan must not exceed 928,040,000 shares, subject to adjustment in the event of a capitalization event as described below in “Capitalization Adjustments.”
If awards issued under the Amended Stock Plan are forfeited or terminated for any reason before being exercised or settled, then the shares underlying such awards, plus the number of additional shares, if any, that counted against shares available for issuance under the Amended Stock Plan at the time of grant as a result of the application of the fungible share ratio described above, will become available again for issuance under the Amended Stock Plan. SARs will be counted in full against the number of shares available for issuance under the Amended Stock Plan regardless of the number of shares issued upon settlement of the SARs. In the event that withholding tax liabilities arising from an award other than a stock option or SAR are satisfied by the withholding of shares by Cisco, then the shares so withheld, plus the number of additional shares, if any, that counted against the shares available for issuance under the Amended Stock Plan in respect thereof at the time of grant, will again be available for issuance under the Amended Stock Plan. Shares withheld by Cisco to satisfy any tax withholding obligation with respect to a stock option or SAR will not be added to the shares available for issuance under the Amended Stock Plan. Further, shares that are exchanged by a participant or withheld by Cisco as full or partial payment in connection with the exercise or settlement of a stock option or SAR will not be available for subsequent awards under the Amended Stock Plan and shares repurchased on the open market with the proceeds of an option exercise will not be made available again for issuance under the Amended Stock Plan.
The following table provides certain information regarding the share reserve of the Amended Stock Plan:

Shares originally authorized under the 2005 Stock Incentive Plan on November 15, 2005	350 million
Additional shares authorized under the amendment and extension of the 2005 Stock Incentive Plan in 2007	209 million
Additional shares authorized under the amendment of the 2005 Stock Incentive Plan in 2013	135 million
Additional shares authorized under the amendment of the 2005 Stock Incentive Plan in 2020	95.975 million
Additional shares authorized under the amendment of the 2005 Stock Incentive Plan in 2023	80.575 million
Additional shares requested pursuant to this proposal	57.490 million
Shares granted from November 15, 2005 through July 26, 2025 from the 2005 Stock Incentive Plan, less allowable cancellations from the 2005 Stock Incentive Plan and the previous plans	(771) million
Total shares available for grant under the Amended Stock Plan as of July 26, 2025 (inclusive of the shares requested pursuant to this proposal)	157.040 million
Note: As of July 26, 2025, Cisco had under the Amended Stock Plan no outstanding options, approximately 107.7 million shares subject to outstanding RSUs and approximately 8.8 million shares subject to outstanding PRSUs based on an assumed maximum performance, unless performance is otherwise known.

Compensation Committee Matters	31

Plan Limits
No participant in the Amended Stock Plan may be granted awards during any fiscal year in excess of any of the following limits: options covering in excess of 5,000,000 shares; SARs covering in excess of 5,000,000 shares; or stock grants or stock units in the aggregate covering in excess of 5,000,000 shares. The maximum value of stock awards granted during a single fiscal year under the Amended Stock Plan, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $800,000 in total value for any non-employee director, calculating the value of any such awards based on the grant date fair value of such awards under applicable financial accounting standards. Such limit includes the value of any stock awards that are received in lieu of payment of all or a portion of the non-employee director’s regular annual retainer, additional retainer paid in connection with service on any committee of the Board, or other cash fees. For the avoidance of doubt, neither awards granted or compensation paid to a non-employee director for services rendered as an employee or consultant of Cisco nor any amounts paid to a non-employee director as a reimbursement of an expense will count against the foregoing limitation.
Administration
Under the terms of the Amended Stock Plan, the Board or a committee appointed by the Board has the authority to administer the Amended Stock Plan (the “Plan Administrator”). The Compensation Committee has been designated as the Plan Administrator. The Board may, however, at any time terminate the functions of the Compensation Committee and reassume all powers and authority previously delegated to the Compensation Committee.
Subject to the terms of the Amended Stock Plan, the Plan Administrator, among other things, determines the recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of such stock awards. Notwithstanding the foregoing, only the full Board may grant and administer awards under the Amended Stock Plan to non-employee directors.
Eligibility and Types of Awards under the Amended Stock Plan
The Amended Stock Plan permits the granting of stock units, stock options, stock grants, and SARs by the Plan Administrator as further described below. Employees (including employee directors and executive officers) and consultants of Cisco and its subsidiaries and affiliates and non-employee directors of Cisco are eligible to participate in the Amended Stock Plan. Accordingly, each non-employee member of the Board of Directors and each executive officer has an interest in Proposal No. 2. As of July 26, 2025, approximately 86,200 employees (including executive officers) and all consultants are eligible to participate in the Amended Stock Plan. No consultant received an equity award under the 2005 Stock Incentive Plan during fiscal 2025. All non-employee directors (9 persons) are eligible to participate in the Amended Stock Plan.
●Stock Units
The Plan Administrator may award stock units under the Amended Stock Plan. Participants are not required to pay any consideration to Cisco at the time of grant of a stock unit. The number of shares covered by each stock unit award will be determined by the Plan Administrator.
The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. Unless a deferral election is made, when the participant satisfies the vesting conditions of the stock unit award, Cisco will pay the participant cash or shares of Cisco common stock or any combination of both to settle the vested stock units. Conversion of the stock units into cash may be based on the average of the fair market value of a share of Cisco common stock over a series of trading days or on other methods. The holders of stock units have no voting rights. Awards may be granted with or without dividend equivalents, which, prior to distribution, are subject to the same terms and conditions (including, without limitation, any forfeiture conditions) as the stock units to which they relate. Any dividend equivalents awarded with respect to stock units will be settled only if, when and to the extent such stock units vest and are settled. Dividend equivalents payable with respect to stock units that do not vest will be forfeited. Currently, dividend equivalents are only credited on vested deferred stock units.

32	Cisco 2025 Proxy Statement

●Stock Options
The Plan Administrator may grant nonstatutory stock options or incentive stock options under the Amended Stock Plan. However, the Plan Administrator does not have the authority to grant stock options that automatically provide for the grant of new stock options upon their exercise. The number of shares covered by each stock option granted to a participant will be determined by the Plan Administrator.
The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. The stock option exercise price is established by the Plan Administrator and must be at least 100% of the per share fair market value (110% for incentive stock option grants to 10% stockholders) of Cisco common stock on the date of grant. Repricing of stock options is prohibited unless stockholder approval is obtained. The maximum term for stock options may not exceed ten years from the date of grant, but the Plan Administrator may provide for earlier expiration. Since fiscal 2009, the Plan Administrator has determined that stock options granted will expire seven years after the date of grant. Unless otherwise provided by the Plan Administrator, unvested stock options will expire upon termination of the participant’s service with Cisco and vested stock options will expire three months following a termination for any reason other than death, disability, or cause; eighteen months following a termination for death or disability; and immediately following a termination for cause. Stock options may not be granted with rights to dividends or dividend equivalents.
Under the Amended Stock Plan, the stock option exercise price must be paid at the time the shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, (including by check, wire transfer or similar means), by cashless exercise, by surrendering or attesting to previously acquired shares of Cisco common stock, or by any other legal consideration.
●Stock Grants
The Plan Administrator may award stock grants under the Amended Stock Plan. Except for non-employee directors, stock grants are not typically awarded to employees. At the time of the stock grant, participants may be required to pay cash or other legal consideration approved by the Plan Administrator, but the Amended Stock Plan does not establish a minimum purchase price for shares awarded as stock grants. Stock grants are comprised of shares of Cisco common stock. The number of shares associated with each stock grant will be determined by the Plan Administrator.
The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. When the stock grant award conditions are satisfied, then the participant is vested in the shares and has complete ownership of the shares. The holder of a stock grant awarded under the Amended Stock Plan will have the same voting, dividend and other rights as Cisco’s other stockholders, except that in the case of any unvested shares, the holder will not be entitled to any dividends and other distributions paid or distributed by Cisco on the equivalent number of vested shares. Notwithstanding the foregoing, at the Plan Administrator’s discretion, the holder of unvested shares may be credited with such dividends and other distributions, provided that such dividends and other distributions will be distributed to the holder only if, when and to the extent such shares vest. The value of dividends and other distributions payable or distributable with respect to any shares that do not vest shall be forfeited.
●Stock Appreciation Rights
The Plan Administrator may grant SARs under the Amended Stock Plan. However, the Plan Administrator does not have the authority to grant SARs that automatically provide for the grant of new SARs upon their exercise. The number of shares covered by each SAR will be determined by the Plan Administrator.
The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The SAR exercise price is established by the Plan Administrator and must be at least 100% of the per share fair market value of Cisco common stock on the date of grant. Repricing of SARs is prohibited unless stockholder approval is obtained. SARs may not be granted with rights to dividends or dividend equivalents.
The maximum term for SARs may not exceed ten years from the date of grant, but the Plan Administrator may provide for earlier expiration. Unless otherwise provided by the Plan Administrator, unvested SARs expire upon termination of the participant’s service with Cisco and vested SARs expire three months following a termination for any reason other than death, disability, or cause; eighteen months following a termination for death or disability; and immediately following a termination for cause. Upon exercise of a SAR, the participant receives payment from Cisco in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the exercise price times (b) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, shares of Cisco common stock or any combination of both, as determined by the Plan Administrator.

Compensation Committee Matters	33

Performance Conditions
Awards under the Amended Stock Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be based on an objective formula or standard, which include one or more of the following factors, whether or not calculated in accordance with GAAP, and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Plan Administrator: (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) write-offs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) customer satisfaction; (xxxii) total stockholder return; and/or (xxxiii) any other performance factor selected by the Plan Administrator, each with respect to Cisco and/or one or more of its affiliates or operating units.
Capitalization Events
In the event of a subdivision of the outstanding shares of Cisco common stock, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, the Plan Administrator will make appropriate adjustments to the number of shares and kind of shares or securities issuable under the Amended Stock Plan (on both an aggregate and per-participant basis) and under each outstanding award, to the award limits as described above in “Plan Limits”, and to the exercise price of outstanding options and SARs.
Corporate Transactions
In the event that Cisco is acquired by merger or asset sale or consolidated into another entity, outstanding awards will be subject to the applicable agreement of merger, sale of assets or reorganization. Such agreement may provide, without limitation, for the assumption or substitution of outstanding options, SARs, or stock units by the surviving corporation or its parent, for the assumption of outstanding stock grants by the surviving corporation or its parent, for the replacement of outstanding options, SARs, and stock units with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those awards, for accelerated vesting of outstanding awards, or for the cancellation of outstanding options, SARs, and stock units, with or without consideration, in all cases without the consent of the participant.
Vesting Acceleration
Unless otherwise provided in the applicable award agreement, outstanding stock options, SARs, and stock units will vest and, if applicable, become immediately exercisable in full in the event that Cisco is acquired by merger or asset sale or consolidated into another entity, unless such awards are assumed, substituted or replaced by the acquiring entity (or in the case of outstanding stock grants, the related stock grant agreements are assumed). The Plan Administrator may also provide, at the time of grant of such awards or any time thereafter, that such awards will vest in full and, if applicable, become immediately exercisable in the event that Cisco is acquired by merger or asset sale, or consolidated into another entity, or in the event there is a hostile takeover of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the stockholders accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership. In addition, Cisco currently has a vesting acceleration policy for outstanding and unvested equity awards up to a specified limit upon the death or terminal illness of an employee.
Dissolution
To the extent not previously exercised or settled, stock units, options, and SARs will terminate immediately prior to the dissolution or liquidation of Cisco.

34	Cisco 2025 Proxy Statement

Amendment and Termination
The Board of Directors may amend the Amended Stock Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent stockholder approval is required by applicable laws, regulations, or rules. The Board of Directors may terminate the Amended Stock Plan at any time and for any reason, and the Amended Stock Plan will terminate at the 2030 Annual Meeting unless re-adopted or extended by the stockholders prior to or on such date. The termination or amendment of the Amended Stock Plan will not impair the rights or obligations of any participant under any award previously made under the Amended Stock Plan without the participant’s consent, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.
New Plan Benefits
The Amended Stock Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended Stock Plan. However, as discussed in further detail in the “Director Compensation” section, each of our current non-employee directors who is a director nominee is entitled to receive a grant of fully vested shares every year on the date of our annual meeting with a grant date fair value of $270,000. As of the date of the 2025 Annual Meeting, such awards will be granted under the Amended Stock Plan if the Amended Stock Plan is approved.
The following table summarizes the aggregate value of the shares that our current non-employee directors as a group, who are director nominees at the 2025 Annual Meeting, will receive if they are elected at the 2025 Annual Meeting. It also highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Amended Stock Plan. All other future awards to directors, executive officers, employees and consultants of Cisco under the Amended Stock Plan are discretionary and cannot be determined at this time.

Name and Principal Position	Dollar Value		Number of Shares
Charles H. Robbins	—		—
Chair and Chief Executive Officer
R. Scott Herren	—		—
Former Executive Vice President and Chief Financial Officer
Jeetu Patel	—		—
President and Chief Product Officer
Dev Stahlkopf	—		—
Executive Vice President and Chief Legal Officer
Thimaya Subaiya	—		—
Executive Vice President, Operations
Gary Steele	—		—
Former President, Go-to-Market
All current executive officers as a group (6 persons)	—		—
All current non-employee directors as a group (9 persons)	2,160,000	(1)	—	(2)
Non-executive officer employee group	—		—
(1)The amount reflects the standard equity award of $270,000 that is expected to be granted to each non-employee director, who is a director nominee at the 2025 Annual Meeting, under the Amended Stock Plan. Mr. Bush is not standing for re-election at the 2025 Annual Meeting and will not be entitled to the standard equity award under the Amended Stock Plan. See the “Director Compensation” section for more information.
(2)Number of shares will not be determinable until the grant date.

Compensation Committee Matters	35

Historical Plan Benefits
The following table sets forth, for each of the individuals and groups indicated, the number of shares subject to stock options granted under the 2005 Stock Incentive Plan since the 2005 Stock Incentive Plan became effective through July 26, 2025. No stock options have been granted under the 2005 Stock Incentive Plan to any associate of any of our directors (including nominees) or executive officers. No person received 5% or more of the total stock options granted under the 2005 Stock Incentive Plan since its inception.

Name and Principal Position	Number of Shares Underlying Stock Options Granted
Charles H. Robbins(1)	212,000
Chair and Chief Executive Officer
R. Scott Herren	—
Former Executive Vice President and Chief Financial Officer
Jeetu Patel	—
President and Chief Product Officer
Dev Stahlkopf	—
Executive Vice President and Chief Legal Officer
Thimaya Subaiya	—
Executive Vice President, Operations
Gary Steele	—
Former President, Go-to-Market
All current executive officers as a group (6 persons)	212,000
Michael D. Capellas	15,000
Director Nominee
All current non-employee directors as a group (9 persons)	15,000	(2)
Non-executive officer employee group	231,620,469
(1)Mr. Robbins is also a nominee for election as a director.
(2)All eight of the non-employee directors who are nominees for election as a director are included in this group. The total number of options that they were granted on an individual basis are as follows: Mr. Capellas, 15,000. There were no historical stock options granted to any other non-employee director nominee.
U.S. Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences applicable to awards granted under the Amended Stock Plan based on federal income tax laws in effect on the date of this Proxy Statement.
This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Cisco advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the Amended Stock Plan.
A recipient of a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently more than two years from the date of grant and more one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be a capital gain.

36	Cisco 2025 Proxy Statement

For stock grant awards, unless vested or the participant elects under Code Section 83(b) to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).
At the discretion of the Plan Administrator, the Amended Stock Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering or attesting to Cisco already-owned shares of Cisco common stock.
If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (generally not applicable to incentive stock options) and Cisco is generally allowed a tax deduction equal to the amount of ordinary income recognized by the participant.
Equity Compensation Plan Information
The following table provides information as of July 26, 2025 with respect to the shares of Cisco common stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the 2005 Stock Incentive Plan and the Cisco Systems, Inc. Employee Stock Purchase Plan (the “Purchase Plan”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	116,500,235	(2)	—	150,077,772	(3)
Equity compensation plans not approved by security holders	—	(4)	—	—
Total	116,500,235		—	150,077,772	(5)
(1)Excludes purchase rights accruing as of July 26, 2025 under the Purchase Plan.
(2)Includes 107,731,253 shares subject to outstanding RSUs and 8,768,982 shares issuable under outstanding PRSUs based on an assumed target performance, unless performance is otherwise known.
(3)Includes shares available for future issuance under the Purchase Plan. As of July 26, 2025, as reported in Cisco’s 2025 Annual Report on Form 10-K, an aggregate of 50,051,596 shares of common stock were available for future issuance under the Purchase Plan, including shares subject to purchase during the current purchase period. Under the 2005 Stock Incentive Plan, each share issued as a stock grant (or pursuant to the vesting of a stock unit) will reduce the share reserve by 1.5 shares. Further, each share issued upon the settlement of a dividend equivalent will reduce the shares reserved by 1.5 shares. Under the 2005 Stock Incentive Plan, non-employee directors may also elect to receive fully vested shares of common stock (or RSUs that would be settled in shares after the non-employee director left the Board) in lieu of all or a specified portion of their regular cash retainer, additional retainer paid in connection with service on any committee, or other cash fees based on the fair market value of the shares on the date any cash retainer or fee would otherwise be paid.
(4)Excludes options, warrants and other equity rights assumed by Cisco in connection with mergers and acquisitions. As of July 26, 2025, a total of 28,684 shares of common stock were issuable upon exercise of outstanding options and 1,068,033 shares were issuable upon the vesting of RSUs under those other assumed arrangements. The weighted average exercise price of those outstanding options is $6.31 per share. No additional awards may be granted under those assumed arrangements.
(5)As of July 26, 2025, 100,026,176 shares and 50,051,596 shares were available for future issuance under the 2005 Stock Incentive Plan and the Purchase Plan, respectively, as reported in Cisco’s 2025 Annual Report on Form 10-K.
Vote Required
The affirmative vote of the holders of a majority of the votes properly cast (for the avoidance of doubt, abstentions and broker non-votes are not counted as votes cast for or against such matter) is required for approval of this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan.

Compensation Committee Matters	37

Advisory Vote to Approve Executive Compensation

Under Section 14A of the Exchange Act, Cisco stockholders are entitled to cast an advisory vote to approve the compensation of Cisco’s named executive officers, known as a “Say on Pay” vote. The stockholder vote is an advisory vote only and is not binding on Cisco or its Board of Directors. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
The core of Cisco’s executive compensation philosophy and practice continues to align real pay delivery with performance. Cisco’s executive officers are compensated in a manner consistent with Cisco’s business strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the CD&A, the compensation tables, and the narrative discussion set forth on pages 40 to 83 for additional details on Cisco’s executive compensation program. Below are a few highlights of our pay-for-performance philosophy.
Fiscal 2025 Pay and Performance
In fiscal 2025, we delivered strong revenue growth across all geographies demonstrating robust demand for our technologies. Our results for fiscal 2025 include a full year of Splunk's results compared to approximately four months for fiscal 2024. Revenue was $56.7 billion, up 5% year over year. Remaining Performance Obligations (“RPO”) grew 6% year over year to $43.5 billion, providing a strong foundation for our future performance. Total subscription revenue increased 15% to $31.5 billion, accounting for 56% of total revenue, reflecting the strength of our software and services and helping to fuel our strong profitability. The profitable growth of our business continues to produce strong cash flows, enabling us to return significant value to shareholders. In fiscal 2025, we returned a total of $12.4 billion through dividends and share repurchases, representing 94% of our free cash flow(1). We remain focused on making strategic investments in innovation, driving durable, profitable growth, and delivering stockholder value.
Our fiscal 2025 results compared with fiscal 2024 were as follows (all comparisons year over year):
●Revenue of $56.7 billion, up 5%
●Profit Before Taxes(1) of $18.6 billion, flat
●Operating Income(1) of $19.5 billion, up 6%
●Product ARR(2) of $17.0 billion, up 8%
(1)Represents a non-GAAP financial measure. See the Appendix for a definition of this measure and a reconciliation of this measure to its most directly comparable GAAP financial measure. In the case of Profit Before Taxes and Operating Income, the measure is calculated differently than the same term used under our annual cash and long-term, equity-based incentive programs, as applicable. Such adjustments are intended to improve comparability by reflecting the impact of the Splunk acquisition in both fiscal years.
(2)For a definition of this term, see the description thereof contained in the discussion of transformational PRSUs in the CD&A below.

38	Cisco 2025 Proxy Statement

Long-term incentives continue to be the largest element of named executive officer compensation, consistent with market practice. For Cisco’s CEO, approximately 60% of long-term grant value is comprised of performance shares earned for achievement against rigorous goals for operating income during fiscal 2025, operating cash flow and EPS during fiscal 2024 and fiscal 2023, and relative total stockholder return (“TSR”) performance measured over the entire three-year performance period. For Cisco’s other named executive officers, approximately 50% of long-term grant value is comprised of performance shares earned for achievement against the same goals of operating income, operating cash flow, EPS, and relative TSR performance measured over the performance period. Our PRSUs for fiscal 2023 – 2025 were earned at 138% of target, as operating income, operating cash flow, and EPS performance were at 116% of target over the three-year period, while relative TSR for the three-year period was above the target performance level.
We believe our compensation structure and its resulting realizable pay for executive officers demonstrates Cisco’s strong commitment to aligning real pay delivery with performance.
At the annual meeting, we are asking stockholders to vote on the following advisory resolution:
RESOLVED, that the stockholders approve the compensation of Cisco’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the CD&A, the compensation tables and narrative discussion.
Vote Required
The affirmative vote of the holders of a majority of the votes properly cast (for the avoidance of doubt, abstentions and broker non-votes are not counted as votes cast for or against such matter) is required for approval, on an advisory basis, of this proposal. Under our policy of providing for an annual advisory vote on executive compensation, we expect that our next advisory vote to approve the compensation of Cisco’s named executive officers will be at our 2026 Annual Meeting of Stockholders.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR approval of the non-binding advisory resolution to approve executive compensation.

Compensation Committee Matters	39

Executive Compensation
Compensation Discussion and Analysis
Introduction
The following discussion describes Cisco’s compensation program for its named executive officers. Cisco’s named executive officers for fiscal 2025 are our CEO, our Chief Financial Officer (“CFO”), our three most highly compensated executive officers (other than the CEO and CFO) who were serving as executive officers at the end of fiscal 2025, and one former executive officer who was not serving as an executive officer at the end of fiscal 2025.
The named executive officers are:

Charles H. Robbins Chair and Chief Executive Officer	R. Scott Herren Former Executive Vice President and Chief Financial Officer	Jeetendra (Jeetu) Patel President and Chief Product Officer	Deborah (Dev) L. Stahlkopf Executive Vice President and Chief Legal Officer	Thimaya Subaiya Executive Vice President, Operations	Gary Steele Former President, Go-to-Market

The following are performance and compensation highlights for fiscal 2025.
Executive Summary
Company Performance
In fiscal 2025, we delivered strong revenue growth across all geographies demonstrating robust demand for our technologies. Our results for fiscal 2025 include a full year of Splunk's results compared to approximately four months for fiscal 2024. Revenue was $56.7 billion, up 5% year over year. RPO grew 6% year over year to $43.5 billion, providing a strong foundation for our future performance. Total subscription revenue increased 15% to $31.5 billion, accounting for 56% of total revenue, reflecting the strength of our software and services and helping to fuel our strong profitability. The profitable growth of our business continues to produce strong cash flows, enabling us to return significant value to shareholders. In fiscal 2025, we returned a total of $12.4 billion through dividends and share repurchases, representing 94% of our free cash flow(1). We remain focused on making strategic investments in innovation, driving durable, profitable growth, and delivering stockholder value.
Our fiscal 2025 results compared with fiscal 2024 were as follows (all comparisons year over year):
●Revenue of $56.7 billion, up 5%
●Profit Before Taxes(1) of $18.6 billion, flat
●Operating Income(1) of $19.5 billion, up 6%
●Product ARR(2) of $17.0 billion, up 8%
(1)Represents a non-GAAP financial measure. See the Appendix for a definition of this measure and a reconciliation of this measure to its most directly comparable GAAP financial measure. In the case of Profit Before Taxes and Operating Income, the measure is calculated differently than the same term used under our annual cash and long-term, equity-based incentive programs, as applicable. Such adjustments are intended to improve comparability by reflecting the impact of the Splunk acquisition in both fiscal years.
(2)For a definition of this term, see the description thereof contained in the discussion of transformational PRSUs in the CD&A below.

40	Cisco 2025 Proxy Statement

Stockholder Returns
We maintained our historical practice of paying cash dividends and making share repurchases. We returned $12.4 billion to stockholders in fiscal 2025 consisting of:
●$6.0 billion in share repurchases
●$6.4 billion in cash dividends
As of the end of fiscal 2025, our 1-year and 3-year TSR(1) were 47% and 66%, respectively.
(1)TSR represents cumulative stock price change with dividends reinvested. 1-year and 3-year TSR are measured based on the fiscal year periods ending July 26, 2025.
Say-On-Pay Support and Engaging with Our Stockholders
Our Compensation Committee relies on our regular stockholder outreach and engagement activities, as well as more formal channels to communicate with stockholders, including the opportunity for our stockholders to cast a non-binding advisory vote regarding executive compensation at Cisco’s annual meeting of stockholders. See the “Governance and Board Matters – Corporate Governance – Stockholder Engagement” section above for a discussion of our fiscal 2025 stockholder outreach and engagement. See also the “Governance and Board Matters – Corporate Governance – Board of Directors – Stockholder Communications with the Board” section above.
The Compensation Committee is interested in the ideas and feedback of our stockholders regarding executive compensation. Last year’s say-on-pay proposal was approved by approximately 77% of stockholder votes, an increase from approximately 75% the prior year. In response to this vote, we continued our robust engagement with stockholders to consider enhancements to our compensation program in fiscal 2025. In fiscal 2025, with the frequent participation of the chair of our Compensation Committee, Cisco engaged with stockholders representing approximately 61% of our outstanding shares at the end of the fiscal year, including 30% of our 30 largest stockholders, on a variety of topics, including our executive compensation program. See below for our response to feedback received from stockholders during these engagements.

Feedback Received	Cisco’s Response

Use of multi-year performance goals under the long-term incentive program, rather than annual goals	We transitioned from annual performance goals to a multi-year operating goal over the three-year performance period under our long-term equity incentive program with our fiscal 2025 PRSUs, introducing a three-year operating income goal. Additionally, in light of this change, we changed our fiscal 2025 operating goals under the EIP from revenue and operating income to revenue and profit before taxes.

Settlement of PRSUs below target for negative TSR performance	We introduced a cap on our Relative TSR Modifier at target for our fiscal 2025 PRSUs in the event that our absolute TSR during the three-year performance period is negative.

No increase in the CEO’s target long-term incentive award value during fiscal 2025	The CEO’s annual base salary, variable cash incentive award, and target long-term incentive awards for fiscal 2025 remained at the same levels as fiscal 2024.

Benchmarking with reference to the peer group median	While the Compensation Committee does not tie individual compensation to specific target percentiles, beginning with fiscal 2025 compensation decisions, the Compensation Committee references the peer group median as its primary benchmark.

Adoption of a holding requirement	During fiscal 2025, we introduced a holding requirement to our stock ownership guidelines, to further align the long-term interests of our executive officers with the creation of long-term stockholder value.

Establishing performance goals above prior year actual performance levels	All financial goals associated with fiscal 2026 incentives have been set at levels above actual fiscal 2025 performance.

Compensation Committee Matters	41

In evaluating our compensation practices in fiscal 2025, the Compensation Committee took into account the support our stockholders expressed for Cisco’s philosophy and practice of linking compensation to operational objectives and stockholder value creation. In fiscal 2025, the Compensation Committee continued to monitor our executive compensation programs to ensure compensation is aligned with company performance.
As in prior years, we continue to set rigorous incentive compensation goals and align pay delivery with performance and achievement of our strategic objectives. We also continue to put executive compensation to an annual advisory stockholder vote and consider the views of our stockholders. The Compensation Committee will continue to seek out and consider stockholder feedback in the future.
Annual Executive Incentive Plan
Our revenue and profit before taxes under the EIP resulted in a company performance factor (“CPF”) of 1.44 for fiscal 2025, up from 0.56 in fiscal 2024 (when the CPF was based on revenue and operating income under the EIP), reflecting above target achievement of financial performance goals. The Compensation Committee set the fiscal 2025 target for revenue 4.5% above fiscal 2024 performance and the fiscal 2025 target for profit before taxes 5.0% below fiscal 2024 performance, in each case as measured under the EIP. These targets were set after various considerations, including: the impact of the strategic integration of Splunk into Cisco’s business to drive synergies; a complex operating environment, including industry and market factors such as product shipments returning to normalized levels during the first half of fiscal 2025 from an elevated level of shipments during the first half of fiscal 2024; impacts from regulation and policy changes; and potential performance headwinds related to these considerations.

Performance Criteria
	Fiscal 2025 Goals ($ billions)			Pay for Performance Results
	Threshold	Target	Maximum	Fiscal 2025 Results ($ billions)
Revenue				$56.7 (101% of target)
Profit Before Taxes				$18.6 (106% of target)

42	Cisco 2025 Proxy Statement

2023-2025 PRSU Plan
The payout under our three-year PRSU plan for fiscal 2023-2025 was 138% of target (versus 74% for fiscal 2022-2024), representing achievement of 116% of our operating income, operating cash flow, and EPS goals and 119% for the goal of TSR relative to the component companies of the S&P 500 Index over the three-year period based on Cisco’s TSR at the end of the performance period at the 74th percentile.

	Pay-for-Performance Results for Fiscal 2023 Grant
Performance Criteria	Performance Metric	Operating Income/ Operating Cash Flow/EPS(1)	Relative TSR(2)
Earned PRSUs = Target PRSUs x Average Financial Goal Multiplier x Relative TSR Modifier	Fiscal 2025	115%(3)	119%
	Fiscal 2024	90%(4)
	Fiscal 2023	144%(5)
	Three-Year Result	116%	119%
	PRSUs Earned	138% of Target
(1)This is the Financial Goal Multiplier. Operating income, operating cash flow, and EPS are determined pursuant to the PRSUs as set forth in the CD&A below and in the CD&A for fiscal 2024.
(2)This is the Relative TSR Modifier.
(3)During fiscal 2025, the Compensation Committee used operating income as the operating goal under the PRSU plan instead of operating cash flow and EPS, which were used during fiscal 2024 and fiscal 2023.
(4)During fiscal 2024, the Compensation Committee modified the adjustments used to determine operating cash flow and diluted EPS under the PRSUs to exclude impacts from the acquisition of Splunk, which was completed earlier than initially anticipated, resulting in a Financial Goal Multiplier of 90%, an increase from a Financial Goal Multiplier of 81% without the modification.
(5)The Compensation Committee exercised its discretion to reduce the fiscal 2023 portion of the Financial Goal Multiplier from 149% to 144% to reflect the difference between the estimated tax rate for fiscal 2023, which was based in part on the potential legislation change pertaining to the research capitalization requirement enacted in the Tax Cuts and Jobs Act and used to establish the EPS goals for fiscal 2023, and the lower actual tax rate for fiscal 2023 as the legislation did not pass.
Fiscal 2025 CEO Pay
For fiscal 2025, our CEO’s target TDC was $32.8 million, flat from the prior year. When comparing our CEO’s target TDC to the CEOs in our peer group, our CEO’s target TDC was at the median of the CEOs in our peer group. While the Compensation Committee does not tie individual compensation to specific target percentiles, beginning with fiscal 2025 compensation decisions, the Compensation Committee references the peer group median as its primary benchmark.
Compensation Program Structure

Attract and retain key executives with the proper background and experience required to drive our future growth and profitability by offering a total compensation program that flexibly adapts to changing economic, regulatory and social conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria.	Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on Cisco’s achievement of designated financial and non-financial objectives.

Compensate for achievement of short-term and long-term company financial and operating goals, and refrain from providing special benefits, “golden parachute” excise tax gross-ups, or accelerated equity vesting except in limited circumstances.
Align the interests of our executives with our stockholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term stockholder value.

Compensation Committee Matters	43

Our Compensation Practices Benefit our Stockholders
Our executive compensation programs have strong governance components that further strengthen our pay-for-performance compensation philosophy, including the following:

Compensation Practices

Independent Compensation Committee	Our Compensation Committee consists entirely of independent directors.

Independent Compensation Consultant	Our Compensation Committee utilizes an independent compensation consultant, which is retained directly by the Compensation Committee and provides no other services to Cisco’s management.

Risk Assessment	Our Compensation Committee performs an annual review of the risks related to our compensation programs.

Pay for Performance
62% of target annual TDC for the CEO was performance-based and approximately 52% of target annual TDC for the other named executive officers was performance-based. See the “Compensation Components” section for a discussion of our named executive officers’ TDC.

Annual Cash Incentive
Payment is primarily based on Cisco’s achievement of rigorous pre-established revenue and operating income goals (weighted 90%) and secondarily based on a team performance factor scored based on the executive leadership team’s joint execution with respect to certain Purpose goals and initiatives (weighted 10%).

Annual Long-Term Equity Incentive
Approximately 60% of our CEO’s target annual equity award value is in PRSUs and, except for awards granted in connection with promotions, approximately 50% of our other named executive officers’ target annual equity award value is in PRSUs. For fiscal 2025 PRSUs, the PRSUs may be earned based on a pre-established three-year performance goal, namely operating income, modified higher or lower by no more than 20% based on relative TSR performance measured over the same three-year performance period, with earned values paid at the end of the full performance period. The fiscal 2024 and fiscal 2023 PRSUs may be earned based on pre-established annual performance goals, namely operating cash flow and EPS, modified higher or lower by no more than 20% based on relative TSR performance measured over a three-year period, with earned values paid at the end of the full performance period.

Caps on Incentive Compensation
There is a limit on the maximum amount of annual cash incentives and PRSUs that may be paid. For our fiscal 2025 PRSUs, we also cap at target our Relative TSR Modifier in the event that our absolute TSR during the three-year performance period is negative.

No SERP or Pension Plan	We do not sponsor a supplemental executive retirement plan or a defined benefit pension plan for our executive officers.

Employment Agreements	None of our executive officers have employment, severance, or change in control agreements.

Stock Ownership Guidelines and Holding Requirement
We have meaningful stock ownership guidelines for our executive officers and non-employee directors. Additionally, during fiscal 2025, we added a holding requirement, which applies until an executive officer satisfies such ownership requirement.

44	Cisco 2025 Proxy Statement

Compensation Practices
Recoupment (“Clawback”) Policy	We have a long-standing recoupment (“clawback”) policy that is triggered in the event of certain financial restatements. This policy was updated to comply with new SEC rules, expanding its application from qualifying cash awards and PRSUs received prior to October 2, 2023 to include all qualifying cash and equity incentive awards received on or after October 2, 2023. Additionally, our equity plans provide for the forfeiture of awards if an executive officer participates in activities detrimental to Cisco or is terminated for misconduct.

Limited Perquisites	We only provide limited perquisites as approved by the Compensation Committee.

No Single-Trigger Change-in-Control Vesting Acceleration Provisions	No equity awards are subject to single-trigger change in control vesting.

No Repricing	Our 2005 Stock Incentive Plan expressly prohibits repricing or repurchasing equity awards that are underwater without stockholder approval.

No Parachute Excise Tax Gross-Ups	We do not provide tax gross-ups in connection with any “golden parachute” excise taxes.

No Hedging	Under our insider trading policy, all employees (including officers) and members of the Board are prohibited from engaging in any speculative transactions in Cisco securities, including engaging in short sales, transactions involving put options, call options or other derivative securities, or any other forms of hedging transactions, such as collars or forward sale contracts.

No Pledging	Executive officers and members of the Board are prohibited from pledging Cisco securities in margin accounts or as collateral for loans.

No Dividends or Dividend Equivalents Paid or Settled on Unvested Equity Awards	We do not provide for payment of dividends or settlement of dividend equivalents on unvested awards.

Timing of Equity Award Grants	We do not coordinate grants of equity awards with disclosures of positive or negative information.

Compensation decisions and other details are discussed in the remainder of this CD&A.

Compensation Committee Matters	45

Compensation Components
The three major elements of our executive officers’ regular TDC are: (i) base salary, (ii) variable cash incentive awards, and (iii) long-term, equity-based incentive awards. For fiscal 2025, 62% of target annual TDC for the CEO was performance-based and approximately 52% of the target annual TDC for the other named executive officers was performance-based, reflecting Cisco’s pay-for-performance philosophy.
CEO
NEOs other than CEO
Amounts may not sum due to rounding.
Fiscal 2025 Compensation
Annual Base Salary
We provide base salaries to our executive officers to compensate them for their services rendered during the year and to provide them with a stable level of fixed compensation that offers a competitive level of salary as compared to our primary competitors for executive talent. Consistent with our philosophy of linking pay to performance, our executives receive a small percentage of their overall compensation in the form of base salary.
The Compensation Committee, when establishing base salaries, considers each executive officer’s individual performance, the breadth, scope, and complexity of his or her role, and internal equity, as well as whether his or her base salary is appropriately positioned relative to similarly situated executives in our peer group. Based on the above considerations, as well as Mr. Patel’s promotion to EVP, Chief Product Officer, which was prior to his promotion to President and Chief Product Officer, the fiscal 2025 base salaries for Mr. Patel and Mr. Subaiya increased by 21% and 7%, respectively. The fiscal 2025 base salary of Mr. Robbins was not increased and has not increased since the beginning of fiscal 2020.

Named Executive Officer	Fiscal 2025 Base Salary	Fiscal 2024 Base Salary
Charles H. Robbins	$1,390,000	$1,390,000
R. Scott Herren	$896,875	$896,875
Jeetu Patel	$900,000	$746,200
Dev Stahlkopf	$732,875	$732,875
Thimaya Subaiya(1)	$775,000	$725,000
Gary Steele	$1,000,000	$1,000,000
(1)The fiscal 2025 base salary increases for Mr. Patel and Mr. Subaiya as approved by the Compensation Committee were effective in November 2024.

46	Cisco 2025 Proxy Statement

Variable Cash Incentive Awards
The primary objectives of Cisco’s annual cash incentive program are to reward achievement of our annual financial performance (90% weighting) and our executive leadership team’s performance with respect to certain Purpose-related goals and initiatives (10% weighting), and to establish appropriate company performance expectations to ensure that our executives are accountable for our continued growth and profitability while striving to conduct our business in a sustainable manner. Performance measures and goals for determining our named executive officers’ fiscal 2025 annual incentive awards were pre-established under Cisco’s EIP. The pre-established performance goals were based on Cisco’s achievement of financial performance goals, expressed as the CPF, and a Purpose factor that is determined based on the executive leadership team’s joint execution with respect to certain Purpose-related goals and initiatives. The Compensation Committee established such performance measures and goals based on feedback from stockholders as discussed further below, an informed review of Cisco’s targeted financial performance for fiscal 2025, and the pay practices of the companies in our peer group.
How Variable Cash Incentive Awards Work
The financial performance metrics for awards under the EIP for fiscal 2025 were based on the financial performance metrics of revenue and profit before taxes, and the specific financial targets are the same as those used under the company-wide bonus plan. For fiscal 2025, the target bonus was based on a CPF of 1.0. Cisco’s financial performance must have exceeded its fiscal 2025 financial plan established by the Board for the CPF to exceed 1.0. For fiscal 2025, the Purpose factor was scored based on the executive leadership team’s joint execution with respect to certain Purpose-related goals and initiatives.
For each named executive officer, the fiscal 2025 EIP awards were calculated by multiplying an individual’s annual base salary for fiscal 2025 by the individual’s target award percentage, and multiplying the result by the sum of 90% of the CPF and 10% of the Purpose factor, as follows:
The Compensation Committee does not have the discretion to award bonuses under the EIP if the applicable performance criteria have not been met.
The fiscal 2025 cash incentive awards for each named executive officer participant were as follows:

Named Executive Officer	Base Salary(1)	Target Award Percentage	Company Performance Factor (90%)	Purpose Factor (10%)	EIP Payment
Charles H. Robbins	$1,390,000	260%	1.44	1.20	$5,117,424
R. Scott Herren	$896,875	160%	1.44	1.20	$2,031,960
Jeetu Patel	$859,638	160%	1.44	1.20	$1,947,596
Dev Stahlkopf	$732,875	160%	1.44	1.20	$1,660,402
Thimaya Subaiya	$761,878	160%	1.44	1.20	$1,726,112
(1)The base salary amounts for Mr. Patel and Mr. Subaiya reflect the fiscal 2025 base salary increases in November 2024.
How Fiscal 2025 EIP Targets Were Established and Actual Results
At the beginning of fiscal 2025, the Compensation Committee established a target EIP award for each of the named executive officer participants, based on a percentage of their base salaries. The target awards were determined by the Compensation Committee after considering a number of factors, including the executive’s role and responsibility, whether the target annual incentive is competitive with similarly situated executives in our peer group, internal parity, and our recent and projected financial performance.
Company Performance Factor (CPF)
The CPF for fiscal 2025 could range from 0.0 to 2.0 with the target at 1.0. The formula for fiscal 2025 was constructed with upside potential so that if we exceeded our revenue and profit before taxes targets, the CPF could be greater than 1.0.

Compensation Committee Matters	47

As discussed above, based on feedback we received from stockholders to increase the emphasis on operating goals that drive long-term growth, for fiscal 2025, we introduced a three-year operating goal under our long-term incentive program and in light of this change, we changed our fiscal 2025 operating goals under the EIP from revenue and operating income to revenue and profit before taxes. The Compensation Committee selected revenue and profit before taxes as the financial performance measures because these measures most directly align with Cisco’s growth strategy and generally have a strong correlation with stockholder value creation. Profit before taxes and revenue are weighted 70% and 30%, respectively, in calculating the outcome under the CPF. Revenue and profit before taxes below the threshold levels set forth below results in a CPF of 0.0. Revenue and profit before taxes at or above the maximum levels set forth below results in a CPF of 2.0.
The Compensation Committee established the annual financial performance goals based on Cisco’s fiscal 2025 financial plan approved by the Board. These targets were set after various considerations, including: the impact of the strategic integration of Splunk into Cisco’s business to drive synergies; a complex operating environment, including industry and market factors such as product shipments returning to normalized levels during the first half of fiscal 2025 from an elevated level of shipments during the first half of fiscal 2024; impacts from regulation and policy changes; and potential performance headwinds related to these considerations. The fiscal 2025 financial plan and the corresponding goals set by the Compensation Committee under the EIP were designed to be challenging to achieve given the above-mentioned factors. Compared to fiscal 2024, the profit before taxes target was 5.0% less than actual fiscal 2024 performance. The revenue target for fiscal 2025 exceeded actual fiscal 2024 performance by 4.5%, as measured under the EIP.
The revenue and profit before taxes goals and results for fiscal 2025 are set forth below:

	Fiscal 2025 Goals ($ billions)			Fiscal 2025 Results ($ billions)
	Threshold	Target	Maximum
Revenue	$50.6 (90% of target)	$56.2	$59.0 (105% of target)	$56.7 (101% of target)

Profit Before Taxes	$15.0 (85% of target)	$17.7	$19.4 (110% of target)	$18.6 (106% of target)

The above resulted in fiscal 2025 CPF of 1.44, as further illustrated in the table below, reflecting above target achievement of the financial performance goals under the EIP.

	Fiscal 2025 Financial Performance Calculation
	Funding (% of Target)	Weighting	Contribution
Revenue	116%	30%	0.35
Profit Before Taxes	156%	70%	1.09
Total			1.44
For fiscal 2025, the funding percentage for the revenue financial performance goal was: 0% for performance below threshold (90% of target); 25% for performance at threshold (90% of target); increased by 7.5% for each percentage increase in performance between threshold and target (between 90% and 100% of target); 100% for performance at target; increased by 20% for each percentage increase in performance between target and maximum (between 100% and 105% of target); and 200% for performance at or above maximum (105% of target). For fiscal 2025, the funding percentage for the profit before taxes financial performance goal was: 0% for performance below threshold (85% of target); 25% for performance at threshold (85% of target); increased by 5% for each percentage increase in performance between threshold and target (between 85% and 100% of target); 100% for performance at target; increased by 10% for each percentage increase in performance between target and maximum (between 100% and 110% of target); and 200% for performance at or above maximum (110% of target).
The revenue and profit before taxes goals and results were calculated for purposes of the EIP in accordance with pre-established rules. Revenue was Cisco’s GAAP revenue excluding the effects of the impact of changes in GAAP and the effects of business combinations and divestitures subject to pre-established criteria and thresholds. Profit before taxes was Cisco’s GAAP profit before taxes excluding the following: share-based compensation expense; compensation expense related to acquisitions and divestitures; changes in estimates of contingent consideration related to acquisitions; gains or losses on acquisitions and divestitures; amortization or impairment of acquired

48	Cisco 2025 Proxy Statement

intangible assets including in-process research and development; all external acquisition and divestiture-related costs such as finder’s fees, advisory, legal, accounting, valuation, hedging or other professional or consulting fees directly associated with acquisitions; gains or losses resulting from resolving all pre-acquisition or divestiture contingencies; and each of the following subject to pre-established thresholds: the impact of any cumulative effect of changing to newly adopted accounting principles; profit before taxes (including financing costs) of acquired and divested entities and their subsidiaries as reflected on the financial records thereof; restructuring charges; losses due to impairments or gain/loss contingencies; gains or losses on the sale of fixed assets; and direct losses on Cisco’s tangible assets from natural catastrophe, war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, or seizure.
Purpose Factor
The Purpose factor is a shared rating by all named executive officers based solely on our executive leadership team’s joint execution of Cisco’s Purpose-related goals and initiatives, and could range from 0.0 to 2.0 with the target at 1.0. In determining the Purpose factor, the Compensation Committee considers the executive leadership team’s joint performance as well as Cisco’s performance relative to certain measurable goals, such as targeted reduction of Scope 1 and Scope 2 emissions, the executive leadership team’s joint execution of Cisco’s Purpose strategies, and Cisco’s overall Purpose performance as measured by external recognition.
The achievements set forth below reflect the executive leadership team’s performance during fiscal 2025. The performance metrics were chosen as they represent progress towards Cisco’s publicly-disclosed goals related to key Purpose initiatives and one of Cisco’s signature programs.

Fiscal 2025 Purpose-Related Goals and Results

	Fiscal 2025 Goals			Fiscal 2025 Results
	Performance Metric	Target	Above Target

Reduce absolute Scope 1 and Scope 2 emissions by 90% by fiscal 2025 compared to fiscal 2019	Scope 1 and 2 GHG emissions reduction during fiscal 2025 compared to fiscal 2019	90%	≥ 91%	Target(1)

Provide digital and cybersecurity skills training to 25 million learners through the Cisco Networking Academy (“NetAcad”) by fiscal 2032	# of cumulative NetAcad student participants during fiscal 2023 through fiscal 2025	11.7 million to 11.9 million	> 11.9 million	Above Target

Achieve 80% community impact participation in fiscal 2025, as measured by employees’ actions, including advocating for causes they care deeply about, volunteering, donating, and participating in programs that positively impact communities	% of employee community impact participation during fiscal 2025	80%	≥ 81%	Above Target

(1)Estimated result at the end of fiscal 2025; actual results are expected to be published on Cisco’s Purpose Reporting Hub website by January 2026.
In fiscal 2025, Cisco executed successfully on its Purpose strategies, resulting in achievement at or above target across its measurable goals and positive external recognition of its Purpose performance as reflected in Cisco’s ratings, rankings and awards. As a result, the Compensation Committee approved a fiscal 2025 Purpose factor of 1.20, reflecting above target performance relative to our executive leadership team’s collective execution of Cisco’s Purpose strategies and Cisco’s achievement of its measurable goals and positive external recognition in 2025. Overall, the CPF of 1.44 (90% weighting) and the Purpose factor of 1.20 (10% weighting) resulted in an above target payout at 142% of target under the EIP.

Compensation Committee Matters	49

Long-Term, Equity-Based Incentive Awards
The primary objectives of Cisco’s equity-based incentive awards program are to align the interests of our executive officers with our stockholders, to provide our executive officers with a long-term incentive to manage Cisco from the perspective of an owner, and to offer competitive long-term incentives and total target pay levels to attract and retain high-quality executive talent. PRSUs support the objectives of linking realized value to the achievement of critical financial and operational objectives and delivering superior long-term stockholder returns. Time-based RSUs support retention and align the interests of our executive officers with those of our stockholders since they promote stockholder value creation and a culture of ownership.
The Compensation Committee determines the size of an executive officer’s equity awards according to each executive officer’s position within Cisco and sets targets at levels intended to create a meaningful opportunity for reward predicated on increasing stockholder value and delivering on key long-term financial performance objectives. In addition to considering competitive market data, the Compensation Committee considers an individual’s performance history, an individual’s potential for future advancement and promotions, the CEO’s recommendations for awards other than his own, and the value of existing vested and unvested outstanding equity awards, including the extent to which such awards provide sufficient holding power for each of our executive officers. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.
Fiscal 2025 Awards
In September 2024, the Compensation Committee approved fiscal 2025 equity awards for the CEO to be comprised of approximately 60% PRSUs and 40% time-based RSUs (based on grant date target value) and for each of the other named executive officers to be comprised of approximately 50% PRSUs and 50% time-based RSUs (based on grant date target value) as set forth in the table below. The fiscal 2025 PRSUs were granted using a three-year performance period with a multi-year performance metric covering the performance period from the beginning of fiscal 2025 through the end of fiscal 2027, subject to adjustment higher or lower by up to 20% based on the achievement of a relative TSR performance goal. However, the Relative TSR Modifier for the fiscal 2025 PRSUs is capped at target in the event our absolute TSR during the three-year performance period is negative.
After consideration by the Compensation Committee of each executive officer’s position within Cisco, performance history, and potential for future advancement and promotions, the intent to create a meaningful opportunity to reward an increase in stockholder value and delivery of key long-term financial performance objectives, competitive market data, the CEO’s recommendations for awards other than his own, and the value of existing vested and unvested outstanding equity awards, the Compensation Committee determined that the prior fiscal year’s grant date target values continued to be appropriate and made no changes for the fiscal 2025 equity awards to Mr. Robbins, Mr. Herren and Ms. Stahlkopf, and further determined that the fiscal 2025 equity awards to Mr. Patel, Mr. Subaiya, and Mr. Steele were appropriate based on their promotions and the other factors set forth above. The Compensation Committee also approved the accrual of dividend equivalents on PRSUs and time-based RSU awards granted to executive officers as it did in prior years. Such dividend equivalents accrue on the awards as of each dividend payment date during the period between the date the award is granted and the date the award vests and are subject to the same terms and conditions (including, without limitation, any forfeiture conditions) as the awards to which they relate. Any dividend equivalents awarded with respect to the awards will be settled only if, when and to the extent such awards vest and are settled.

Named Executive Officer	Target PRSUs	Max. PRSUs	Target Value of PRSUs	Time-Based RSUs	Grant Value of Time-Based RSUs	Total Target Value of Fiscal 2025 Annual Equity Awards(1)
Charles H. Robbins	304,547	610,312	$16,680,039	216,175	$11,120,042	$27,800,081
R. Scott Herren	127,808	256,127	$7,000,044	136,081	$7,000,007	$14,000,051
Jeetu Patel	150,091	300,782	$8,220,484	150,091	$7,259,902	$15,480,386
Dev Stahlkopf	77,598	155,506	$4,250,042	82,621	$4,250,024	$8,500,066
Thimaya Subaiya	100,420	201,241	$5,500,003	106,921	$5,500,016	$11,000,019
Gary Steele	164,324	329,305	$9,000,025	174,962	$9,000,045	$18,000,070
(1)See the “Fiscal 2025 Compensation – Long-Term, Equity-Based Incentive Awards – Target Values versus Accounting Values” section in the CD&A for information about how this value is calculated.

50	Cisco 2025 Proxy Statement

How PRSUs Work
The fiscal 2025 PRSUs are earned based on performance against a three-year operating goal, representing a change in our long-term incentive program design, which previously provided for the average of Cisco’s operating goals over a three-year period as measured against annual performance goals set by the Compensation Committee at the beginning of each fiscal year. As discussed above, the operating goal for the fiscal 2025 PRSUs changed from the fiscal 2024 metrics of EPS and operating cash flow to operating income. Additionally, in fiscal 2025, we added a restriction that caps at target the Relative TSR Modifier under our long-term incentive program in the event our absolute TSR during the three-year performance period is negative. The formula to determine the number of earned fiscal 2025 PRSUs is set forth below:
Financial Goal Multiplier
The Financial Goal Multiplier is based on Cisco’s operating goals over a three-year period as measured against three-year performance goals that were set by the Compensation Committee at the beginning of fiscal 2025. Following the completion of three-year performance period, the Compensation Committee will certify the financial goal multiplier that was earned and determine the Financial Goal Multiplier for the three-year period.
The Compensation Committee selected operating income as the operating goal for the fiscal 2025 through fiscal 2027 performance period because this measure has a strong correlation with stockholder value creation. Operating income can range from a threshold of 80% of target to a maximum of 125% of target. Operating income below the threshold level results in a Financial Goal Multiplier of 0%. Operating income at or above the maximum levels results in a Financial Goal Multiplier of 167%.
Relative TSR Modifier
Following the completion of the three-year performance period, the Relative TSR Modifier is determined and certified by the Compensation Committee by comparing Cisco’s TSR at the end of the three-year performance period to the TSR of a pre-established group of comparator companies. In the case of the fiscal 2025 PRSU grants, the performance metric is Cisco’s TSR relative to the companies comprising the S&P 500 Index over a three-year period covering fiscal years 2025 through 2027.
The Relative TSR Modifier is calculated as follows:

Relative TSR	Relative TSR Modifier(1)
75th Percentile or Above	120%
50th Percentile	100%
25th Percentile or Below	80%
(1)To the extent Cisco’s relative TSR falls between two discrete points in the table above, linear interpolation shall be used to determine the Relative TSR Modifier.
As noted above, the Relative TSR Modifier for the fiscal 2025 PRSUs will be capped at target in the event Cisco’s absolute TSR during the three-year performance period is negative.
Determining Earned PRSU Values for Fiscal 2025 PRSUs
The fiscal 2025 PRSUs allow recipients to earn a variable number of shares of our common stock based on the achievement of a three-year operating income goal approved by the Compensation Committee. With the support of Exequity, the Compensation Committee assessed the difficulty of achieving the operating income goal. The Compensation Committee intended the operating income goal for the fiscal 2025 PRSUs to be challenging to achieve, generally presenting a similar or higher degree of difficulty of achievement in comparison to the operating income goals used under the EIP in recent prior years and reflecting the Compensation Committee’s continued application of rigor in its goal setting. The operating income goals for the fiscal 2025 PRSUs will not be disclosed until after the completion of the three-year performance period as they represent competitively sensitive information. At the end of

Compensation Committee Matters	51

the performance period and in connection with the settlement of the shares, the Compensation Committee will certify results and the product of the Relative TSR Modifier and the Financial Goal Multiplier will be used to determine the shares awarded to each named executive officer.
2025 Financial Results for the Fiscal 2024 and Fiscal 2023 Awards
As disclosed in prior proxy statements, the fiscal 2024 and fiscal 2023 PRSUs include an Average Financial Goal Multiplier based on the average of Cisco’s operating goals over a three-year period as measured against annual performance goals set by the Compensation Committee at the beginning of each fiscal year. In September 2024, the Compensation Committee determined that operating income was the appropriate operating goal for the fiscal 2023 and fiscal 2024 PRSUs for the fiscal 2025 portion of the applicable three-year performance periods.
For the fiscal 2023 and fiscal 2024 PRSUs, the operating income goal for fiscal 2025 set forth below was established at levels consistent with Cisco’s fiscal 2025 financial plan approved by the Board. The fiscal 2025 operating income target exceeded actual fiscal 2024 performance by 0.4%. The Compensation Committee believed this financial performance goal was achievable, but appropriately challenging.

	Fiscal 2025 Goals			Fiscal 2025 Result
	Threshold	Target	Maximum
Operating Income	$14.8 billion	$18.5 billion	$23.1 billion	$19.5 billion
	(80% of target)		(125% of target)	(106% of target)
The Company’s performance relative to the above goals resulted in a Financial Goal Multiplier for fiscal 2025 of 115%, as further illustrated in the table above, reflecting achievement above target levels. This multiplier is included as part of the three-year average for the relevant PRSUs (i.e., the Year 3 Financial Goal Multiplier for the fiscal 2023 PRSUs and the Year 2 Financial Goal Multiplier for the fiscal 2024 PRSUs).
For fiscal 2025, the funding percentage for the operating income financial performance goal was: 0% for performance below threshold (80% of target); 25% for performance at threshold (80% of target); increased by 3.75% for each percentage increase in performance between threshold and target (between 80% and 100% of target); 100% for performance at target; increased by 2.68% for each percentage increase in performance between target and maximum (between 100% and 125% of target); and 167% for performance at or above maximum (125% of target).
When setting the three-year performance goals for the fiscal 2025 PRSUs and the fiscal 2025 performance goals for the fiscal 2024 and fiscal 2023 PRSUs, in both cases at the beginning of fiscal 2025, operating income was calculated from Cisco’s GAAP operating income excluding the following: share-based compensation expense; compensation expense related to acquisitions and divestitures; changes in estimates of contingent consideration related to acquisitions; gains or losses on acquisitions and divestitures; amortization or impairment of acquired intangible assets including in-process research and development; all external acquisition and divestiture-related costs such as finder’s fees, advisory, legal, accounting, valuation, hedging or other professional or consulting fees directly associated with acquisitions; gains or losses resulting from resolving all pre-acquisition or divestiture contingencies; and each of the following subject to pre-established thresholds: the impact of any cumulative effect of changing to newly adopted accounting principles; operating income of acquired and divested entities and their subsidiaries as reflected on the financial records thereof; restructuring charges; losses due to impairments or gain/loss contingencies; gains or losses on the sale of fixed assets; and direct losses on Cisco’s tangible assets from natural catastrophe, war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, or seizure.

52	Cisco 2025 Proxy Statement

Transformational PRSUs
In connection with the transformation of our business to meet the evolving needs of our customers and increasing the amount of subscription offerings that we provide, during fiscal 2023, the Compensation Committee, in consultation with Exequity, approved the grant of one-time transformational PRSUs to the named executive officers in order to strengthen the relationship between pay and performance by establishing appropriate performance conditions that the Compensation Committee believed would drive our future growth and profitability. Consistent with our statement of intention in our fiscal 2022 proxy statement, we did not make any subsequent transitional or other one-time equity grants to our then-current executive officers during the transformational PRSU three-year performance period outside of our standard practices.
The transformational PRSUs were intended to reward achievement by providing meaningful and appropriate incentives for achieving product ARR growth over a three-year performance period and were eligible to vest, if at all, only upon the achievement of challenging performance goals, based on the average of Cisco’s product ARR over a three-year period as measured against annual product ARR performance goals that were set by the Compensation Committee at the beginning of each of fiscal 2023, 2024, and 2025 (each a “Transformational Financial Goal Multiplier”). The award of transformational PRSUs was also designed to retain our executive officers and align their long-term interests with the creation of long-term stockholder value. By having a percentage of our named executive officers’ total direct compensation payable in the form of equity that vests over three years and, thus, subject to higher risk and longer vesting than cash compensation, our executive officers were motivated to remain employed with us and take actions that benefit the company and its stockholders over the long term. For fiscal 2025, the Compensation Committee endeavored to set product ARR performance goals at a challenging level and in full alignment with the rigorous expectations and long-term interests of our stockholders.
Additionally, in September 2024, the Compensation Committee, in consultation with Exequity, granted to Mr. Steele a pro-rata transformational PRSU award using a one-year performance period and the same product ARR performance metric for fiscal 2025 that was approved for the outstanding transformational PRSUs granted to the other named executive officers during fiscal 2023 as described below. This one-time PRSU award to Mr. Steele was scheduled to vest at the end of the fiscal 2025 performance period based on fiscal 2025 performance. However, upon Mr. Steele’s separation of employment in May 2025, he forfeited this award.

Named Executive Officer	Target Transformational PRSUs	Maximum Transformational PRSUs	Target Value of Transformational PRSUs
Gary Steele	48,601	97,202	$2,500,035

Compensation Committee Matters	53

2025 Product ARR Goals and Results
The product ARR goals for fiscal 2025 are set forth below. The Compensation Committee believed these financial performance goals were appropriately challenging, yet achievable. Compared to fiscal 2024, the product ARR target for fiscal 2025 exceeded actual fiscal 2024 performance by 42%, as measured pursuant to our transformational PRSU awards.

	Fiscal 2025 Goals			Fiscal 2025 Result
	Threshold	Target	Maximum
Product ARR	$15.4 billion	$17.1 billion	$19.7 billion	$17.037 billion
	(90% of target)		(115% of target)	(99.6% of target)
The Company’s performance relative to the above goals resulted in a Transformational Financial Goal Multiplier for fiscal 2025 of 98%, reflecting achievement below target levels. This multiplier is included as part of the three-year average for the transformational PRSUs as set forth below.
Product ARR for purposes of determining the fiscal 2025 Transformational Financial Goal Multiplier was calculated from Cisco’s product ARR excluding the effects of business combinations and divestitures subject to pre-established criteria and thresholds. For fiscal 2025, the Transformational Financial Goal Multiplier goal was: 0% for product ARR performance below threshold (90% of target); 50% for product ARR performance at threshold (90% of target); increased by 5% for each percentage increase in product ARR performance between threshold and target (between 90% and 100% of target); 100% for product ARR performance at target; increased by 6.67% for each percentage increase in product ARR performance between target and maximum (between 100% and 115% of target); and 200% for product ARR performance at or above maximum (115% of target).

54	Cisco 2025 Proxy Statement

Earned Fiscal 2023 Awards (Fiscal 2023 – 2025)
The table below summarizes the Financial Goal Multipliers for fiscal 2023, 2024, and 2025, the Average Financial Goal Multiplier, and the Relative TSR Modifier for the PRSUs granted during fiscal 2023 and the percentage of PRSUs earned.

	Financial Goal Multiplier			Results
	Fiscal 2023(1)	Fiscal 2024(2)	Fiscal 2025(3)	Average Financial Goal Multiplier (Operating Income/Operating Cash Flow/EPS)	TSR Modifier (Relative TSR)	Earned PRSUs(4)
Fiscal 2023 PRSUs	144%	90%	115%	116%	119%	138% of Target
(1)The Compensation Committee exercised its discretion to reduce the fiscal 2023 portion of the Financial Goal Multiplier from 149% to 144% to reflect the difference between the estimated tax rate for fiscal 2023, which was based in part on the potential legislation change pertaining to the research capitalization requirement enacted in the Tax Cuts and Jobs Act and used to establish the EPS goals for fiscal 2023, and the lower actual tax rate for fiscal 2023 as the legislation did not pass.
(2)During fiscal 2024, the Compensation Committee modified the adjustments used to determine Operating Cash Flow and diluted EPS under the PRSUs to exclude impacts from the acquisition of Splunk, which was completed earlier than initially anticipated, resulting in a Financial Goal Multiplier of 90%, an increase from a Financial Goal Multiplier of 81% without the modification.
(3)During fiscal 2025, the Compensation Committee used operating income as the operating goal under the PRSU plan instead of operating cash flow and EPS, which were used during fiscal 2024 and fiscal 2023.
(4)Earned PRSUs = Target PRSUs x Average Financial Goal Multiplier x Relative TSR Modifier.
Based on the multipliers and modifier as set forth in the table above, the fiscal 2023 PRSUs (for which the three-year performance cycle has been completed) were earned as follows, reflecting our commitment to pay for performance:

Named Executive Officer	Target PRSUs	Fiscal 2023 PRSUs Earned(1)
Charles H. Robbins	368,446	510,062
R. Scott Herren	165,329	228,874
Jeetu Patel	101,943	141,124
Dev Stahlkopf	100,378	138,959
Thimaya Subaiya	14,992	20,752
(1)The fiscal 2023 earned PRSUs remain subject to continued employment (other than for any named executive officer who is eligible for retirement vesting) and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settle on November 10, 2025.
The payouts for PRSUs with a three-year performance period granted in fiscal 2023, 2022, and 2021 were as follows:

Compensation Committee Matters	55

Earned Transformational PRSUs
The table below summarizes the Transformational Financial Goal Multipliers for fiscal 2023, 2024, and 2025, and the average Transformational Financial Goal Multiplier for the Transformational PRSUs granted during fiscal 2023 and the percentage of PRSUs earned.

	Transformational Financial Goal Multiplier			Results
	Fiscal 2023	Fiscal 2024	Fiscal 2025	Average Transformational Financial Goal Multiplier (Product ARR)	Earned Transformational PRSUs
Transformational PRSUs	91%	103%	98%	97%	97% of Target
(1)Earned PRSUs = Target PRSUs x Average Transformational Financial Goal Multiplier.
Based on the multipliers as set forth in the table above, the transformational PRSUs (for which the three-year performance cycle has been completed) were earned as follows, reflecting our commitment to pay for performance:

Named Executive Officer(1)	Target PRSUs	Transformational PRSUs Earned(2)
Charles H. Robbins	378,980	368,872
R. Scott Herren	126,327	122,957
Jeetu Patel	95,947	93,387
Dev Stahlkopf	101,062	98,366
Thimaya Subaiya	35,980	35,019
(1)Upon Mr. Steele’s separation of employment in May 2025, he forfeited his pro-rata transformational PRSUs and therefore Mr. Steele has been excluded from this table.
(2)The fiscal 2023 earned transformational PRSUs remain subject to continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned transformational PRSUs until they settle on November 10, 2025. The transformational PRSUs will not vest upon the retirement or other termination of a named executive officer prior to such vesting date except in the following circumstances: at target levels in the event of a named executive officer’s death, a named executive officer’s terminal illness, or the acquisition of Cisco by merger or asset sale in which the transformational PRSU is not assumed or replaced by the acquiring entity.
Target Values versus Accounting Values
The values reported in the Summary Compensation Table for fiscal 2025 are different than the target values set forth in the fiscal 2025 PRSU table above. The values of the fiscal 2023 PRSUs and fiscal 2024 PRSUs are based on separate measurements of our financial performance for each year in the three-year performance period. Therefore, FASB ASC Topic 718 requires that the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. As a result, in addition to the value of the fiscal 2025 PRSUs, the Summary Compensation Table for fiscal 2025 includes a portion of the value of the fiscal 2023 PRSUs, the fiscal 2024 PRSUs, and the transformational PRSUs based on the annual operational performance metrics set for those awards during fiscal 2025. The table below illustrates the difference between target values and accounting values for our CEO with respect to his equity awards over the last three fiscal years.

	Target Value		Accounting Value Disclosed in Summary Compensation Table
Fiscal 2025	$27,800,081		$45,870,690
Fiscal 2024	$27,800,004		$35,373,892
Fiscal 2023	$41,000,035	(1)	$24,108,979
(1)The fiscal 2023 target value includes the target value of the fiscal 2023 annual equity awards and the total target value of the transformational PRSUs.

56	Cisco 2025 Proxy Statement

Additional Equity Award to Mr. Patel
In December 2024, in light of the additional responsibilities assumed by Mr. Patel when he was promoted to EVP, Chief Product Officer, which was prior to his promotion to President and Chief Product Officer, and to better align Mr. Patel’s total target pay with peer median practices, the Compensation Committee approved the following grant of time-based RSUs to Mr. Patel.

Named Executive Officer	Time-Based RSUs	Grant Value of Time-Based RSUs
Jeetu Patel	43,030	$2,426,892
Vesting of RSUs and PRSUs
Consistent with typical practices among competitors for key talent in the technology sector and responsive to recruiting and retention considerations in this market, 34% of the time-based RSUs granted during fiscal 2025 will generally vest subject to a one-year cliff and then vest 8.25% in each successive quarter thereafter over the remainder of the three-year vesting period. Subject to continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until the settlement date, any earned PRSUs will be settled following the completion of the performance period and final certification of the Compensation Committee. All outstanding unvested equity awards under the 2005 Stock Incentive Plan will vest in full (at target levels for PRSUs), and, if applicable, become immediately exercisable in the event of the named executive officer’s death, terminal illness, or if Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity.
Separation Agreement with Mr. Steele
In May 2024, after closing the acquisition of Splunk, we entered into a letter agreement with Mr. Steele (the “Letter Agreement”) in connection with Mr. Steele’s appointment as President, Go-to-Market, his importance in effectively integrating Splunk into Cisco, and in consideration of the change in control severance benefits to which he became entitled upon our acquisition of Splunk. The Letter Agreement provides certain employment termination provisions during the period that change in control severance benefits would have applied under his previous employment agreement with Splunk, prior to the acquisition. These provisions provide that, upon a qualifying termination under the Letter Agreement during the period ending on the 18-month anniversary of the closing of the Splunk acquisition and subject to Mr. Steele’s execution of an effective release of claims and continued compliance with post-termination covenants, Mr. Steele would receive a lump sum cash amount equal to 24 months of Mr. Steele’s annual base salary, two times Mr. Steele’s target annual bonus, a pro-rated target annual bonus, and the premiums required to continue Mr. Steele’s group health care coverage for a period of 18 months (the “Steele Payment”).
Mr. Steele meaningfully contributed to the successful integration of Splunk. His May 2025 separation from Cisco was considered a qualifying termination under his Letter Agreement. Pursuant to the Letter Agreement, Mr. Steele executed a release of claims and was paid a lump sum cash payment in the amount of $6,516,200, which is equal to the Steele Payment.

Compensation Committee Matters	57

Retirement
In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement assistance requirements and covenants, all PRSUs, except for the transformational PRSUs, will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the applicable three-year performance period. Beginning with the fiscal 2024 equity awards, in the event of the retirement of any RSU award recipient, including each of our named executive officers, and to the extent the RSU award recipient satisfies the specific retirement eligibility criteria described in the award agreement, any unvested portion of the RSUs will vest upon the award recipient’s retirement. At the end of fiscal 2025, Mr. Robbins was eligible for retirement vesting.
See the “Compensation Committee Matters – Fiscal 2025 Compensation Tables – Grants of Plan-Based Awards – Fiscal 2025” table for additional information regarding these equity grants to the named executive officers and the “Potential Payments upon Termination or Change in Control” section for additional information regarding these grants to the named executive officers and all other outstanding equity awards previously granted to the named executive officers.
Perquisites
Consistent with our pay-for-performance compensation philosophy, we believe perquisites for executive officers should be limited in scope and value and should only be offered when they provide necessities or conveniences that allow our executive officers to focus on and optimally perform in their role with Cisco. Consequently, Cisco’s executive officers generally will not be entitled to receive any special benefits, except as provided below or otherwise described in footnote 5 to the “Compensation Committee Matters — Fiscal 2025 Compensation Tables — Summary Compensation Table” below:
●Health Benefits — Executive officers may choose to have an annual executive health screening and other benefits at Cisco’s expense. Executive health physicals and related benefits assist both the executive officer and Cisco by ensuring health risks are minimized.
●Aircraft Policy — Our CEO and our other executive officers may occasionally use our corporate aircraft for personal use, subject to availability, provided they reimburse Cisco for the incremental cost of the flight. Because the leased corporate aircraft is used primarily for business travel, Cisco requires reimbursement for the incremental cost of the flight (these costs do not include fixed costs that do not change based on usage).
The incremental cost for personal use includes, when applicable, the following costs: fuel, landing/parking fees, crew fees and expenses, custom fees, flight services/charts, variable maintenance costs, inspections, catering, aircraft supplies, telephone usage, trip-related hangar rent and parking costs, plane repositioning costs (deadhead flights), occupied variable fees, and other miscellaneous expenses. The incremental cost excludes fixed costs such as monthly management fees, lease payments, crew salaries, maintenance costs not related to trips, training, home hangaring, general taxes and insurance, and services support, as these fixed costs are generally incurred for business purposes. In addition, occasionally, guests of named executive officers and board members are permitted to ride along on Cisco’s leased corporate aircraft when the aircraft is already going to a specific destination for a business purpose, provided there is no more than de minimis incremental cost. On such occasions, the named executive officer will be subject to imputed income at the applicable Standard Industrial Fare Level (SIFL) rates for any personal passengers on that flight, and Cisco does not provide tax gross-ups for such imputed income.

58	Cisco 2025 Proxy Statement

●Personal Security — Cisco has provided certain personal security services to ensure Mr. Robbins safety for several years. During fiscal 2025, the Compensation Committee approved a comprehensive security program for Mr. Robbins and other members of his executive leadership team, following a review by internal and external security professionals. We believe these security measures benefit Cisco and our stockholders because of the importance of Mr. Robbins and his leadership to Cisco.
Consistent with prevalent practices among large, multinational companies, and based on an independent third-party security study, Cisco provides security, including but not limited to cyber and digital protection and executive protection and secure transportation for the CEO and the family of the CEO, other members of Cisco’s executive leadership team, and the family of other members of Cisco’s executive leadership team, to the extent recommended by internal security personnel. The chair of the Compensation Committee must pre-approve any security recommended by Cisco Security or a third-party security vendor for families traveling with executive officers other than the CEO on business trips and for such executive officers and, if applicable, their families on non-business trips. In addition, Cisco security practices provide that the CEO may be driven to and from work by an authorized car service and personal security driver. Further, Cisco provides certain security products and related licenses to certain named executive officers for use at their residences. The incremental cost of security expenses for Cisco security personnel is their meals, lodging, and travel, but generally not their compensation because Cisco already incurs that cost for business purposes. The incremental cost of third-party security vendors is their actual cost. The incremental cost for the authorized car service and personal security driver is the actual cost. The incremental cost for security products and related licenses is the actual cost. Cisco does not consider the provision of such security to be a perquisite since the need for security arises from the nature of the executive officer’s employment by Cisco and the provision of such security is provided to mitigate risks to Cisco’s business. Pursuant to SEC guidance, we have reported the aggregate incremental costs in the “All Other Compensation” column of the Summary Compensation Table.
The Compensation Committee believes that these costs are appropriate and necessary in light of the current threats and safety concerns and challenges affecting management teams at large companies with global operations. The Compensation Committee will continue to evaluate this program, including a review of security professional assessments and safety threats and recommendations for the security programs.
●Relocation Benefits — Executive officers who are relocating may be entitled to the benefits determined with reference to Cisco’s international and domestic assignment, transfer, and relocation policies for Vice Presidents and above, as amended from time to time. These relocation benefits are market competitive benefits and enable an orderly transition for Vice Presidents relocating within the United States or to another country.
●Required Business Trips/Events Where Spouses/Partners are Expected to Attend — Cisco will pay for or reimburse spousal/partner travel and personal expenses only in connection with business-related events where Cisco executive officers are required to attend and where the presence of spouses/partners is expected; provided, however, for each named executive officer, the aggregate amount of spousal/partner travel and personal expenses paid for by Cisco in a fiscal year must be less than $25,000. If a named executive officer’s spousal/partner travel and personal expenses are in excess of such limit, the named executive officer will generally be responsible for such excess amounts and will reimburse Cisco. Additionally, at certain of these events, named executive officers receive limited gifts at no cost to Cisco.
●Gross-Ups — Cisco does not provide for tax gross-ups in connection with any of the foregoing items except in the case of tax equalization and tax adjustments under Cisco’s international and domestic assignment, transfer, and relocation policies.
Deferred Compensation Plan
The Deferred Compensation Plan is available to all U.S. employees with the title of director or above, including the named executive officers. The Deferred Compensation Plan provides an opportunity for individual retirement savings on a tax- and cost-effective basis on compensation above the Internal Revenue Code of 1986, as amended (the “Code”), limits under the Cisco Systems, Inc. 401(k) Plan (the “401(k) Plan”). Cisco does not sponsor a supplemental executive retirement plan or a defined benefit pension plan. Cisco matches deferrals at the same percentage as matched under the 401(k) Plan. Those matching contributions are described in footnote 2 to the “Compensation Committee Matters — Fiscal 2025 Compensation Tables — Nonqualified Deferred Compensation — Fiscal 2025” table below.

Compensation Committee Matters	59

Fiscal 2026 Compensation Approach
●Base Salaries – Based on individual performance, internal equity, and reference to the peer group median as the primary benchmark, the annual base salary for Ms. Stahlkopf will increase from $732,875 to $750,000 and the annual base salary for Mr. Subaiya will increase from $775,000 to $800,000, both effective November 1, 2025. The annual base salary of Mr. Patel for fiscal 2026 was not increased. Additionally, the annual base salary of Mr. Robbins for fiscal 2026 was not increased and has not increased since the beginning of fiscal 2020.
●Variable Cash Incentive Awards — Awards under the EIP for the named executive officers are based entirely on the risk and reward of Cisco’s financial performance, a change from fiscal 2025 during which 90% of the bonus was based on Cisco’s financial performance and 10% was based on a Purpose Factor. The individual target awards remain at competitive levels of 260% of base salary for Mr. Robbins and 160% of base salary for the other named executive officers, which levels are the same as fiscal 2025 levels.
●Long-Term, Equity-Based Incentive Awards — In the interest of maintaining Cisco’s intended competitive positioning among the peers, and of continuing the consistency of the overall incentive program design and operation, in September 2025, the Compensation Committee granted the following fiscal 2026 equity awards to the continuing named executive officers below (60% PRSUs/40% RSUs for the CEO and 50% PRSUs/50% RSUs for the other continuing named executive officers). The fiscal 2026 PRSUs continue to use a three-year performance period with a multi-year performance metric covering the three-year period from the beginning of fiscal 2026 through the end of fiscal 2028. A relative TSR performance goal for the fiscal 2026 PRSUs will modify the financial performance goal multiplier higher or lower by no more than 20% similar to the Relative TSR Modifier described above with respect to the fiscal 2025 PRSUs with a cap at target in the event Cisco’s absolute TSR during the three-year performance period is negative.

Named Executive Officer	Performance-Based Restricted Stock Units	Time-Based Restricted Stock Units
Charles H. Robbins	273,510	190,050
Jeetu Patel	107,512	112,058
Dev Stahlkopf	60,924	63,500
Thimaya Subaiya	68,091	70,970

60	Cisco 2025 Proxy Statement

Executive Compensation Governance Components
Our Culture of Ownership
As noted above, a core element of Cisco’s compensation philosophy is to align the interests of executive officers with those of stockholders by providing appropriate long-term incentives. To further this goal, Cisco has a long-standing policy regarding minimum ownership of shares by Cisco’s executive officers. During fiscal 2025, Cisco added a holding requirement as described below.
These minimum ownership requirements call for Cisco’s CEO to own shares of Cisco’s common stock having a value equal to at least six times the CEO’s annual base salary and for each other executive officer to own shares of Cisco’s common stock having a value equal to at least four times the executive officer’s annual base salary. The CEO and each other executive officer have five years from the date of their respective appointment to attain their minimum ownership level. During fiscal 2025, Cisco introduced a holding requirement to our stock ownership guidelines, which provides that until the CEO or an executive officer has satisfied the required ownership level, during the five-year attainment period, such executive officer shall be required to hold as least 25% of any total net shares acquired (post tax). If the CEO or an executive officer does not satisfy the required ownership level during the five-year attainment period, such executive officer shall be required to hold 100% of any acquired shares until the required ownership level is satisfied.
For purposes of our ownership requirements, an executive officer’s stock ownership includes all shares of Cisco common stock owned by the executive officer outright or held in trust for the executive officer and his or her immediate family, plus the executive officer’s vested deferred stock and allocated shares of Cisco common stock in employee plans, but not the executive officer’s unvested or unexercised equity. The value of a share is measured as the greater of the then current market price or the closing price of a share of Cisco common stock on the acquisition date.

Position	Required Share Ownership (Multiple of Base Salary)
CEO	6x
Other Executive Officers	4x
As of October 17, 2025, all of our executive officers were either exceeding the minimum stock ownership requirements or were on track to comply in the relevant timeframe. Additionally, as of October 17, 2025, Mr. Robbins’ actual stock ownership, as calculated pursuant to our ownership requirements, was more than 14 times his annual base salary.
Recoupment (“Clawback”) Policy
Effective in October 2023, Cisco updated its prior recoupment policy, which update was intended to comply with the adopted final SEC rules and applies to all cash and equity incentive awards received on or after October 2, 2023. Under the updated recoupment policy, in the event of an accounting restatement, the Compensation Committee will seek reimbursement from each applicable Section 16 officer of any excess performance-based cash or equity incentives with the excess amount determined based on the impact of the accounting restatement on all applicable performance measures. A copy of our recoupment policy was filed as Exhibit 97.1 to our Annual Report on Form 10-K for fiscal 2025.
Prior to the adoption of the updated recoupment policy, Cisco had a long-standing recoupment policy for cash incentive awards paid to executive officers under Cisco’s annual cash incentive plan, the EIP, and in June 2019, this policy was extended to include PRSUs. For PRSUs received prior to October 2, 2023 that remain subject to Cisco’s prior recoupment policy, in the event of a restatement of incorrect financial results, this policy enables the Compensation Committee, if it determines appropriate and subject to applicable laws, to seek reimbursement from executive officers of the incremental shares of Cisco’s common stock settled for any PRSUs in excess of the shares of Cisco’s common stock that would have been settled for such PRSUs based on the restated financial results, or the value of such incremental shares to the extent an executive officer sells any incremental shares.
Cisco’s long-term, equity-based incentive award plans also generally provide for forfeiture if a named executive officer participates in activities detrimental to Cisco (including during a retirement-vesting period) or is terminated for misconduct.

Compensation Committee Matters	61

Equity Award Timing Policies and Practices
We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity awards, the Compensation Committee has historically granted such awards on a predetermined annual schedule. In fiscal 2025, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our named executive officers.
Compensation Risk Management
The Compensation Committee’s annual review and approval of Cisco’s compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviews Cisco’s compensation programs for employees and executives, including the variable cash incentive plans and long-term, equity-based incentive awards, and does not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on Cisco.
As part of this review, the Compensation Committee evaluates the need to engage independent consultants for specific assignments and engaged Exequity during fiscal 2025 to deliver a report and assist with the risk assessment of Cisco’s executive compensation program.
Exequity advised that Cisco’s executive compensation program:
●maintains an appropriate pay philosophy;
●uses an appropriate, objectively selected peer group to support decision-making;
●reflects best-in-class design and governance practices in key areas;
●supports business objectives;
●mitigates compensation-related risk through a balanced structure and related policies such as stock ownership guidelines, pledging prohibitions, etc.; and
●reviews actual pay delivery from performance-based incentives to confirm the rigor of goal setting and the alignment with performance.
The Compensation Committee also determined that Cisco’s commission and sales incentive plans for employees at all levels are based on measurable and verifiable sales goals that are aligned with Cisco’s company-wide revenue and operating income goals for its bonus plan for executives. In addition, total target incentive compensation for all employees is a small percentage of total sales and revenue, and incentive opportunities under these plans are capped. The plans are monitored to ensure that internal controls are in place to mitigate risk. Management also retains discretion to reduce incentive amounts in appropriate circumstances.

62	Cisco 2025 Proxy Statement

Compensation Process
The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers. The Compensation Committee begins its process of deciding how to compensate Cisco’s named executive officers by considering the competitive market data and specific compensation designs provided by its independent compensation consultant and the People and Communities organization. The Compensation Committee, with the assistance of its independent compensation consultant, identified criteria to select a list of companies that comprise Cisco’s peer group.
During fiscal 2025, the Compensation Committee retained Exequity as its independent compensation consultant to help the Compensation Committee establish and implement its compensation philosophy, to evaluate compensation proposals recommended by management, and to provide advice and recommendations on competitive market practices and specific compensation decisions for executive officers. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO and the People and Communities organization present compensation and benefit proposals to the Compensation Committee. Exequity worked directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and did not undertake projects for management, except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. During fiscal 2025, Exequity performed no other consulting or other services for management and did not undertake any projects for management.
Peer Group
The Compensation Committee approved a peer group in February 2024, which was used to establish compensation targets and guide decisions through February 2025. Exequity subsequently prepared a peer group study, and based on the below objective selection criteria, the same peer group was approved in March 2025. As an additional point of reference, the Compensation Committee may also decide to use data accumulated by management regarding compensation practices of companies where Cisco regularly competes for talent.
How the Peer Group was Selected
The members of the peer group are generally based on the following objective criteria, recommended by Exequity:
●Major information technology companies with related Global Industry Classification Standard (GICS) codes 4510, 4520, 4530, and 5020;
●A three-year rolling average market capitalization greater than $30 billion (based on the trailing 12-quarter average); and
●Revenues greater than $10 billion (based on the trailing four-quarter averages).
Peer Group Members

Accenture plc (ACN)	Dell Technologies Inc. (DELL)	Microsoft Corporation (MSFT)
Adobe Inc. (ADBE)	HP Inc. (HPQ)	Oracle Corporation (ORCL)
Alphabet Inc. (GOOG)	Intel Corporation (INTC)	Qualcomm Incorporated (QCOM)
Apple Inc. (AAPL)	International Business Machines Corporation (IBM)	Salesforce, Inc. (CRM)
Broadcom Inc. (AVGO)	Meta Platforms, Inc. (META)	Visa Inc. (V)
The positions of Cisco’s named executive officers were compared to their counterpart positions in the peer group, and the compensation levels for comparable positions in the peer group were examined for guidance in determining:
●base salaries;
●variable cash incentive awards; and
●the amount and mix of long-term, equity-based incentive awards.

Compensation Committee Matters	63

The Compensation Committee establishes base salaries, variable cash incentive awards, and long-term, equity-based incentive awards on a case-by-case basis for each named executive officer taking into account, among other things, company and individual performance, role expertise, experience, and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning, and best compensation governance practices. The Compensation Committee does not tie individual compensation to specific target percentiles. Beginning with fiscal 2025 compensation decisions, the Compensation Committee references the peer group median as its primary benchmark.
How the Compensation Committee Makes Decisions and Policies
The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although from time to time it seeks input and recommendations from the CEO and the People and Communities organization. The Compensation Committee makes decisions based on the following inputs: company performance, regulatory and market considerations, shareholder feedback, individual performance, independent compensation consultant, and CEO/HR input.
Our CEO does not make recommendations with respect to his compensation or participate in the deliberations regarding the setting of his compensation. The Compensation Committee reports to the Board on the major items covered at each Compensation Committee meeting. Exequity works directly with and on behalf of the Compensation Committee to assist the Compensation Committee in satisfying its responsibilities; and undertakes no projects for management except at the request of the Compensation Committee chair, and in the capacity of the Compensation Committee’s agent where such projects were in direct support of the Compensation Committee’s charter. The Compensation Committee assessed the independence of Exequity during fiscal 2025 and believed that there were no conflicts of interest. In reaching this conclusion, the Compensation Committee considered applicable SEC rules and regulations and the corresponding Nasdaq independence factors regarding compensation advisor independence.
In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Cisco and to its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible.
In reviewing and establishing CEO compensation, the Compensation Committee also considers our CEO pay ratio. Cisco has always been committed to paying its people fairly and equitably, and we have strived to develop and execute robust policies to evaluate pay levels throughout the company. We are a founding signer of the White House Equal Pay Pledge and the Parity.org pledge, and we are leading the charge to make fair pay a reality for all employees through the Employers for Pay Equity Consortium.
The Compensation Committee considers the accounting consequences to Cisco of different compensation decisions and the impact on stockholder dilution; however, neither of these factors by themselves will compel a particular compensation decision.
The Compensation Committee annually grants long-term, equity-based incentive awards to executive officers after the close of the prior fiscal year and the review and evaluation of each executive officer’s performance. The Compensation Committee’s policy is to generally grant equity awards only during open trading windows and to establish grant dates in advance, generally establishing those dates near the beginning of each fiscal year.

64	Cisco 2025 Proxy Statement

Compensation Committee Report
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation and Management Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with Cisco’s management. Based on that review and those discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into Cisco’s Annual Report on Form 10-K for its 2025 fiscal year.
Submitted by the Compensation and Management Development Committee
Daniel H. Schulman (Chair)
Dr. Kristina M. Johnson
Marianna Tessel (member since August 21, 2025)
Wesley G. Bush (member until August 21, 2025)
John D. Harris II (member until August 21, 2025)

Compensation Committee Matters	65

Fiscal 2025 Compensation Tables
The following table, footnotes, and related narrative sets forth the “total compensation” earned by the named executive officers for services rendered in all capacities to Cisco and its subsidiaries for each of the last three or fewer fiscal years during which such individuals were designated as named executive officers. The salary, bonus, and non-equity incentive plan compensation columns set forth below reflect the actual amounts paid for the relevant fiscal years, while the stock awards column reflects accounting values. For the actual amounts of compensation related to long-term equity incentives, see the “Stock Vested – Fiscal 2025” table below. Cisco’s named executive officers for fiscal 2025 include our CEO, our CFO, our three most highly compensated executive officers (other than CEO and CFO) who were serving as executive officers at the end of fiscal 2025, and one former executive officer who was not serving as an executive officer at the end of fiscal 2025.
Summary Compensation Table

Name and Principal Position(1)	Fiscal Year(1)	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)	Total as Adjusted for Alternative Stock Award Values ($)(5)
Charles H. Robbins	2025	1,390,000	—		45,870,690	5,117,424	460,637	52,838,751	41,266,351
Chair and Chief Executive Officer	2024	1,390,000	—		35,373,892	2,356,328	82,434	39,202,654	39,848,592
	2023	1,390,000	—		24,108,979	6,266,676	78,053	31,843,708	38,734,840
R. Scott Herren	2025	896,875	—		21,218,879	2,031,960	145,904	24,293,618	19,240,877
Former Executive Vice President and Chief Financial Officer	2024	891,238	—		16,937,800	929,757	90,232	18,849,027	18,758,624
	2023	869,231	—		14,201,856	2,411,505	66,417	17,549,009	19,013,898

Jeetu Patel	2025	859,184	—		22,742,067	1,947,596	138,588	25,687,435	22,497,852
President and Chief Product Officer
Dev Stahlkopf	2025	732,875	—		13,300,768	1,660,402	132,689	15,826,734	12,758,943
Executive Vice President and Chief Legal Officer	2024	728,269	—		10,941,885	759,745	66,961	12,496,860	12,260,778
	2023	705,769	—		7,564,618	1,957,945	15,525	10,243,857	12,512,719
Thimaya Subaiya	2025	761,731	—		12,112,001	1,726,112	138,771	14,738,615	14,243,604
Executive Vice President, Operations	2024	668,484	—		3,966,086	548,537	15,525	5,198,632	5,191,111
Gary Steele	2025	792,308	5,000,000	(6)	20,500,105	—	6,541,142	32,833,555	32,833,555
Former President, Go-to-Market	2024	349,234	291,781	(7)	—	115,271	105,847	862,133	862,133
(1)Mr. Patel was promoted to President and Chief Product Officer, effective May 14, 2025, and was not a named executive officer in fiscal 2023 and 2024. Mr. Subaiya was promoted to Executive Vice President, Operations, effective March 5, 2024, and was not a named executive officer in fiscal 2023. Mr. Steele became President, Go-to-Market, effective May 15, 2024, and was not a named executive officer in fiscal 2023.
(2)The amounts in the “Stock Awards” column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of PRSUs and RSUs granted during the applicable fiscal year under the 2005 Stock Incentive Plan. See below for more information on, and assumptions used for, the grant date fair value of the PRSUs. For time-based awards without dividend equivalent rights, the grant date fair value was determined using the closing price of Cisco common stock on the date of grant, adjusted for the present value of expected dividends. For time-based awards with dividend equivalent rights, the grant date fair value was determined using the closing price of Cisco common stock on the date of grant.
The PRSUs awarded in fiscal 2025, 2024 and 2023 are generally based on the three-year performance cycle of (i) fiscal 2025 through fiscal 2027, (ii) fiscal 2024 through fiscal 2026, and (iii) fiscal 2023 through fiscal 2025, respectively. Generally, for the PRSUs awarded in fiscal 2025, 2024 and 2023, the performance metrics are based on operating goal performance with a modifier of plus or minus 20% based on Cisco’s relative TSR, subject to a cap at target for the relative TSR modifier of the fiscal 2025 PRSUs in the event Cisco’s absolute TSR during the three-year performance period is negative.

66	Cisco 2025 Proxy Statement

For the PRSUs awarded in fiscal 2025, the metric used to determine the number of PRSUs earned relative to operating goal performance is operating income based on goals over the three-fiscal year performance period, pre-established at the beginning of fiscal 2025. This operating goal performance metric will be reviewed at the end of the performance period and any PRSUs are earned based on performance over the performance period, subject to the Compensation Committee’s approval. For the PRSUs awarded in fiscal 2024 and 2023, the metrics used to determine the number of PRSUs earned relative to operating goal performance are operating income during fiscal 2025 and operating cash flow and EPS during fiscal 2024 and 2023, based on annual goals, pre-established at the beginning of each applicable fiscal year (the “Legacy Design”). These operating goal performance metrics are reviewed at the end of each fiscal year and any PRSUs are earned based on the average performance over the applicable fiscal years, subject to the Compensation Committee’s approval. The probable and maximum values are based upon achieving the target or maximum level of performance as of the date the goals were set. The performance periods for the PRSUs earned based on Cisco’s relative TSR are described in the “ Grants of Plan-Based Awards – Fiscal 2025” table below. See the “Fiscal 2025 Compensation” section in the CD&A for a description of the material terms of the PRSUs.
The table below sets forth the grant date fair value for PRSUs awarded in fiscal 2025, 2024 and 2023.

Name	Fiscal Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)(a)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)(a)
Charles H. Robbins	2025	34,750,648	69,614,306
	2024	24,253,889	47,391,223
	2023	13,708,978	25,684,293
R. Scott Herren	2025	14,218,872	28,485,955
	2024	9,937,778	19,343,396
	2023	7,201,856	12,812,133
Jeetu Patel	2025	13,055,273	26,156,187
Dev Stahlkopf	2025	9,050,744	18,130,759
	2024	6,691,860	12,963,995
	2023	3,314,597	6,352,596
Thimaya Subaiya	2025	6,611,985	13,247,950
	2024	1,504,155	2,915,329
Gary Steele	2025	11,500,060	23,036,120
(a)    Except in the case of the fiscal 2025 PRSUs, because the performance-related component for PRSUs that contain operating goals is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved as follows:
(i)    the amounts for fiscal 2025 represent the grant date fair value for the operating goal performance-related component and market-related TSR component of the PRSUs awarded in fiscal 2025 based upon the probable or target outcome of these components as of the date the goals were set and based upon achieving the maximum level of performance under these components as of the date the goals were set;
(ii)    the amounts for fiscal 2024 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2024, 2023 and 2022 and the market-related TSR component of the PRSUs awarded in fiscal 2024 based upon the probable or target outcome of these components as of the date the goals were set and based upon achieving the maximum level of performance under these components as of the date the goals were set; and
(iii)    the amounts for fiscal 2023 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2023, 2022 and 2021 and the market-related TSR component of the PRSUs awarded in fiscal 2023 based upon the probable or target outcome of these components as of the date the goals were set and based upon achieving the maximum level of performance under the component as of the date the goals were set.
For additional description of the actual amounts earned for the fiscal 2023 PRSUs, see the “Fiscal 2025 Compensation – Long-Term, Equity-Based Incentive Awards – Earned Fiscal 2023 Awards (Fiscal 2023 – 2025)” section in the CD&A above.

Compensation Committee Matters	67

The following table includes the assumptions used to calculate the grant date fair value of PRSU awards (prior to any applicable modifications) reported for fiscal 2025, 2024 and 2023.

PRSU Award	Fair Value ($)	Assumptions (Operating Goal)		Fair Value ($)	Assumptions (TSR Goal)
		Range of Risk Free Interest Rate (%)	Dividend Yield (%)		Risk Free Interest Rate (%)	Dividend Yield (%)
Fiscal 2025
11/5/2024 PRSUs	61.83	N/A	N/A	N/A	N/A	N/A
11/5/2024 PRSUs (Transformational)	56.16	N/A	N/A	N/A	N/A	N/A
9/19/2024 PRSUs	54.77	N/A	N/A	N/A	N/A	N/A
9/19/2024 PRSUs (Transformational)	51.44	N/A	N/A	N/A	N/A	N/A
Year 2 of Fiscal 2024 PRSUs	49.70	N/A	N/A	N/A	N/A	N/A
Year 2 of Fiscal 2024 PRSUs (Transformational)	51.44	N/A	N/A	N/A	N/A	N/A
Year 3 of Fiscal 2023 PRSUs	55.00	N/A	N/A	N/A	N/A	N/A
Year 3 of Fiscal 2023 PRSUs (Transformational)	51.44	N/A	N/A	N/A	N/A	N/A
Fiscal 2024
9/21/2023 PRSUs	57.36	N/A	N/A	N/A	N/A	N/A
9/21/2023 PRSUs (Transformational)	53.34	N/A	N/A	N/A	N/A	N/A
Year 2 of Fiscal 2023 PRSUs	67.33	N/A	N/A	N/A	N/A	N/A
Year 2 of Fiscal 2023 PRSUs (Transformational)	57.26	N/A	N/A	N/A	N/A	N/A
Year 3 of Fiscal 2022 PRSUs	57.26	N/A	N/A	N/A	N/A	N/A
Fiscal 2023
10/11/2022 PRSUs	42.34	4.25% – 4.26%	N/A	N/A	N/A	N/A
10/11/2022 PRSUs (Transformational)	39.58	N/A	N/A	N/A	N/A	N/A
Year 2 of Fiscal 2022 PRSUs	39.58	N/A	N/A	N/A	N/A	N/A
Year 3 of Fiscal 2021 PRSUs	39.58	N/A	N/A	N/A	N/A	N/A
(3)The amounts listed in the “Non-Equity Incentive Plan Compensation” column for fiscal 2025, 2024 and 2023 reflect the cash awards paid under the EIP for performance in the applicable fiscal year. See the “Fiscal 2025 Compensation” section in the CD&A for a description of the material terms, including how the variable cash incentive awards were determined for fiscal 2025.
(4)The amounts listed in the “All Other Compensation” column for fiscal 2025 include actual and estimated matching contributions by Cisco under the Deferred Compensation Plan, matching contributions that Cisco made under the 401(k) Plan, and other perquisites and personal benefits, and details about these amounts are set forth in the table below.

Name	Matching Contributions under Deferred Compensation Plan ($)(a)	Matching Contributions under 401(k) Plan ($)	Other ($)(b)(c)		Total ($)
Charles H. Robbins	51,750	15,750	393,137	(d)	460,637
R. Scott Herren	—	14,602	131,302	(e)	145,904
Jeetu Patel	—	15,750	122,838	(f)	138,588
Dev Stahlkopf	—	15,750	116,939	(g)	132,689
Thimaya Subaiya	—	15,750	123,021	(h)	138,771
Gary Steele	—	15,750	6,525,392	(i)	6,541,142
(a)    This includes matching contributions related to fiscal 2025 salary deferred during calendar year 2024 as well as fiscal 2025 salary and non-equity incentive plan compensation deferred during calendar year 2025 that is expected to be credited at the end of calendar year 2025. See the “Nonqualified Deferred Compensation – Fiscal 2025” section below for more information.
(b)    In fiscal 2025, named executive officers were permitted to use the aircraft occasionally for non-business travel, subject to availability and reimbursing Cisco for the incremental cost of the flight. Additionally, in fiscal 2025, guests of named executive officers were permitted to ride along on Cisco’s leased corporate aircraft when the aircraft was already going to a specific destination for a business purpose, provided there was no more than a de minimis incremental cost. See the “Fiscal 2025 Compensation – Perquisites” section in the CD&A for a description of our Aircraft Policy and the method Cisco used in determining the incremental cost for personal use.

68	Cisco 2025 Proxy Statement

(c)    In fiscal 2025, Cisco replaced its U.S. paid time off policy with a non-accrued vacation time off policy for all U.S. exempt employees. In connection with this change, accrued unpaid vacation was paid out to all U.S. exempt employees, including the following amounts to our named executive officers: $97,140 to Mr. Robbins, $90,239 to Mr. Herren, $85,009 to Mr. Patel, $87,381 to Ms. Stahlkopf, $102,113 to Mr. Subaiya, and $9,192 to Mr. Steele.
(d)    The amount listed in the “All Other Compensation” column for fiscal 2025 for Mr. Robbins includes, in addition to the accrued unpaid vacation payout set forth in footnote (c) above, $284,581 for security, de minimis incremental catering costs for guests related to use of the corporate aircraft, and personal expenses in connection with the attendance of his spouse at required business trips where the presence of spouses/partners was expected. Cisco provides security, including but not limited to cyber and digital protection and executive protection and secure transportation for the CEO and the family of the CEO, as recommended by internal security personnel. Additionally, Cisco security practices provide that the CEO be driven to and from work by an authorized car service and personal security driver. Cisco does not consider these security expenses to be personal benefits since these expenses arise from the nature of Mr. Robbins’ employment by Cisco. However, the disclosure regulations require certain security expenses to be reported as personal benefits. The amount reported for such security expenses is the incremental cost to Cisco of providing security personnel employed by Cisco and third-party security vendors. For Cisco security personnel, the incremental cost includes meals, lodging and travel. Compensation is not included because Cisco already incurs that cost for business purposes. For third-party security vendors, the incremental cost is their actual cost. The incremental cost for the authorized car service and personal security driver is the actual cost.
(e)    The amount listed in the “All Other Compensation” column for fiscal 2025 for Mr. Herren includes, in addition to the accrued unpaid vacation payout set forth in footnote (c) above, cyber and digital protection security, and personal expenses in connection with the attendance of his spouse at required business trips where the presence of spouses/partners was expected. Cisco provides security, including but not limited to cyber and digital protection, for members of Cisco’s executive leadership team and the family of members of Cisco’s executive leadership team, to the extent recommended by internal security personnel. The incremental cost of third-party security vendors, security products and related licenses is their actual cost.
(f)    The amount listed in the “All Other Compensation” column for fiscal 2025 for Mr. Patel includes, in addition to the accrued unpaid vacation payout set forth in footnote (c) above, cyber and digital protection security, de minimis incremental catering costs for guests related to use of the corporate aircraft, and personal expenses in connection with the attendance of his partner at required business trips where the presence of spouses/partners was expected. Cisco provides security, including but not limited to cyber and digital protection, for members of Cisco’s executive leadership team and the family of members of Cisco’s executive leadership team, to the extent recommended by internal security personnel. The incremental cost of third-party security vendors, security products and related licenses is their actual cost.
(g)    The amount listed in the “All Other Compensation” column for fiscal 2025 for Ms. Stahlkopf includes, in addition to the accrued unpaid vacation payout set forth in footnote (c) above, cyber and digital protection security, and personal expenses in connection with the attendance of her spouse at required business trips where the presence of spouses/partners was expected. Cisco provides security, including but not limited to cyber and digital protection, for members of Cisco’s executive leadership team and the family of members of Cisco’s executive leadership team, to the extent recommended by internal security personnel. The incremental cost of third-party security vendors, security products and related licenses is their actual cost.
(h)    The amount listed in the “All Other Compensation” column for fiscal 2025 for Mr. Subaiya includes, in addition to the accrued unpaid vacation payout set forth in footnote (c) above, cyber and digital protection security, an annual executive health screening, and personal expenses at required business trips. Cisco provides security, including but not limited to cyber and digital protection, for members of Cisco’s executive leadership team and the family of members of Cisco’s executive leadership team, to the extent recommended by internal security personnel. The incremental cost of third-party security vendors, security products and related licenses is their actual cost.
(i)    The amount listed in the “All Other Compensation” column for fiscal 2025 for Mr. Steele includes, in addition to the accrued unpaid vacation payout set forth in footnote (c) above, upon his qualifying termination, $6,469,421 in cash payments, $32,301 for medical benefits, and a tax restoration payment on the medical benefits of $14,478.

Compensation Committee Matters	69

(5)To supplement the disclosure required by the SEC in the other columns of the Summary Compensation Table, we include this additional column to illustrate the target values for equity awards granted during fiscal 2025, 2024, and 2023 because the change to the design of our long-term incentive program during fiscal 2025 to incorporate three-year operating goals for the fiscal 2025 PRSUs causes us to recognize the grant date fair value for three full years at once, as compared to the recognition in one-year increments required under the Legacy Design, resulting in a lack of comparability from period to period as we transition away from the Legacy Design. During fiscal 2024 and 2023, our long-term incentive program provided for an average of Cisco’s operating goals over a three-year period as measured against annual performance goals set by the Compensation Committee at the beginning of each fiscal year. As a result and with respect to our PRSU grants, the values in the “Stock Awards” column for fiscal 2025 include, as required by SEC rules, both the full three-year target value of the fiscal 2025 PRSUs and one-third (i.e., a single year) of the target values of the fiscal 2024 and fiscal 2023 PRSUs, while the values for fiscal 2024 include only a portion of the target values for each of the fiscal 2024, 2023, and 2022 PRSUs and the values for fiscal 2023 include only a portion of the target values for each of the fiscal 2023, 2022, and 2021 PRSUs.
The amounts reported in the “Total as Adjusted for Alternative Stock Award Values” differ substantially from the amounts determined under SEC rules as reported in the “Total” column and are not substitutes for the amounts reported in the “Total” column. These amounts in each case represent: (i) the corresponding amount set forth under the column entitled “Total,” as calculated under applicable SEC rules, minus (ii) the aggregate grant date fair values listed below, which represent the values attributable to annual PRSUs featuring the Legacy Design as included in the corresponding column entitled “Stock Awards,” as required under SEC rules, plus (iii) the corresponding values listed below, which represent alternative target grant values of PRSUs for the applicable fiscal year.

	Fiscal 2025		Fiscal 2024		Fiscal 2023
Name	SEC-Required Grant Date Fair Value for Legacy Design PRSUs ($)	Alternative Target Grant Value for Fiscal 2025 PRSUs ($)(a)	SEC-Required Grant Date Fair Value for Legacy Design PRSUs ($)	Alternative Target Grant Value for Fiscal 2024 PRSUs ($)(b)	SEC-Required Grant Date Fair Value for Legacy Design PRSUs ($)	Alternative Target Grant Value for Fiscal 2023 PRSUs ($)(c)
Charles H. Robbins	11,572,400	—	16,034,122	16,680,060	8,708,955	15,600,087
R. Scott Herren	5,052,741	—	7,090,444	7,000,041	5,535,182	7,000,071
Jeetu Patel	3,189,583	—	N/A	N/A	N/A	N/A
Dev Stahlkopf	3,067,791	—	4,486,113	4,250,031	1,981,226	4,250,088
Thimaya Subaiya	495,011	—	769,662	762,141	N/A	N/A
Gary Steele	—	—	—	—	N/A	N/A
(a)    The long-term incentive program during fiscal 2025 incorporated three-year operating goals for the fiscal 2025 PRSUs. Therefore, there are no alternative target grant values for the fiscal 2025 PRSUs.
(b)    The alternative target grant values for the fiscal 2024 PRSUs included in the “Fiscal 2024” column above are the product of (i) three and (ii) the grant date fair values as set forth in the “Grants of Plan-Based Awards - Fiscal 2024” table in the proxy statement for the 2024 annual meeting of stockholders.
(c)    The alternative target grant values for the fiscal 2023 PRSUs included in the “Fiscal 2023” column above are the product of (i) three and (ii) the grant date fair values as set forth in the “Grants of Plan-Based Awards - Fiscal 2023” table in the proxy statement for the 2023 annual meeting of stockholders.
(6)In connection with Cisco’s acquisition of Splunk, Mr. Steele was granted a cash retention bonus. This amount reflects the portion of such bonus that vested on the 12-month anniversary of the closing of the acquisition.
(7)The Compensation Committee approved a pro rata target payout to Mr. Steele under the Splunk annual bonus plan for fiscal 2024.

70	Cisco 2025 Proxy Statement

The following table provides information on cash-based performance awards and stock unit awards in fiscal 2025 to each of Cisco’s named executive officers. There can be no assurance that the Grant Date Fair Value of the Stock Awards, as listed in this table, will ever be realized. These Grant Date Fair Value amounts also are included in the “Stock Awards” column of the Summary Compensation Table.
Grants of Plan-Based Awards – Fiscal 2025

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles H. Robbins		(2)	—	3,614,000	7,228,000
	9/19/24	(3)				60,909	304,547	610,312		16,680,039
	9/19/24	(4)				6,462	96,932	194,251		4,817,520
	9/19/24	(5)				8,187	122,816	246,123		6,754,880
	9/19/24	(6)				63,163	126,326	252,652		6,498,209
	9/19/24	(7)							216,175	11,120,042
R. Scott Herren		(2)	—	1,435,000	2,870,000
	9/19/24	(3)				25,561	127,808	256,127		7,000,044
	9/19/24	(4)				2,711	40,679	81,520		2,021,746
	9/19/24	(5)				3,673	55,109	110,438		3,030,995
	9/19/24	(6)				21,054	42,109	84,218		2,166,087
	9/19/24	(7)							136,081	7,000,007
Jeetu Patel		(2)	—	1,375,421	2,750,842
	9/19/24	(3)				30,018	150,091	300,782		8,220,484
	9/19/24	(4)				1,771	26,572	53,250		1,320,628
	9/19/24	(5)				2,265	33,981	68,097		1,868,955
	9/19/24	(6)				15,991	31,983	63,966		1,645,206
	9/19/24	(7)							150,091	7,259,902
	12/3/24	(8)							43,030	2,426,892
Dev Stahlkopf		(2)	—	1,172,600	2,345,200
	9/19/24	(3)				15,519	77,598	155,506		4,250,042
	9/19/24	(4)				1,646	24,698	49,494		1,227,491
	9/19/24	(5)				2,230	33,460	67,053		1,840,300
	9/19/24	(6)				16,844	33,688	67,376		1,732,911
	9/19/24	(7)							82,621	4,250,024
Thimaya Subaiya		(2)	—	1,219,006	2,438,012
	9/19/24	(3)				20,084	100,420	201,241		5,500,003
	9/19/24	(4)				295	4,429	8,875		220,121
	9/19/24	(5)				333	4,998	10,015		274,890
	9/19/24	(6)				5,997	11,994	23,988		616,971
	9/19/24	(7)							106,921	5,500,016
Gary Steele		(2)	—	1,600,000	3,200,000
	9/19/24	(3)				32,864	164,324	329,305		9,000,025
	9/19/24	(9)				24,300	48,601	97,202		2,500,035
	9/19/24	(7)							174,962	9,000,045

Compensation Committee Matters	71

(1)The grant date fair value is computed in accordance with FASB ASC Topic 718 for PRSUs and RSUs granted during the applicable fiscal year under the 2005 Stock Incentive Plan. See footnote 2 of the Summary Compensation Table for more information on, and assumptions used for, the grant date fair value of the PRSUs. For time-based RSU awards without dividend equivalent rights, the grant date fair value was determined using the closing price of Cisco common stock on the date of grant, adjusted for the present value of expected dividends. For time-based RSU awards with dividend equivalent rights, the grant date fair value was determined using the closing price of Cisco common stock on the date of grant.
(2)These rows represent possible payouts pursuant to the annual cash incentive awards under the EIP for fiscal 2025. The EIP did not contain any threshold value for fiscal 2025. For more information about the material terms of these payments, see the CD&A.
●For Mr. Robbins, the target and maximum values are calculated by multiplying 260% (target) and 520% (maximum), respectively, by his annual base salary during fiscal 2025.
●For Mr. Herren, Ms. Stahlkopf, and Mr. Steele, the target and maximum values are calculated by multiplying 160% (target) and 320% (maximum) by his or her annual base salary during fiscal 2025.
●For Mr. Patel and Mr. Subaiya, the target and maximum values are calculated by multiplying 160% (target) and 320% (maximum) by his pro-rated annual base salary during fiscal 2025.
(3)The amounts shown in these rows reflect, in share amounts, the threshold, target, and maximum potential awards of PRSUs for the fiscal 2025 - fiscal 2027 performance period. The material terms of these PRSUs, which are completely at risk, are further described in the section titled “Long-Term, Equity-Based Incentive Awards” of the CD&A and footnote 2 to the Summary Compensation Table.
(4)The amounts shown in these rows reflect, in share amounts, the threshold, target, and maximum potential awards of PRSUs for the fiscal 2024 awards for the fiscal 2025 performance period. The material terms of these PRSUs, which are completely at risk, are further described in the CD&A in the fiscal 2024 proxy statement and footnote 2 to the Summary Compensation Table.
(5)The amounts shown in these rows reflect, in share amounts, the threshold, target, and maximum potential awards of PRSUs for the fiscal 2023 awards for the fiscal 2025 performance period. The material terms of these PRSUs, which are completely at risk, are further described in the CD&A in the fiscal 2023 proxy statement and footnote 2 to the Summary Compensation Table.
(6)The amounts shown in these rows reflect, in share amounts, the threshold, target, and maximum potential awards of transformational PRSUs for the fiscal 2023 awards for the fiscal 2025 performance period. The material terms of these PRSUs, which are completely at risk, are further described in the CD&A in the fiscal 2023 proxy statement and footnote 2 to the Summary Compensation Table.
(7)RSUs granted under the 2005 Stock Incentive Plan and vests 34% on November 10, 2025, and 8.25% quarterly thereafter. Each award is settled in shares on each vesting date.
(8)RSUs granted under the 2005 Stock Incentive Plan and vests 34% on December 10, 2025, and 8.25% quarterly thereafter. The award is settled in shares on each vesting date.
(9)The amounts shown in this row reflects, in share amounts, the threshold, target, and maximum potential award of transformational PRSUs for the fiscal 2025 transformational PRSU to Mr. Steele. The material terms of this award, which is completely at risk, are further described in the section titled “Long-Term, Equity-Based Incentive Awards” of the CD&A and footnote 2 to the Summary Compensation Table.

72	Cisco 2025 Proxy Statement

The following table shows the number of Cisco unvested restricted stock units held by Cisco’s named executive officers as of July 26, 2025.
Outstanding Equity Awards At Fiscal 2025 Year-End

		Stock Awards
Name	Grant	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(a)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(b)
Charles H. Robbins	09/20/21	22,372	(3)	1,536,733
	11/04/21	1,006	(4)	69,102
	10/11/22	553,713	(7)	38,034,546
	10/11/22	400,440	(8)	27,506,224
	10/11/22	47,069	(9)	3,233,170
	09/21/23	109,422	(12)	7,516,197
	09/19/24	222,058	(15)	15,253,164
	09/21/23				617,910	(11)	42,444,238
	09/19/24				626,922	(14)	43,063,272
R. Scott Herren	09/20/21	11,096	(3)	762,184
	10/11/22	248,461	(7)	17,066,786
	10/11/22	133,479	(8)	9,168,673
	10/11/22	31,681	(9)	2,176,168
	09/21/23	68,881	(12)	4,731,436
	09/19/24	139,784	(15)	9,601,763
	09/21/23				259,316	(11)	17,812,416
	09/19/24				263,097	(14)	18,072,133
Jeetu Patel	09/20/21	5,975	(3)	410,423
	10/11/22	153,201	(7)	10,523,377
	10/11/22	101,379	(8)	6,963,724
	10/11/22	16,821	(9)	1,155,434
	09/21/23	39,460	(12)	2,710,507
	09/19/24	150,091	(15)	10,309,751
	12/03/24	43,030	(16)	2,955,731
	09/21/23				169,390	(11)	11,635,399
	09/19/24				308,968	(14)	21,223,012
Dev Stahlkopf	09/20/21	2,523	(2)	173,305
	09/20/21	1,958	(2)	134,495
	09/20/21	6,054	(3)	415,849
	10/11/22	150,851	(7)	10,361,955
	10/11/22	106,784	(8)	7,334,993
	10/11/22	19,236	(9)	1,321,321
	09/21/23	41,820	(12)	2,872,616
	09/19/24	84,869	(15)	5,829,652
	09/21/23				157,442	(11)	10,814,691
	09/19/24				159,738	(14)	10,972,403
Thimaya Subaiya	07/27/21	1,166	(1)	80,093
	09/20/21	2,348	(3)	161,284
	02/08/22	4,876	(5)	334,932
	07/27/22	14,458	(6)	993,120
	10/11/22	22,527	(7)	1,547,380
	10/11/22	38,015	(8)	2,611,250
	10/11/22	7,421	(9)	509,748
	05/23/23	10,539	(10)	723,924
	09/21/23	19,731	(12)	1,355,322
	12/05/23	4,952	(13)	340,153
	09/19/24	109,830	(15)	7,544,223
	09/21/23				28,233	(11)	1,939,325
	09/19/24				206,718	(14)	14,199,459

Compensation Committee Matters	73

(a)For the RSUs granted in fiscal 2022, fiscal 2023, fiscal 2024, and fiscal 2025 to named executive officers who were executive officers at the time of grant, and for all PRSUs granted, the amounts in these columns include accrued dividend equivalents (assuming the percentage of shares earned based on performance with respect to the fiscal 2023 PRSUs and transformational PRSUs and a maximum payout with respect to the fiscal 2024 PRSUs and fiscal 2025 PRSUs).
(b)The market values of the RSUs that have not vested and the unearned PRSUs are calculated by multiplying the number of units shown in the table by the fiscal 2025 year-end closing price of Cisco common stock of $68.69.
Vesting Schedule for Unvested Restricted Stock Units

Note	Grant	Incremental Vesting Date
(1)	07/27/21	25% on 8/10/22; 6.25% quarterly thereafter
(2)	09/20/21	25% on 9/10/22; 6.25% quarterly thereafter
(3)	09/20/21	25% on 11/10/22; 6.25% quarterly thereafter
(4)	11/04/21	25% on 11/10/22; 6.25% quarterly thereafter
(5)	02/08/22	25% on 2/10/23; 6.25% quarterly thereafter
(6)	07/27/22	25% on 8/10/23; 6.25% quarterly thereafter
(7)	10/11/22
Represents shares earned under fiscal 2023 PRSUs based on Cisco’s performance through the end of the three-year performance period covering fiscal 2023, fiscal 2024, and fiscal 2025. These shares were earned following certification of the operating and relative TSR performance goals by the Compensation Committee. The earned PRSUs remain subject to the executive officer’s continued employment (other than for any named executive officer who is eligible for retirement vesting) and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settle on 11/10/25.

(8)	10/11/22	Represents shares earned under transformational PRSUs based on Cisco’s performance through the end of the three-year performance period covering fiscal 2023, fiscal 2024, and fiscal 2025. These shares were earned following certification of the product ARR performance goals by the Compensation Committee. The earned transformational PRSUs remain subject to the executive officer’s continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned transformational PRSUs until they settle on 11/10/25.
(9)	10/11/22	34% on 11/10/23; 8.25% quarterly thereafter
(10)	05/23/23	34% on 6/10/23; 8.25% quarterly thereafter
(11)	09/21/23
Fiscal 2024 PRSUs that are earned and settle on 11/10/26 subject to (i) the achievement of operating goal performance metrics, operating cash flow and EPS for fiscal 2024 and operating income for fiscal 2025 and fiscal 2026, subject to annual goals that are pre-established at the beginning of each of fiscal 2024, fiscal 2025, and fiscal 2026; (ii) Cisco’s TSR relative to the S&P 500 Index over a three-year period covering fiscal 2024, fiscal 2025, and fiscal 2026; and (iii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the fiscal 2024 PRSUs reflect payout at maximum since Cisco’s performance for the first two years of the three-year performance period exceeded target levels. Each fiscal 2024 PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(12)	09/21/23	34% on 11/10/24; 8.25% quarterly thereafter
(13)	12/05/23	34% on 12/10/23; 8.25% quarterly thereafter
(14)	09/19/24
Fiscal 2025 PRSUs that are earned and settle on 11/10/27 subject to (i) the achievement of an operating goal performance metric, operating income over a three-year period covering fiscal 2025, fiscal 2026, and fiscal 2027; and (ii) Cisco’s TSR relative to the S&P 500 Index over a three-year period covering fiscal 2025, fiscal 2026, and fiscal 2027; and (iii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the fiscal 2025 PRSUs reflect payout at maximum since Cisco’s performance for the first year of the three-year performance period exceeded target levels. Each fiscal 2025 PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(15)	09/19/24	34% on 11/10/25; 8.25% quarterly thereafter
(16)	12/03/24	100% on 12/10/26

74	Cisco 2025 Proxy Statement

The following table shows the number of shares acquired by each of the named executive officers during fiscal 2025 through vesting of restricted stock units (including restricted stock units granted upon the satisfaction of a performance condition). The table also presents the value realized upon such vesting, as calculated based on the closing price of Cisco’s common stock on the vesting date. No stock options were exercised by the named executive officers during fiscal 2025, and there were no outstanding stock options held by the named executive officers as of July 26, 2025.
Stock Vested – Fiscal 2025

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Charles H. Robbins	465,403		26,756,521
R. Scott Herren	254,172	(1)	14,676,277
Jeetu Patel	177,387		10,059,941
Dev Stahlkopf	179,324	(1)	10,393,559
Thimaya Subaiya	100,656		5,759,608
Gary Steele	—		—
(1)Includes 16,370 and 20,984 shares subject to fully vested deferred stock units for Mr. Herren and Ms. Stahlkopf, respectively. These fully vested deferred stock unit amounts also include dividend equivalents which accrued during fiscal 2025. As elected by the named executive officer, these shares will be deferred until either (i) the employee’s separation from service with Cisco or (ii) the earlier of an elected future settlement date or the employee’s separation from service with Cisco, in each case in accordance with Code Section 409A. For the values realized on vesting of the deferred stock units, see the “Nonqualified Deferred Compensation – Fiscal 2025” table below.
The following table shows the contributions and earnings during fiscal 2025, and account balance as of July 26, 2025, for named executive officers under the Deferred Compensation Plan or the 2005 Stock Incentive Plan, as the case may be.
Nonqualified Deferred Compensation – Fiscal 2025

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year- End ($)(4)
Charles H. Robbins	Deferred Compensation Plan	282,602	51,750	72,661	2,316,493
	2005 Stock Incentive Plan	—	—	6,402,955	19,920,581
R. Scott Herren	Deferred Compensation Plan	—	—	83,687	674,828
	2005 Stock Incentive Plan	925,946	—	1,136,025	4,001,399
Jeetu Patel	Deferred Compensation Plan	—	—	—	—
Dev Stahlkopf	Deferred Compensation Plan	—	—	48,774	858,477
	2005 Stock Incentive Plan	1,240,590	—	224,705	1,465,295
Thimaya Subaiya	Deferred Compensation Plan	—	—	—	—
Gary Steele	Deferred Compensation Plan	—	—	—	—
(1)The executive contribution amounts under the Deferred Compensation Plan were included in fiscal 2025 compensation in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, as applicable. The executive contribution amount under the 2005 Stock Incentive Plan represents the value of fully vested deferred stock units based on the closing price of Cisco’s common stock on the Nasdaq Global Select Market on the vesting date and is included in the “Value Realized on Vesting” column of the “Stock Vested – Fiscal 2025” table above.
(2)These amounts were included in the “All Other Compensation” column of the Summary Compensation Table. Matching contributions under the Deferred Compensation Plan are made to eligible participants following the end of each calendar year. Generally, the matching contribution rate for calendar year 2025 will be, and the matching contribution rate for calendar year

Compensation Committee Matters	75

2024 was, 4.5% of eligible compensation over the Code Section 401(a)(17) limit for each calendar year ($350,000 for calendar year 2025 and $345,000 for calendar year 2024), with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2025 and 2024 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan. The amounts in this column reflect the sum of (i) actual calendar year 2024 matching contributions, excluding the portion of those contributions related to deferrals of fiscal 2024 salary and non-equity incentive plan compensation, and (ii) estimated calendar year 2025 matching contributions related to deferrals of fiscal 2025 non-equity incentive plan compensation that are expected to be credited to the accounts of the named executive officers at the end of calendar year 2025.
(3)None of the amounts in this column are included in the Summary Compensation Table because plan earnings were not preferential or above-market.
(4)The following amounts included in this column for the Deferred Compensation Plan also have been reported in the Summary Compensation Table as compensation for fiscal 2025 or a prior fiscal year: Mr. Robbins, $2,211,788; Mr. Herren, $487,387; and Ms. Stahlkopf, $811,181. The aggregate grant date fair value of the fully vested deferred stock units under the 2005 Stock Incentive Plan included in this column that has been reported in the Summary Compensation Table as compensation for fiscal 2025 or a prior fiscal year for Mr. Robbins was $7,090,254, Mr. Herren, $2,887,529, and Ms. Stahlkopf, $1,073,121. The deferred equity amounts included in this column are valued using the fiscal 2025 year-end closing price of Cisco common stock of $68.69.
The Deferred Compensation Plan, which became effective on June 25, 2007, is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a specified percentage of their base salary (up to 75%), commissions and/or eligible bonuses (up to 100%) in a manner similar to the way in which the 401(k) Plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Code. The Deferred Compensation Plan is designed to comply with Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is available to a group of Cisco’s management employees, which group includes each of Cisco’s named executive officers.
Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the 401(k) Plan Committee and elected by a participant. Currently, the measurement funds consist of the following: Fidelity Money Market Fund; iShares Core Total U.S. Bond Market ETF Trust; SPDR S&P 500 ETF Trust; SPDR S&P MidCap 400 ETF Trust; iShares Russell 2000 Index Fund; iShares MSCI EAFE Index Fund; BlackRock LifePath Index Retirement Fund; BlackRock LifePath Index 2030 Fund; BlackRock LifePath Index 2040 Fund; and BlackRock LifePath Index 2050 Fund.
In addition, Cisco may credit additional matching amounts to a participant’s account for any plan year as determined by the Compensation Committee. For calendar years 2025 and 2024, there are matching contributions on deferrals over the Internal Revenue Service limitation on compensation that may be taken into account under the 401(k) Plan ($350,000 for 2025 and $345,000 for 2024). Generally, the matching contribution rate for calendar year 2024 will be, and the matching contribution rate for calendar year 2024 was, 4.5% of eligible compensation over the Code Section 401(a)(17) limit, with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2025 and 2024 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan.
Distributions are made in accordance with elections filed by participants at the time of their deferral elections and distributions are expected to occur on specified future distribution dates or after participant’s separation of service. No withdrawals are permitted prior to the previously elected distribution date, other than withdrawals for certain severe financial hardships as permitted by applicable law.
Under the 2005 Stock Incentive Plan, at the election of an eligible employee, the settlement of vested shares underlying RSUs may be deferred until either (i) the employee’s separation from service with Cisco or (ii) the earlier of an elected future settlement date or the employee’s separation from service with Cisco, in each case in accordance with Code Section 409A. Since the fiscal 2016 annual equity grants, vested and deferred time-based RSUs have been credited with dividend equivalents.

76	Cisco 2025 Proxy Statement

Potential Payments upon Termination or Change in Control
Payments under the Letter Agreement with Mr. Steele
We generally do not provide specific severance entitlements to our named executive officers, except with respect to acceleration of outstanding equity awards, as described below. However, in connection with Mr. Steele’s appointment as President, Go-to-Market and in consideration of the change in control severance benefits to which he became entitled upon our acquisition of Splunk, we entered into the Letter Agreement with Mr. Steele in May 2024. Prior to our acquisition of Splunk, Mr. Steele entered into an employment agreement with Splunk (the “Splunk Employment Agreement”), which included severance benefits for up to 18 months following a change in control. Retaining Mr. Steele to lead the Splunk business was considered essential to the success of the effective integration of Splunk into Cisco following the acquisition. Therefore, in September 2023, as an inducement to join the executive leadership team of Cisco following the acquisition and continue to lead the Splunk business, Cisco entered into an employment agreement with Mr. Steele, contingent upon closing the acquisition, which generally preserved the change in control severance benefits that would have applied under the Splunk Employment Agreement. The Letter Agreement provided certain employment termination protections during the period that change in control severance benefits would have applied under his prior employment agreement with Splunk. Pursuant to the Letter Agreement, upon his qualifying termination from Cisco in May 2025, Mr. Steele received a lump sum cash amount equal to (a) the sum of (i) 24 months of his monthly annual base salary plus (ii) two times 160% of his annual base salary plus (iii) a pro-rated target annual bonus, less applicable deductions, together constituting his cash payments; and (b) the premiums required to continue Mr. Steele’s group health care coverage for a period of 18 months. These payments and benefits were subject to Mr. Steele’s execution of an effective release of claims and continued compliance with post-termination covenants.
Acceleration of Equity Awards
As described above in the CD&A, each outstanding award to all employees under the 2005 Stock Incentive Plan that is subject to vesting provisions, and each PRSU awarded from time to time (including any accrued dividend equivalents, if applicable), will vest in full (at target levels for PRSUs) and, if applicable, become immediately exercisable in the event that Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity.
The Compensation Committee has adopted a policy (the “Death and Terminal Illness Policy”) that applies to each outstanding award to all employees (other than as described in this paragraph) and that can be revoked or changed at any time. Pursuant to this policy, if the holder of such an award dies or becomes terminally ill, his or her aggregate awards will generally vest in an amount (at target levels for PRSUs) equal to the greater of (a) 100% of the unvested shares subject to the awards up to a total value of $10 million, net of aggregate exercise or purchase price, or (b) up to one year of vesting from the date of death or determination of terminal illness. For purposes of this policy, shares subject to each award are valued based on the closing price of Cisco common stock on the date of death or determination of terminal illness.
In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares after the end of the performance period. Further, PRSUs will be forfeited and provide no value to its holder to the extent a named executive officer violates specific post-retirement covenants. Beginning with the fiscal 2024 equity awards, in the event of the retirement of any RSU award recipient, including each of our named executive officers, and to the extent the RSU award recipient satisfies the specific retirement eligibility criteria described in the award agreement, any unvested portion of the RSUs will vest upon the award recipient’s retirement.

Compensation Committee Matters	77

The table below sets forth the values that the named executive officers would derive in the event of (a) a change in control in which the awards are not assumed or replaced by the acquirer, (b) the death or terminal illness of the named executive officer, or (c) the retirement of the named executive officer, that in each case hypothetically occurred on the last business day of fiscal 2025. The table also sets forth the value actually received by Mr. Steele upon his qualifying termination from Cisco in May 2025. For RSUs and PRSUs, the value is based upon the fiscal 2025 year-end closing price of Cisco common stock of $68.69.

	Change in Control
Name	Awards are not Assumed or Replaced by Acquiror ($)(1)	Death or Terminal Illness ($)(2)	Retirement ($)(3)	Qualifying Termination ($)
Charles H. Robbins	126,011,464	73,287,210	67,083,580	—
R. Scott Herren	56,926,527	32,689,889	—	—
Jeetu Patel	48,694,658	23,335,540	—	—
Dev Stahlkopf	36,640,411	21,925,278	—	—
Thimaya Subaiya	23,897,094	11,345,508	—	—
Gary Steele	—	—	—	6,516,200	(4)
(1)Represents the value of accelerated RSUs and PRSUs.
(2)Represents the greater of (i) the value of full acceleration of unvested RSUs and PRSUs, up to the limit of $10 million, assuming those awards were to be accelerated under the Death and Terminal Illness Policy or (ii) up to one year of vesting of unvested stock awards from the date of death or determination of terminal illness. These values have not been, and may never be, realized.
(3)Represents the value of retirement eligible RSUs and retirement eligible PRSUs. The value of retirement eligible PRSUs assumes shares were earned based on actual performance for the portion of the performance period that has been completed and target performance for the remainder. These values have not been, and may never be, realized. Further, PRSUs will be forfeited and provide no value to its holder to the extent the holder violates specific post-retirement covenants.
(4)Represents the aggregate value of cash payments and medical benefits received by Mr. Steele upon his qualifying termination from Cisco in May 2025.

Name	Cash Payments ($)(a)	Medical Benefits ($)(b)
Gary Steele	6,469,421	46,779
(a)Represents (i) 24 months base salary, plus (ii) two times target annual bonus, plus (iii) a pro-rated annual bonus (based on his actual termination date of May 12, 2025).
(b)Represents premiums for group health coverage for 18 months, grossed up to cover any taxes due on such amount.

78	Cisco 2025 Proxy Statement

CEO Pay Ratio
Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
As determined in accordance with SEC rules, the fiscal 2025 annual total compensation was $52,838,751 for our CEO, as reported in the Summary Compensation Table, and $177,115 for our median employee, and the ratio of these amounts is 298 to 1. The Compensation Committee considers our CEO pay ratio in reviewing and establishing CEO compensation.
As permitted by SEC rules, to identify our median employee, we elected to use the target annual total cash compensation of each employee as of the end of fiscal 2025. For these purposes, target annual total cash compensation included annual base salary or hourly wages, target cash incentives, target commissions, and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources records with all foreign currencies converted to U.S. dollars. All amounts were annualized for permanent employees who did not work for the entire year.
We selected the median employee from among our global population of employees as of the end of fiscal 2025. As permitted by SEC rules, we excluded 123 employees, representing approximately 0.14% of our global population of employees as of the end of fiscal 2025, who joined Cisco during fiscal 2025 as part of our acquisitions of Deep Factor, Inc., Robust Intelligence, Inc., Deeper Insights AI Ltd., and Threatology, Inc., when making this determination. Except for the employees excluded because of these acquisitions completed in fiscal 2025, we did not exclude any other employees, whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion.

Compensation Committee Matters	79

Pay Versus Performance
The following table and footnotes set forth the “total compensation” earned by our CEO (referred to in the tables below and related information as our principal executive officer (“PEO”)) and the average “total compensation” earned by our named executive officers other than our CEO (“Non-PEO NEOs”) as reported in the Summary Compensation Table for the past five fiscal years, as well as the “Compensation Actually Paid,” as calculated pursuant to Item 402(v) of Regulation S-K, and certain performance measures required by the rules.

	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(1)(2)(3) ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($) (e)	Value of Initial Fixed $100 Investment based on:(4)			Operating Income(5) ($ millions) (i)
Fiscal Year (a)					TSR ($) (f)	Peer Group TSR ($) (g)	Net Income ($ millions) (h)
2025	52,838,751	94,076,610	22,675,991	30,117,698	172.19	292.59	10,180	19,489
2024	39,202,654	16,581,418	16,879,167	3,783,853	116.78	235.11	10,320	18,104
2023	31,843,708	74,562,431	13,576,781	28,288,977	123.09	176.00	12,613	19,070
2022	29,283,936	6,127,283	12,122,712	5,217,104	103.83	138.92	11,812	17,345
2021	25,446,695	32,079,813	10,298,861	12,708,231	123.13	147.03	10,591	16,668
(1)Mr. Robbins was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each fiscal year presented are listed below.

2021	2022	2023	2024	2025
R. Scott Herren	R. Scott Herren	R. Scott Herren	R. Scott Herren	R. Scott Herren
Gerri Elliott	Maria Martinez	Maria Martinez	Gary Steele	Jeetu Patel
Maria Martinez	Jeff Sharritts	Jeff Sharritts	Dev Stahlkopf	Dev Stahlkopf
Kelly A. Kramer	Dev Stahlkopf	Dev Stahlkopf	Thimaya Subaiya	Thimaya Subaiya
Irving Tan	Gerri Elliott		Maria Martinez	Gary Steele
Mark Chandler			Jeff Sharritts
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers, including with respect to equity awards, which remain subject to forfeiture if the vesting conditions are not satisfied. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for our PEO and our Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Fiscal Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2025	52,838,751	(45,870,690)	87,108,549	94,076,610

Fiscal Year	Average Summary Compensation Table Total for Non‑PEO NEOs ($)	Average Exclusion of Stock Awards for Non‑PEO NEOs ($)	Average Inclusion of Equity Values for Non‑PEO NEOs ($)	Average Compensation Actually Paid to Non‑PEO NEOs ($)
2025	22,675,991	(17,974,764)	25,416,471	30,117,698

80	Cisco 2025 Proxy Statement

The amounts in the Inclusion of Equity Values in the tables above are derived as set forth in the following tables:

Fiscal Year	Year‑End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting – Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total – Inclusion of Equity Values for PEO ($)
2025	41,402,974	40,914,133	—	4,791,442	—	87,108,549

Fiscal Year	Average Year‑End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non‑PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non‑PEO NEOs ($)	Average Vesting – Date Fair Value of Equity Awards Granted During Year that Vested During Year Non‑PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non‑PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non‑PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non‑PEO NEOs ($)
2025	15,145,593	8,815,096	—	1,455,782	—	25,416,471
(4)The Peer Group TSR set forth in this table utilizes the S&P 500 Information Technology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the 2025 fiscal year. The comparison assumes $100 was invested for the period from July 25, 2020 through the end of our listed fiscal year and of the S&P 500 Information Technology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined operating income to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in fiscal 2025 and therefore selected this measure as the fiscal 2025 “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. More information on operating income, including an explanation of the determination of operating income pursuant to the fiscal 2025 PRSUs can be found in the CD&A above. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Compensation Committee Matters	81

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, our cumulative TSR over the five most recently completed fiscal years, and the cumulative TSR for the S&P 500 Information Technology Index over the same period.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR

¢	PEO Compensation Actually Paid	¢	Average Non-PEO NEO Compensation Actually Paid

	Cisco TSR		S&P 500 Information Technology TSR
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus Cisco Net Income

¢	PEO Compensation Actually Paid	¢	Average Non-PEO NEO Compensation Actually Paid

Cisco Net Income

82	Cisco 2025 Proxy Statement

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Operating Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and operating income, our “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K, during the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus Cisco Operating Income

¢	PEO Compensation Actually Paid	¢	Average Non-PEO NEO Compensation Actually Paid

Cisco Operating Income
Financial Performance Measures
As described in greater detail in the CD&A above, our executive compensation program reflects Cisco’s pay-for-performance compensation philosophy. The following table presents the financial performance measures, each as further described in the CD&A above, that we consider to have been the most important in linking Compensation Actually Paid to our PEO and other named executive officers for fiscal 2025 to our performance.

●Revenue	●Operating Income	●Product ARR
●Profit Before Taxes	●Relative TSR

Compensation Committee Matters	83

Ownership of Securities
The following table sets forth information known to Cisco with respect to beneficial ownership of Cisco common stock as of August 28, 2025 for (i) each director and nominee, (ii) each holder of 5.0% or greater of Cisco common stock, (iii) each named executive officer listed in the “Summary Compensation Table” section, and (iv) all current executive officers and directors as a group.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Cisco’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of August 28, 2025 includes shares of common stock that such person or group had the right to acquire on or within 60 days after August 28, 2025, including, but not limited to, upon the exercise of options or the vesting of RSUs. References to RSUs in the footnotes of the table below include only RSUs outstanding as of August 28, 2025 that would vest or could settle on or within 60 days after August 28, 2025. References to accrued dividend equivalents on fully vested deferred RSUs in the footnotes of the table below also include dividend equivalents that will accrue on or within 60 days after August 28, 2025, which are rounded down to the nearest whole share for purposes of the presentation. Since these future dividend equivalents amounts are not currently determinable, they have been estimated using the closing price of Cisco common stock on August 28, 2025 of $69.43. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 3,953,196,953 shares of common stock outstanding on August 28, 2025 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after August 28, 2025.

Name	Number of Shares Beneficially Owned	Percent Owned
The Vanguard Group(1)	383,853,104	9.7%
BlackRock, Inc.(2)	351,115,676	8.9%
Wesley G. Bush(3)	60,205	*
Michael D. Capellas	169,887	*
Mark Garrett(4)	36,928	*
John D. Harris II	24,834	*
R. Scott Herren(5)	1,693	*
Dr. Kristina M. Johnson(6)	71,629	*
Sarah Rae Murphy(7)	15,825	*
Jeetu Patel(8)	200	*
Charles H. Robbins(9)	526	*
Daniel H. Schulman(10)	10,456	*
Dev Stahlkopf(11)	4,482	*
Gary Steele(12)	7,243	*
Thimaya Subaiya(13)	3,459	*
Marianna Tessel(14)	33,031	*
Kevin Weil(15)	4,313	*
All current executive officers, directors and nominees as a group (15 Persons)(16)	487,889	*
*    Less than one percent.
(1)Based on the latest information set forth in a Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group and certain related entities. The Vanguard Group reported that it has sole voting power with respect to 0 shares of common stock, sole dispositive power with respect to 365,958,784 shares of common stock, shared voting power with respect to 5,091,717 shares of common stock, and shared dispositive power with respect to 17,894,320 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

84	Cisco 2025 Proxy Statement

(2)Based on the latest information set forth in a Schedule 13G filed with the SEC on January 25, 2024 by BlackRock, Inc. and certain related entities. BlackRock, Inc. reported that it has sole voting power with respect to 318,608,139 shares of common stock and sole dispositive power with respect to all shares beneficially owned. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(3)Represents 10,000 shares held by a trust, 45,110 shares subject to fully vested deferred stock units and 5,095 accrued dividend equivalents on such fully vested deferred restricted stock units.
(4)Represents 36,928 shares held by a trust.
(5)Excludes 55,355 shares subject to fully vested deferred stock units and 7,426 accrued dividend equivalents on such fully vested deferred restricted stock units that will not settle on or within 60 days after August 28, 2025.
(6)Includes 51,198 shares subject to fully vested deferred stock units and 10,315 accrued dividend equivalents on such fully vested deferred restricted stock units.
(7)Represents 15,825 shares held by a trust.
(8)Represents 200 shares held by a trust.
(9)Excludes 243,000 shares subject to fully vested deferred stock units and 48,719 accrued dividend equivalents on such fully vested deferred restricted stock units that will not settle on or within 60 days after August 28, 2025.
(10)Represents 10,006 shares subject to fully vested deferred stock units and 450 accrued dividend equivalents on such fully vested deferred restricted stock units.
(11)Represents 3,971 shares subject to RSUs and 511 dividend equivalents accrued on certain RSUs.
(12)Represents 7,243 shares held by a trust.
(13)Represents 3,459 shares subject to RSUs.
(14)Includes 26,347 shares subject to fully vested deferred stock units and 2,528 accrued dividend equivalents on such fully vested deferred restricted stock units.
(15)Represents 1,402 shares held by a trust, 2,883 shares subject to fully vested deferred stock units and 28 accrued dividend equivalents on such fully vested deferred restricted stock units.
(16)Includes 135,544 shares subject to fully vested deferred stock units, 18,416 accrued dividend equivalents on fully vested deferred restricted stock units, 11,815 shares subject to RSUs and 511 dividend equivalents accrued on certain RSUs.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities and Exchange Act of 1934 requires Cisco’s directors, executive officers, and greater-than 10% stockholders to file forms with the SEC to report their ownership of Cisco shares and any changes in ownership. We have reviewed all forms filed electronically with the SEC. Based on that review and on written information given to us by our executive officers and directors, we believe that all of our directors and executive officers filed the required reports on a timely basis under Section 16(a) during fiscal 2025, except (i) a late Form 3 was filed on behalf of Oliver Tuszik involving an amendment to his Form 3 to report an additional 23,133 shares subject to a restricted stock unit award, and (ii) a late Form 3 was filed on behalf of Mark Patterson due to delays in obtaining his EDGAR filing codes. The reports were filed promptly upon discovery that a report covering the award was not filed on time or obtaining the EDGAR filing codes, as applicable.

Compensation Committee Matters	85

Audit Committee Matters

Ratification of Independent Registered Public Accounting Firm

Cisco is asking the stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2026. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in Cisco’s and its stockholders’ best interests.
The Audit Committee is directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent registered public accounting firm retained to audit Cisco’s consolidated financial statements. The Audit Committee has appointed PwC as Cisco’s independent registered public accounting firm for fiscal 2026 and is responsible for pre-approving all audit and permissible non-audit services to be provided by PwC. PwC has audited Cisco’s consolidated financial statements annually since fiscal 1988. In order to ensure continuing auditor independence, the Audit Committee considers non-audit fees and services when assessing auditor independence and periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the committee chair and other members of the Audit Committee are directly involved in the selection of PwC’s new lead engagement partner, including the most recent selection of PwC’s lead engagement partner for the period of service beginning with fiscal 2024. The members of the Audit Committee and the Board believe that the continued retention of PwC to serve as Cisco’s independent registered public accounting firm is in the best interests of Cisco and its stockholders. Representatives of PwC are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following is a summary of the fees billed to Cisco by PwC for professional services rendered for the fiscal years ended July 26, 2025 and July 27, 2024:

Fee Category	Fiscal 2025	Fiscal 2024
Audit Fees	$30,570,000	$30,924,000
Audit-Related Fees	3,072,000	2,266,000
Tax Fees	3,308,000	3,273,000
All Other Fees	7,000	7,000
Total Fees	$36,957,000	$36,470,000

86	Cisco 2025 Proxy Statement

Audit Fees
Consists of fees billed for professional services rendered for the integrated audit of Cisco’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by PwC, in its role as Cisco’s principal accountant, in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Cisco’s consolidated financial statements and are not reported under “Audit Fees”. These services include independent assessments for service organization control reports, employee benefit plan audits, accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that may or may not be required by statute or regulation, and consultations concerning new financial accounting and reporting standards.
Tax Fees
Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $3,308,000 and $3,273,000 in fiscal 2025 and fiscal 2024, respectively.
All Other Fees
Consists of fees for professional services other than the services reported above, including permissible business process advisory and consulting services, fees for software licenses, and the translation of filings.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
Vote Required
The ratification of the appointment of PwC to serve as Cisco’s independent registered public accounting firm for fiscal 2026 requires the affirmative vote of the holders of a majority of the votes properly cast (for the avoidance of doubt, abstentions and broker non-votes are not counted as votes cast for or against such matter).
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PwC to serve as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2026.

Audit Committee Matters	87

Audit Committee Report
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Audit Committee has reviewed and discussed with Cisco’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Cisco contained in Cisco’s Annual Report on Form 10-K for its fiscal year 2025. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Cisco.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Cisco’s Annual Report on Form 10-K for its fiscal year 2025 for filing with the SEC.
Submitted by the Audit Committee
Mark Garrett (Chair)
John D. Harris II
Sarah Rae Murphy

88	Cisco 2025 Proxy Statement

Certain Relationships and Transactions with Related Persons
Cisco’s Board has adopted a written related person transactions policy. The Audit Committee (or other committee designated by the Nomination and Governance Committee) reviews transactions that may be “related-person transactions,” which are transactions between Cisco and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of Cisco’s common stock, in each case since the beginning of the last fiscal year, and their immediate family members.
This policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:
●employment-related compensation to executive officers that is determined by the Compensation Committee;
●compensation to non-employee directors that is reported in Cisco’s proxy statement;
●transactions with another company at which:
●the related person’s only relationship is as a beneficial owner of less than 10% of that company’s shares or as a limited partner holding interests of less than 10% in such partnership;
●the related person is an employee (other than an executive officer) and/or a director, if the aggregate amount involved in a Cisco fiscal year does not exceed the greater of $1 million or 2% of that company’s total annual revenues; or
●the related person is the beneficial owner of less than a majority interest in that company (if the related person is solely related to Cisco because of its beneficial ownership of greater than 5% of Cisco’s common stock);
●charitable contributions, grants or endowments to the Cisco Foundation or by Cisco or the Cisco Foundation to a charitable organization, foundation, or university at which the related person’s only relationship is as an employee (or at which the related person is a trustee, director or executive officer if the aggregate amount involved in a Cisco fiscal year does not exceed $300,000), or any non-discretionary matching contribution, grant, or endowment made pursuant to a matching gift program;
●transactions where the related person’s interest arises solely from the ownership of publicly traded securities issued by Cisco and all holders of such securities receive proportional benefits;
●transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;
●transactions where the rates or charges involved are determined by competitive bids;
●transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;
●ordinary course business travel and expenses, advances and reimbursements; and
●payments made pursuant to (i) directors and officers insurance policies, (ii) Cisco’s certificate of incorporation or bylaws, and/or (iii) any policy, agreement or instrument previously approved by Cisco’s Board, such as indemnification agreements.
When transactions involving related persons do not fall into one of the above categories, they are reviewed by Cisco’s disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through Cisco’s COBC or other policies and procedures and reported to the Audit Committee (or other designated committee). That committee reviews the material facts of all related-person transactions and either approves, ratifies, rescinds, or takes other appropriate action (in its discretion) with respect to the transaction.
A daughter of Mr. Patterson is employed by Cisco as an account manager in Cisco’s sales organization. Mr. Patterson’s daughter received total compensation of approximately $679,000 for fiscal year 2025. The total compensation includes salary, commissions, and other compensation.
In the first quarter of fiscal 2026, a son of Mr. Robbins began employment as an account manager in Cisco’s sales organization. Mr. Robbins’ son received no compensation in fiscal 2025.

Audit Committee Matters	89

Stockholder Proposal

Stockholder Proposal

The National Center for Public Policy Research has notified us that they intend to present the following proposal at the meeting:
RESOLVED:
Shareholders request that the Board of Directors of Cisco Systems conduct an evaluation and issue a report within the next year, at reasonable cost and excluding confidential information, assessing how the Company’s Inclusion programs provide positive financial value to shareholders, accounting for cognizable litigation risk.
SUPPORTING STATEMENT
In 2023, the United States Supreme Court ruled in SFFA v. Harvard that race-conscious selection policies violate the Equal Protection Clause of the 14th Amendment.(1) Resultant, the legality of corporate DEI programs have been called into question.(2)
In 2024, the Court ruled that Title VII of the Civil Rights Act protects against discriminatory job transfers, lowering the bar for employees to successfully sue their employers for discrimination,(3) and the Eleventh Circuit found that offering grants only to minority entrepreneurs is substantially likely to violate the Civil Rights Act.(4)
In 2025, the Supreme Court held in Ames v. Ohio Dep’t of Health Servs. that there are no additional legal steps required by “majority” plaintiffs to successfully present a prima facie case of discrimination,(5) clarifying that “reverse discrimination” is simply discrimination,(6) likely incentivizing lawsuits from “majority” populations. To put this in context, in 2023 Starbucks was successfully sued for $25.6 million for a single case of “reverse discrimination.”(7)
Further, the White House has signaled that it is opposed to DEI initiatives.(8) In light of these risks, other companies have revised or ended their own DEI programs in recent years.(9)
Despite these risks, Cisco’s CEO Chuck Robbins has commented that he believes that Cisco’s Inclusion programs are a net positive, noting that “the core reasons that you have a diverse workforce are still there from a business perspective.”(10) Further, Cisco goes to great length to both continue its Inclusion initiatives and highlight them,(11) despite warning from legal experts that such programs should be subjected to serious scrutiny.(12) Specific examples of potentially problematic conduct include:
●Cisco promotes “Inclusive Communities” that apparently divides employees on the basis of race, with one labeled “Connected Black Professionals.”(13)
●Cisco Leaders at the Vice President level and above have apparently pledged to allocate mentoring resources on the basis of diversity.(14)
●Cisco scored 100% on the Human Rights Campaign’s Corporate Equality Index, which arguably requires excluding certain religious beliefs, biological truths, and child safety concerns.(15)
The foregoing may help explain why the 1792 Exchange has rated Cisco a High Risk on its Corporate Bias Ratings.(16)
Shareholders deserve to know how corporate leadership evaluates the return on investment of its Inclusion programs.
(1)Students for Fair Admissions, Inc. v. President and Fellows of Harvard College, 600 U.S. 181 (2023).
(2)https://freebeacon.com/democrats/starbucks-hired-eric-holder-to-conduct-a-civil-rights-audit-the-policies-he- blessed-got-the-coffee-maker-sued/ ; https://s.wsj.net/public/resources/documents/AGLetterFortune100713.pdf
(3)Muldrow v. City of St. Louis, Missouri, 601 U.S. 346 (2024).
(4)American Alliance for Equal Rights v. Fearless Fund Management, LLC, 103 F.4th 765 (11th Cir. 2024).
(5)Ames v. Ohio Dep’t of Youth Servs., 605 U.S --- (2025).
(6)Id.

90	Cisco 2025 Proxy Statement

(7)https://www.foxbusiness.com/features/starbucks-manager-shannon-phillips-wins-25-million-lawsuit-fired-white- donte-robinson-rashon-nelson
(8)https://www.whitehouse.gov/issues/social-causes/dei/
(9)https://www.washingtonpost.com/business/interactive/2025/dei-companies-sec-filings/
(10)https://finance.yahoo.com/news/cisco-ceo-chuck-robbins-takes-163250270.html
(11)https://www.cisco.com/c/dam/m/en_us/about/csr/esg-hub/_pdf/purpose-report-2024.pdf; https://www.cisco.com/c/m/en_us/about/csr/esg-hub/people/inclusion.html
(12)https://www.americanbar.org/groups/business_law/resources/business-law-today/2025-march/dei-initiatives-in- crosshairs-of-administration/
(13)https://www.cisco.com/c/en/us/about/careers/we-are-cisco/inclusive-communities.html
(14)https://www.ceoaction.com/actions/multiplier-effect/ ;
https://www.cisco.com/c/dam/m/en_us/about/csr/esg-hub/_pdf/purpose-report-2024.pdf
(15)https://www.hrc.org/resources/employers/search?q=cisco ; https://adflegal.org/article/what-you-need- know-about-human-rights-campaign/
(16)https://1792exchange.com/company/cisco-systems/
Cisco’s Statement in Opposition to Proposal No. 5
The Board of Directors has considered this proposal and believes this proposal does not serve the best interests of Cisco or its stockholders and recommends a vote AGAINST it.
Why we recommend you vote against this proposal:
●Cisco values inclusion as an innovation accelerator.
●Our Board oversees Cisco’s programs, initiatives, and risks related to talent and culture.
●The requested report is unnecessary as our existing public disclosures already provide stockholders with robust information on our inclusion program and initiatives.
●Producing the report would not be an effective use of company resources and would not add any value to investors’ understanding of our inclusion activities.
Cisco endeavors to attract, retain, and develop the best talent to help our customers connect and secure their infrastructure, and accelerate their digital agility. Cisco values inclusion as an innovation accelerator to further our strategic priorities and generate stockholder value. Cisco’s customers span a diverse range of industries and markets globally and we strive to build an inclusive workforce that can effectively innovate and service them. Cisco believes that innovation thrives in an environment where different perspectives, experiences, and ideas come together to solve the world's most complex challenges. By embedding these values into Cisco’s daily operations, we strive to remove barriers to success to help ensure everyone has a chance to contribute to meaningful technological advancements and create an inclusive culture that is welcoming, positive, creative, and rewarding. In addition, our Board oversees Cisco’s programs, initiatives, and risks related to talent and culture.
As an equal opportunity employer, Cisco is proud of and values our global workforce. Cisco is committed to maintaining a welcoming and inclusive work environment. Cisco’s work environment is consistent with the anti-discrimination principles outlined in our Code of Business Conduct and our other policies.
Cisco’s inclusion programs and initiatives are described in detail on our publicly available Purpose Reporting Hub website(1) and in our other public disclosures, including our annual Purpose Report. Cisco believes that these existing publicly available disclosures already provide our stockholders with robust information about our inclusion programs and initiatives. As such, Cisco believes that the requested report is unnecessary and would not be an effective use of the company’s resources and would not add any additional value to investors’ understanding of our inclusion activities.
(1)See https://www.cisco.com/c/m/en_us/about/csr/esg-hub/people/inclusion.html. Such website is not incorporated by reference into this Proxy Statement.
Vote Required
The affirmative vote of the holders of a majority of the votes properly cast (for the avoidance of doubt, abstentions and broker non-votes are not counted as votes cast for or against such matter) is required for approval of this proposal.
Recommendation of the Board of Directors
For all the reasons set forth above, the Board of Directors recommends a vote AGAINST Proposal No. 5.

Stockholder Proposal	91

Other Important Information About the Meeting

These proxy materials are provided in connection with the solicitation of proxies by Cisco’s Board for the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on Tuesday, December 16, 2025, and at any adjournments or postponements of the annual meeting.

Proposal No.	Proposal	Board Recommendation	Voting Standard	Abstentions	Effect of Broker Non-Votes

1	Election of Directors	FOR each of the nominees	Majority of votes cast for each Director	No effect	No effect

2	Approval of the amendment and restatement of the 2005 Stock Incentive Plan	FOR	Majority of votes cast	No effect	No effect

3	Non-Binding Advisory Resolution to Approve Executive Compensation	FOR	Majority of votes cast	No effect	No effect

4	Ratification of Independent Registered Public Accounting Firm for Fiscal 2026	FOR	Majority of votes cast	No effect	Discretionary voting by broker permitted

5	Stockholder Proposal	AGAINST	Majority of votes cast	No effect	No effect

Frequently Asked Questions Regarding the Meeting
How do I attend and participate in the annual meeting?
You are entitled to participate in the annual meeting if you were a stockholder of record or a beneficial owner of our common stock as of October 17, 2025, the record date, or you hold a valid legal proxy for the annual meeting.
The annual meeting will begin promptly at 8:00 a.m. Pacific Time on Tuesday, December 16, 2025. We encourage you to access the annual meeting prior to the start time. Online access will begin 15 minutes prior to the start of the annual meeting, at 7:45 a.m. Pacific Time.
This year’s annual meeting will only be accessible online through the Internet. We have worked to offer the same participation opportunities as if you attended the annual meeting in person. You will be able to attend, submit questions and vote your shares electronically during the annual meeting by visiting www.virtualshareholdermeeting.com/CSCO2025. To participate in the annual meeting at www.virtualshareholdermeeting.com/CSCO2025, you must enter the 16-digit control number found next to the label “Control Number” for postal mail recipients or within the body of the email sending you the Proxy Statement.
Further details on how to participate in the annual meeting can be found on our Investor Relations website at investor.cisco.com. We encourage you to check this website prior to the annual meeting if you plan to attend. We will also provide a live webcast of the annual meeting from our Investor Relations website at investor.cisco.com. A replay of the annual meeting, including the question and answer session, will be available on our Investor Relations website at investor.cisco.com after the meeting.

92	Cisco 2025 Proxy Statement

How do I ask a question at the annual meeting?
This year’s question and answer session will include questions submitted by stockholders in advance of the meeting and questions submitted live during the annual meeting. If you wish to submit a question prior to the annual meeting, you may do so beginning one week in advance of the annual meeting, by logging in to www.proxyvote.com and entering your 16-digit control number. If you wish to submit a question during the annual meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CSCO2025, typing your question in the “Ask a Question” field, and clicking “Submit.” Questions pertinent to the annual meeting will be answered in the question and answer session during the annual meeting, subject to time constraints. Our Investors Relations team will reply to questions that cannot be answered during the annual meeting due to time constraints if the stockholder provides contact information as soon as practicable after the annual meeting.
What if I encounter technical difficulties accessing the annual meeting, and where can I find additional information about the annual meeting?
If you encounter any technical difficulties accessing the virtual annual meeting during the check-in or meeting time, we will have technicians available to assist you. Please call the technical support telephone numbers referenced on the log in page of www.virtualshareholdermeeting.com/CSCO2025. Additional information regarding the ability of stockholders to submit questions during the annual meeting, related rules of conduct, and other materials for the annual meeting will be available during the annual meeting at www.virtualshareholdermeeting.com/CSCO2025.
How do I register for online delivery of proxy materials?
We encourage stockholders to register for online delivery of stockholder materials via our Investor Relations website at investor.cisco.com. Navigate to “Resources & FAQs” via the menu at the top left-hand corner, and then to “Personal Investing” tab. Follow the instructions under the heading “Electronic Enrollment” to register and provide your consent for online delivery. Registering for online delivery of proxy materials supports our efforts to preserve natural resources by reducing mail.
Who is entitled to vote and how many votes do I have?
Only stockholders of record of Cisco common stock on October 17, 2025, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each nominee for election to the Board and for each other matter presented at the annual meeting for each share of common stock held on the record date. Stockholders may not cumulate votes in the election of directors. On the record date, there were 3,940,724,908 shares of common stock issued and outstanding. For a period of ten (10) days ending on the day before the meeting date, stockholders may request an appointment to inspect a complete list of stockholders entitled to vote at the 2025 Annual Meeting of Stockholders for any purpose germane to the annual meeting by sending an email request to investor-relations@cisco.com.
What constitutes a “quorum” for the annual meeting?
The holders of a majority of the outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the annual meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner, except for Proposal No. 4. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.
What is the voting requirement to approve each of the proposals, and how are votes counted?
In the election of directors, a nominee will be elected if the votes cast “for” the nominee exceeds the votes properly cast “against” the nominee. The other proposals require the affirmative vote of the holders of a majority of the votes properly cast. Abstentions and broker non-votes are not counted as votes cast for or against a nominee or Proposal Nos. 2, 3, 4 or 5. The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

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Other Important Information About the Meeting	93

What is the difference between holding shares as a registered stockholder, and as a beneficial owner of shares?
If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A, you are considered a “registered stockholder” of those shares. If your shares are held in an account at a bank, brokerage firm, or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm, or similar organization how to vote the shares held in your account.
How do I vote if I am a beneficial owner of shares?
If you are a beneficial owner of shares held in “street name,” you should provide specific instructions by completing and returning the voting instruction card from your broker, bank, or other similar organization or by following the instructions provided to you for voting your shares via telephone or the Internet. Without your instructions, your broker is not permitted to vote on your behalf on “non-routine” matters. For the annual meeting, only Proposal No. 4, the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for fiscal 2026 is considered to be a routine matter. For your vote to be counted with respect to non-routine matters, you will need to communicate your voting decisions to your broker, bank, or other similar organization before the date of the annual meeting. All beneficial owners may also vote online during the annual meeting. You will need the 16-digit control number included on your voting instruction card to log in to the virtual meeting platform at www.proxyvote.com. Voting electronically online during the annual meeting will replace any previous votes.
How do I vote if I am a registered stockholder?
By Telephone or Internet. All registered stockholders can vote by telephone, by using the toll-free telephone number on their Notice or proxy card, or through the internet, at the web address provided and by using the procedures and instructions described on the Notice or proxy card. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly. Voting electronically online during the annual meeting will replace any previous votes.
By Written Proxy. All registered stockholders who received paper copies of our proxy materials can also vote by written proxy card. If you are a registered stockholder and receive a Notice, you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors as follows:

FOR	Each of the nominees of the Board of Directors (Proposal No. 1)
FOR	The approval of the amendment and restatement of the 2005 Stock Incentive Plan (Proposal No. 2)
FOR	The non-binding advisory resolution to approve executive compensation (Proposal No. 3)
FOR	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 25, 2026 (Proposal No. 4)
AGAINST	The proposal submitted by a stockholder (Proposal No. 5)
IN THE DISCRETION OF PROXY HOLDERS	As to any other matters that may properly come before the annual meeting or any postponements or adjournments of the annual meeting
Whether or not you plan to attend and participate in the meeting, we encourage you to vote by proxy as soon as possible before the annual meeting. Your shares will be voted in accordance with your instructions.
Can I change my vote?
There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the annual meeting:
●Vote again by telephone or at the internet website
●Transmit a revised proxy card or voting instruction card that is dated later than the prior one
●Registered stockholders may notify Cisco’s Secretary in writing that a prior proxy is revoked
●Vote online during the annual meeting

94	Cisco 2025 Proxy Statement

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone, or the internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand.
Who pays for the solicitation of proxies?
Cisco will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that Cisco may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. In addition, Cisco has retained D.F. King & Co., Inc. to act as a proxy solicitor in conjunction with the annual meeting. Cisco has agreed to pay that firm an estimated fee of $25,000 plus additional fees for telephone solicitation of proxies, if needed, and its customary out-of-pocket expenses, for proxy solicitation services. Proxies may also be solicited on behalf of the Board by directors, officers or employees of Cisco by telephone or in person, or by email or through the Internet. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of Cisco. No additional compensation will be paid to these individuals for any such services.
What is “householding”?
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding”. Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Cisco will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials, you may write or call Cisco’s Investor Relations Department at Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134, Attention: Investor Relations, telephone (408) 227-2726.
Stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

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Other Important Information About the Meeting	95

Internet Availability of Proxy Materials
In accordance with the rules of the SEC, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.
Form 10-K
Cisco will mail without charge, upon written request, a copy of Cisco’s Annual Report on Form 10-K for the fiscal year ended July 26, 2025, including the Consolidated Financial Statements and related notes, schedules and list of exhibits (and any exhibit specifically requested). Requests should be sent to: Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134, Attention: Investor Relations. The Annual Report on Form 10-K is also available on our Investor Relations website at investor.cisco.com.
Stockholder Proposals and Nominations for 2026 Annual Meeting of Stockholders
Requirements for Stockholder Proposals to Be Considered for Inclusion in Cisco’s Proxy Materials. Cisco stockholders may submit proposals on matters appropriate for stockholder action at meetings of Cisco’s stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Cisco’s proxy materials relating to its 2026 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Cisco no later than June 30, 2026.
Such proposals should be delivered to Cisco Systems, Inc., Attention: Evan Sloves, Secretary, 170 West Tasman Drive, San Jose, California 95134 (and we encourage you to send a copy via email to CorporateSecretary@cisco.com), with a copy to Cisco Systems, Inc., Attention: Chief Legal Officer at the same address.
Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Cisco’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of Cisco not less than sixty nor more than ninety calendar days prior to the anniversary of the date on which Cisco first mailed its proxy materials for its immediately preceding annual meeting of stockholders (as specified in Cisco’s proxy materials for its immediately preceding annual meeting of stockholders). To be timely for the 2026 Annual Meeting of Stockholders, a stockholder’s notice must be delivered or mailed to and received by Cisco’s Secretary at the principal executive offices of Cisco between July 30, 2026 and August 29, 2026. However, in the event that the annual meeting is called for a date that is not within sixty calendar days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made. In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice provisions of Cisco’s bylaws for next year’s annual meeting, then such stockholder must provide proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to Cisco’s Secretary subject to the requirements and deadlines above. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under Cisco’s bylaws as described above. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to Cisco’s Secretary must set forth the information required by Cisco’s bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

96	Cisco 2025 Proxy Statement

Requirements to Submit Candidates for Nomination to be Elected at the Annual Meeting. To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attention: Evan Sloves, Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attention: Chief Legal Officer at the same address. When submitting candidates for nomination to be elected at Cisco’s annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by Cisco’s bylaws. In particular, for the Nomination and Governance Committee to consider a candidate recommended by a stockholder for nomination at the 2026 Annual Meeting of Stockholders, the recommendation must be delivered or mailed to and received by Cisco’s Secretary between July 30, 2026 and August 29, 2026 (or, if the 2026 Annual Meeting of Stockholders is called for a date that is not within sixty calendar days of the anniversary of the date of the 2025 Annual Meeting of Stockholders, by the close of business on the tenth calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made). The recommendation must include the same information as is specified in Cisco’s bylaws for stockholder nominees to be considered at an annual meeting, including the following:
●The stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;
●The stockholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;
●The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;
●A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and
●Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the SEC rules, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.
●A representation that the stockholder proposing such business is a holder of record of stock of Cisco entitled to vote at such meeting and intends to appear in person (including virtually in the case of a meeting conducted solely by means of remote communication) or by proxy at the meeting to propose such business or nomination.
●A representation that such stockholder giving the notice intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than Cisco’s nominees in accordance with Rule 14a-19, and the name of each participant (as defined in Item 4 of the Exchange Act Schedule 14A) in such solicitation.
Requirements to Submit Candidates for Nomination and Inclusion in Cisco’s Proxy Materials. In accordance with the proxy access provisions of Cisco’s bylaws, an eligible stockholder, or a group of up to twenty (20) eligible stockholders, owning continuously for at least three (3) years a number of Cisco shares that constitutes at least three percent (3%) of Cisco’s outstanding shares and who continue to own such minimum shares through the date of the annual meeting of stockholders, is allowed to nominate for inclusion in Cisco’s proxy materials for such annual meeting of stockholders, director nominees constituting up to the greater of two individuals or 20% of the Board. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by Cisco’s Secretary in writing between May 31, 2026 and June 30, 2026 (or, if the 2026 Annual Meeting of Stockholders is called for a date that is not within 30 calendar days of the anniversary of the date of the 2025 Annual Meeting of Stockholders, by the later of the close of business on the date that is 180 days prior to the date of the 2026 Annual Meeting of Stockholders or by the close of business on the tenth calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made) at the following address: Cisco Systems, Inc., Attention: Evan Sloves, Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attention: Chief Legal Officer, at the same address. When submitting nominees for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, stockholders must follow the notice procedures and provide the information required by (and otherwise comply with) Cisco’s bylaws.
In addition, the proxy solicited by the Board for the 2026 Annual Meeting of Stockholders will confer discretionary authority to vote on (i) any proposal presented by a stockholder at such meeting for which Cisco has not been provided with notice on or prior to August 29, 2026 and (ii) any proposal made in accordance with the bylaw provisions, if the 2026 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

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Other Important Information About the Meeting	97

Other Matters
The Board knows of no other matters to be presented for stockholder action at the 2025 Annual Meeting of Stockholders. However, if other matters do properly come before such meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS
Evan Sloves
Secretary
San Jose, California
October 28, 2025

98	Cisco 2025 Proxy Statement

Appendix

Reconciliations of GAAP to Non-GAAP Measures
This Proxy Statement includes non-GAAP measures for operating income, profit before taxes, and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (“GAAP”), and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures. Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.
The non-GAAP financial measures described above are defined as follows:
●Non-GAAP Operating Income: Cisco defines Non-GAAP Operating Income as Operating Income excluding share-based compensation expense, amortization of acquisition-related intangible assets, acquisition/divestiture-related costs, significant litigation settlements and other contingencies (such as legal dispute with supplier and supplier remediation charge (adjustment)), significant asset impairments and restructurings, and Russia-Ukraine war costs.
●Non-GAAP Profit Before Taxes: Cisco defines Non-GAAP Profit Before Taxes as Income Before Provision for Income Taxes excluding share-based compensation expense, amortization of acquisition-related intangible assets, acquisition/divestiture-related costs, significant litigation settlements and other contingencies (such as legal dispute with supplier and supplier remediation charge (adjustment)), significant asset impairments and restructurings, Russia-Ukraine war costs, and (gains) and losses on investments.
●Free Cash Flow: Cisco defines Free Cash Flow as cash flow from operating activities less capital expenditures, which are defined as acquisitions of property and equipment.
Please see the tables below for the reconciliation of the following non‑GAAP measures included in this Proxy Statement to the most directly comparable financial measures calculated and presented in accordance with GAAP as reported in Cisco’s Annual Report on Form 10-K for its fiscal year ended July 26, 2025.

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Appendix	99

Operating Income and Profit Before Taxes
(In millions, except percentages)

	Fiscal Years Ended				2025 vs. 2024 Year Over Year Change
	July 26, 2025		July 27, 2024
	Operating Income	Profit Before Taxes	Operating Income	Profit Before Taxes	Operating Income Y/Y %	Profit Before Taxes Y/Y %
GAAP amount	$11,760	$11,100	$12,181	$12,234	(3%)	(9%)
Adjustments to GAAP amounts:
Share-based compensation expense	3,603	3,603	3,051	3,051
Amortization of acquisition-related intangible assets	2,179	2,179	1,634	1,634
Acquisition/divestiture-related costs	857	857	734	734
Legal dispute with supplier	355	355	—	—
Russia-Ukraine war costs	—	—	(12)	37
Supplier component remediation charge (adjustment)	(7)	(7)	—	—
Significant asset impairments and restructurings	744	744	789	789
(Gains) and losses on investments	—	(187)	—	100
Non-GAAP amount	$19,491	$18,644	$18,377	$18,579	6%	—%
Amounts may not sum and percentages may not recalculate due to rounding.
Cash Flow from Operating Activities to Free Cash Flow
(In millions, except percentages)

Fiscal Year Ended	July 26, 2025
Cash Flow from Operating Activities	$14,193
Capital Expenditures*	(905)
Free Cash Flow	$13,288

Capital Returned to Shareholders	$12,433
Free Cash Flow Returned to Shareholders	94%
*    Capital expenditures for the indicated periods are from the "Acquisition of property and equipment" of Cisco's Consolidated Statements of Cash Flows.

100	Cisco 2025 Proxy Statement

Americas Headquarters

San Jose, CA, USA

Asia Pacific Headquarters

Singapore

Europe Headquarters

Amsterdam, The Netherlands

Cisco has approximately 300 offices worldwide. Addresses, phone numbers, and fax numbers are listed on the Cisco website at www.cisco.com/go/offices.

CISCO SYSTEMS, INC.
2005 STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED
(Effective as of December 16, 2025)
SECTION 1. INTRODUCTION.
The Company’s stockholders approved the Cisco Systems, Inc. 2005 Stock Incentive Plan, as amended and restated and effective on December 16, 2025.
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Employees an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.
The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants, and Stock Units.
The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).
Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.
SECTION 2. DEFINITIONS.
(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
(b) “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.
(c) “Board” means the Board of Directors of the Company, as constituted from time to time.
(d) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.
(e) “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.
(f) “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following:
(i)A change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or
(ii)The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders accept.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
(h) “Committee” means a committee described in Section 3.
(i) “Common Stock” means the Company’s common stock.
(j) “Company” means Cisco Systems, Inc., a Delaware corporation.
(k) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.
(l) “Corporate Transaction” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following stockholder approved transactions:
(i)The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or
(ii)The sale, transfer or other disposition of all or substantially all of the Company’s assets.
A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.
(m) “Director” means a member of the Board who is also an Employee.
(n) “Disability” means that the Key Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
(o) “Employee” means an individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.
(r) “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. The Fair Market Value shall be determined by the following:
(i)If the Shares were traded over-the-counter or listed with Nasdaq on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted by the Nasdaq system for the date in question or (ii) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange on the date in question, the Fair Market Value is the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on the exchange determined by the Committee to be the primary market for the Common Stock for the date in question; provided, however, that if there is no such reported price for the Common Stock for the date in question under (i) or (ii), then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.
If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.
(s) “Fiscal Year” means the Company’s fiscal year.
(t) “Grant” means any grant of an Award under the Plan.

(u) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.
(v) “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.
(w) “Non-Employee Director” means a member of the Board who is not an Employee.
(x) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.
(y) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.
(z) “Optionee” means an individual, estate or other entity that holds an Option.
(aa) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(bb) “Participant” means an individual or estate or other entity that holds an Award.
(cc) “Performance Goal” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee: (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) writeoffs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) customer satisfaction; (xxxii) total stockholder return; and/or (xxxiii) any other performance factor selected by the Committee, each with respect to the Company and/or one or more of its affiliates or operating units.
(dd) “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.
(ee) “Plan” means this Cisco Systems, Inc. 2005 Stock Incentive Plan as amended and restated, and as it may be further amended from time to time.
(ff) “Previous Plan Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Cisco Systems, Inc. 1996 Stock Incentive Plan, the Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan or the Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan.
(gg) “Re-Price” means that the Company has (i) lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s), whether through amendment, cancellation, or replacement grants, or any other means, (ii) repurchased for cash outstanding Options and/or outstanding SARs when the Exercise Price is greater than the Fair Market Value of the underlying Shares, or (iii) any other action that is treated as a “repricing” under generally accepted accounting principles.
(hh) “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.
(ii) “SEC” means the Securities and Exchange Commission.
(jj) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.
(kk) “Securities Act” means the Securities Act of 1933, as amended.
(ll) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.
(mm) “Share” means one share of Common Stock.
(nn) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.
(oo) “Stock Grant” means Shares awarded under the Plan.
(pp) “Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.
(qq) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.
(rr) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.
(ss) “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.
(tt) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
(uu) “10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
SECTION 3. ADMINISTRATION.
(a) Committee Composition. The Board or a Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation & Management Development Committee shall be the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
The Committee shall have membership composition which enables Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.
The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3, that may administer the Plan with respect to Key Employees who are not Section 16 Persons, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.
Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to Non-Employee Directors, shall grant Awards under the Plan to such Non-Employee Directors, and shall determine all terms of such Awards.
(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:
(i)selecting Key Employees who are to receive Awards under the Plan;
(ii)determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards;
(iii)correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;
(iv)accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)interpreting the Plan;
(vi)making all other decisions relating to the operation of the Plan; and
(vii)adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by Key Employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.
The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.
(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION 4. GENERAL.
(a) General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee, in its sole discretion.
(b) Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.
(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.
(d) Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.
(e) Performance Conditions. The Committee may, in its discretion, include Performance Goals in an Award or grant an Award upon the satisfaction of Performance Goals.
(f) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g) Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the expiration term of the Option or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within eighteen months after the date of termination of Service.
(h) Director Fees. Each Non-Employee Director may elect to receive a Stock Grant or Stock Unit under the Plan in lieu of payment of a portion of his or her regular annual retainer, additional retainer paid in connection with service on any committee of the Board, or other cash fees based on the Fair Market Value of the Shares on the date any such retainers or cash fees would otherwise be paid. Such an election may be for any dollar or percentage amount specified by the Company (up to a limit of 100% of the Non-Employee Director’s retainers or cash fees). The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve month continuous period designated by the Board. Any amount of the retainers or cash fees that is not elected to be received as a Stock Grant or Stock Unit shall be payable in cash in accordance with the Company’s standard payment procedures. Shares granted under this Section 4(h) shall otherwise be subject to the terms of the Plan applicable to Non-Employee Directors or to Participants generally (other than provisions specifically applying only to Employees).
(i) Dividends and Dividend Equivalents. No dividends may be paid to a Participant with respect to an Award prior to the vesting of such Award. An Award other than Option or SAR may provide for dividends or dividend equivalents to accrue on behalf of a Participant as of each dividend payment date during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid, and to be converted to vested cash or Shares at the same time and in all events subject to the same restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividend or dividend equivalents have been credited and shall not be paid until and unless the underlying Award vests. For the avoidance of doubt, no dividend or dividend equivalent rights shall be granted with respect to Options or SARs.
SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.
(a) Basic Limitations. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 928,040,000. Shares, subject to adjustment pursuant to Section 11. Shares issued as Stock Grants, pursuant to Stock Units or pursuant to the settlement of dividend equivalents will count against the Shares available for issuance under the Plan as 1.5 Shares for every 1 Share issued in connection with the Award or dividend equivalent.
(b) Additional Shares. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the Shares underlying such Awards, plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof at the time of Grant, shall again become available for Awards under the Plan. If a Previous Plan Award is forfeited or is terminated for any other reason before being exercised or settled, then the Shares underlying such Previous Plan Award shall again become available for Awards under this Plan. SARs shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. In the event that withholding tax liabilities arising from an Award other than an Option or SAR are satisfied by the withholding of Shares by the Company, then the Shares so withheld, plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof at the time of Grant, shall again become available for Awards under the Plan. In the event that withholding tax liabilities arising from an Option or SAR are satisfied by the withholding of Shares by the Company, then the Shares so withheld shall not be added to the Shares available for Awards under the Plan. In addition, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise or settlement of an Option or SAR shall not be available for subsequent Awards under the Plan and Shares repurchased on the open market with the proceeds of an Option exercise shall not again be made available for issuance under the Plan.

(c) Dividend Equivalents. Any dividend equivalents settled in Shares under the Plan shall be applied against the number of Shares available for Awards.
(d) Share Limits.
(i)Limits on Options. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Options to purchase Shares during any Fiscal Year covering in excess of 5,000,000 Shares and the aggregate maximum number of Shares that may be issued in connection with ISOs shall be 928,040,000 Shares.
(ii)Limits on SARs. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Awards of SARs during any Fiscal Year covering in excess of 5,000,000 Shares and the aggregate maximum number of Shares that may be issued in connection with SARs shall be 928,040,000 Shares.
(iii)Limits on Stock Grants and Stock Units. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 5,000,000 Shares.
(iv)Limits on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the maximum value of Awards granted under the Plan during a Fiscal Year to a Non-Employee Director for services on the Board, taken together with any cash fees paid by the Company to such Non-Employee Director during such Fiscal Year for services on the Board, shall not exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards under applicable financial accounting standards), including for this purpose the value of any Awards that are received in lieu of payment of all or a portion of his or her regular annual retainer, additional retainer paid in connection with service on any committee of the Board, or other cash fees (such as Awards received pursuant to an election under Section 4(h)). For the avoidance of doubt, neither Awards granted or compensation paid to a Non-Employee Director for services as an Employee or Consultant nor any amounts paid to a Non-Employee Director as a reimbursement of an expense shall count against the foregoing limitation.
SECTION 6. TERMS AND CONDITIONS OF OPTIONS.
(a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.
(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.
(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Stockholders) on the date of Grant.
(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant. Unless the applicable Stock Option Agreement provides otherwise, each Option shall vest and become exercisable with respect to 20% of the Shares subject to the Option upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the Option shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the Option shall be ten years from the date of Grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement and no Option may provide that, upon exercise of the Option, a new Option will automatically be granted.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding Options unless there is approval by the Company stockholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of an Option shall not, without the consent of the Optionee, impair his or her rights or obligations under such Option.
(f) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. For the avoidance of doubt, in no event may an Option be transferred for value and any Option transferred in accordance with a Stock Option Agreement, if permitted, shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 7. PAYMENT FOR OPTION SHARES.
The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:
(i)Surrender of Stock. Payment for all or any part of the Exercise Price or Options may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration. Such Shares shall be valued at their Fair Market Value.
(ii)Cashless Exercise. Payment for all or any part of the Exercise Price may be made through Cashless Exercise at the Committee's sole discretion.
(iii)Other Forms of Payment. Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.
In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.
SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
(a) SAR Agreement. Each Grant of a SAR under the Plan shall be evidenced and governed exclusively by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a SAR Agreement (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.
(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall be subject to adjustment of such number in accordance with Section 11.
(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price which shall be established by the Committee. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.
(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant. Unless the applicable SAR Agreement provides otherwise, each SAR shall vest and become exercisable with respect to 20% of the Shares subject to the SAR upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the SAR shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the SAR shall be ten years from the date of Grant. A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. No SAR may provide that, upon exercise of the SAR, a new SAR will automatically be granted.
(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of Grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of those Shares.
(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding SARs unless there is approval by the Company stockholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of a SAR shall not, without the consent of the Participant, impair his or her rights or obligations under such SAR.
(g) Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. For the avoidance of doubt, in no event may a SAR be transferred for value and any SAR transferred in accordance with a SAR Agreement, if permitted, shall continue to be subject to the same terms and conditions as were applicable to the SAR immediately before the transfer. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 9. TERMS AND CONDITIONS FOR STOCK GRANTS.
(a) Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant. Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains and shall be subject to adjustment of such number in accordance with Section 11. A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.
(b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the various Stock Grant Agreements entered into under the Plan need not be identical.
(c) Payment for Stock Grants. Stock Grants may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.
(d) Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Grant Agreement provides otherwise, each Stock Grant shall vest with respect to 20% of the Shares subject to the Stock Grant upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement, and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.
(f) Voting and Dividend Rights. Subject to Section 4(i), the holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, except that in the case of any unvested Shares that are subject to the Stock Grant, the holder shall not be entitled to any dividends and other distributions paid or distributed by the Company on the equivalent number of vested Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested Shares may be credited with such dividends and other distributions, provided that such dividends and other distributions shall be paid or distributed to the Participant only if, when and to the extent such Shares vest. The value of dividends and other distributions payable or distributable with respect to any Shares that do not vest shall be forfeited. For the avoidance of doubt, other than with respect to the right to receive dividends and other distributions, the holders of unvested Shares shall have the same voting rights and other rights as the Company’s other stockholders in respect of such unvested Shares.
(g) Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding stock grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Grant such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.
SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS.
(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced and governed exclusively by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Unit Agreement (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.
(b) Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and shall be subject to adjustment of such number in accordance with Section 11.
(c) Payment for Stock Units. Stock Units shall be issued without consideration.
(d) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Unit Agreement provides otherwise, each Stock Unit shall vest with respect to 20% of the Shares subject to the Stock Unit upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.
(e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion and subject to Section 4(i), carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends and other distributions (whether in cash or other property) paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend equivalents shall not be distributed prior to settlement of the Stock Unit to which the dividend equivalents pertain. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions (including, without limitation, any forfeiture conditions) as the Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to Stock Units that do not vest shall be forfeited.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.
(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
(h) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Unit such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.
(i) Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement, and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.
SECTION 11. PROTECTION AGAINST DILUTION.
(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments to the following:
(i)the number of Shares and the kind of shares or securities available for future Awards under Section 5;
(ii)the limits on Awards specified in Section 5;
(iii)the number of Shares and the kind of shares or securities covered by each outstanding Award; or
(iv)the Exercise Price under each outstanding SAR or Option.
(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.
(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12. EFFECT OF A CORPORATE TRANSACTION.
(a) Corporate Transaction. In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Options, SARs, or Stock Units by the surviving corporation or its parent, for the assumption of outstanding Stock Grant Agreements by the surviving corporation or its parent, for the replacement of outstanding Options, SARs, and Stock Units with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding Awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards, for accelerated vesting of outstanding Awards, or for the cancellation of outstanding Options, SARs, and Stock Units, with or without consideration, in all cases without the consent of the Participant.
(b) Acceleration. The Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Corporate Transaction or a Change in Control occurs. Unless otherwise provided in the applicable Award agreement, in the event that a Corporate Transaction occurs and any outstanding Options, SARs or Stock Units are not assumed, substituted, or replaced with a cash incentive program pursuant to Section 12(a) or any outstanding Stock Grant Agreements are not assumed pursuant to Section 12(a), then such Awards shall fully vest and be fully exercisable immediately prior to such Corporate Transaction. Immediately following the consummation of a Corporate Transaction, all outstanding Options, SARs and Stock Units shall terminate and cease to be outstanding, except to the extent that they are assumed by the surviving corporation or its parent.
(c) Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
SECTION 13. LIMITATIONS ON RIGHTS.
(a) No Entitlements. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.
Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.
(b) Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
SECTION 14. WITHHOLDING TAXES.
(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
(b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering or attesting to all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.
SECTION 15. DURATION AND AMENDMENTS.
(a) Term of the Plan. To the extent the Board approves an amendment to the Plan that requires stockholder approval, the amendment to the Plan shall become effective upon its approval by Company stockholders. The Plan shall terminate at the Company’s 2030 Annual Meeting of Stockholders and may be terminated on any earlier date pursuant to this Section 15.
(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is otherwise required by applicable laws, regulations or rules.

CISCO SYSTEMS, INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 15, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CSCO2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 15, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79334-P37903

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CISCO SYSTEMS, INC.

The Board of Directors recommends you vote FOR Proposals 1 and 2:

		For	Against	Abstain
1.	Election of Directors.			
	Nominees:			
1a.	Michael D. Capellas	☐	☐	☐
1b.	Mark Garrett	☐	☐	☐
1c.	John D. Harris II	☐	☐	☐
1d.	Dr. Kristina M. Johnson	☐	☐	☐
1e.	Sarah Rae Murphy	☐	☐	☐
1f.	Charles H. Robbins	☐	☐	☐
1g.	Daniel H. Schulman	☐	☐	☐
1h.	Marianna Tessel	☐	☐	☐
1i.	Kevin Weil	☐	☐	☐
2.	Approval of the amendment and restatement of the 2005 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 3 and 4:

		For	Against	Abstain
3.	Approval, on an advisory basis, of executive compensation.	☐	☐	☐
4.	Ratification of PricewaterhouseCoopers LLP as Cisco's independent registered public accounting firm for fiscal 2026.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 5:

		For	Against	Abstain
5.	Stockholder Proposal - Approval to request the Board to conduct an evaluation and issue a report assessing how Cisco's Inclusion programs provide positive financial value to shareholders.	☐	☐	☐

To act upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V79335-P37903

CISCO

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the stockholders' annual meeting to be held December 16, 2025 and the proxy statement, and appoints Charles H. Robbins and Evan Sloves or either of them as the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Cisco Systems, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Cisco to be held on December 16, 2025 at 8:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NINE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side